 As filed with the Securities and Exchange Commission on September 22, 1998.

                                                  Registration No.  333-61667
                                                  Registration No.  333-61667-01
================================================================================


                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                                Amendment No. 2
                                      to
                                   FORM S-3
                            REGISTRATION STATEMENT
                                     Under
                          THE SECURITIES ACT OF 1933


     WINTRUST FINANCIAL CORPORATION               WINTRUST CAPITAL TRUST I
     (Exact Name of Registrant and Co-Registrant as Specified in Charters)



    Illinois            36-3873352             Delaware            36-7243755

(State or Other      (I.R.S. Employer      (State or Other      (I.R.S. Employer
Jurisdiction of       Identification       Jurisdiction of       Identification
Incorporation or           No.)            Incorporation or           No.)
 Organization)                              Organization)


          727 North Bank Lane                      727 North Bank Lane
   Lake Forest, Illinois  60045-1951        Lake Forest, Illinois  60045-1951
             (847) 615-4096                           (847) 615-4096

 (Address(es), including zip code(s), and telephone number(s), including area code(s), of registrant's and co-registrant's principal executive offices)


                               David A. Dykstra
             Executive Vice President and Chief Financial Officer
                              727 North Bank Lane
                          Lake Forest, Illinois 60045
                                (847) 615-4096

              (Name(s), address(es), including zip code(s), and telephone number(s), including area code(s), of agent(s) for service)


                                  Copies to:

     Jennifer R. Evans, Esq.                    Edwin S. del Hierro, Esq.
Vedder, Price, Kaufman & Kammholz         Barack Ferrazzano Kirschbaum Perlman &
    222 North LaSalle Street                            Nagelberg
  Chicago, Illinois 60601-1003                    333 West Wacker Drive
         (312) 609-7500                         Chicago, Illinois  60606
                                                      (312) 984-3100


     Approximate date of commencement of proposed sale to the public: As soon as practicable after the effectiveness of this Registration Statement.

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following
box.   [_]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest
reinvest plans, check the following box.   [_]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective
registration statement for the same offering.   [_]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same
offering.   [_]

     If delivery of the prospectus is expected to be made pursuant to Rule 434,
please check the following box.   [_]

THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION ACTING PURSUANT TO SAID SECTION 8(a) MAY DETERMINE.

================================================================================

+ + + + + + + + + + + + + + + + + + + + + + + + + + + + + + + + + + + + + + + +
+Information contained herein is subject to completion or amendment. A         +
+registration statement relating to these securities has been filed with the + +Securities and Exchange Commission. These securities may not be sold nor may + +offers to buy be accepted prior to the time the registration statement becomes+
+effective. This prospectus shall not constitute an offer to sell or the       +
+solicitation of an offer to buy nor shall there be any sale of these          +
+securities in any State in which such offer, solicitation or sale would be + +unlawful prior to registration or qualification under the securities laws of +
+any such State.                                                               +
 + + + + + + + + + + + + + + + + + + + + + + + + + + + + + + + + + + + + + + + +


                SUBJECT TO COMPLETION, DATED SEPTEMBER 22, 1998

PROSPECTUS                                                               , 1998
--------------------------------------------------------------------------------


1,100,000 Trust Preferred Securities

WINTRUST CAPITAL TRUST I

    % Cumulative Trust Preferred Securities
(Liquidation Amount $25 per Trust Preferred Security)
Fully and Unconditionally Guaranteed, as Described Herein, by

WINTRUST FINANCIAL CORPORATION

                              ____________________


   The     % Cumulative Trust Preferred Securities (the "Trust Preferred
Securities") offered hereby represent preferred undivided beneficial interests in the assets of Wintrust Capital Trust I, a statutory business trust created under the laws of the State of Delaware ("Capital Trust"). Wintrust Financial Corporation, an Illinois corporation (the "Company"), will own all of the common securities (the "Common Securities" and, together with the Trust Preferred Securities, the "Trust Securities") representing undivided beneficial interests in the assets of Capital Trust. Wilmington Trust Company is the Property Trustee (as defined herein) of Capital Trust. Capital Trust exists for the exclusive purposes of issuing the Trust Securities, investing the proceeds thereof in an
equivalent amount of         % Subordinated Debentures (the "Subordinated
Debentures") of the Company, and engaging in only those other activities necessary, advisable or incidental thereto. The Subordinated Debentures will mature on September __, 2028, which date may be (i) shortened to a date not earlier than September 30, 2003, or (ii) extended to a date not later than September __, 2047,
                                                        (continued on next page)

   The Company has made application seeking approval of the Trust Preferred Securities for quotation on the Nasdaq National Market(SM) under the symbol "WTFCP."
                              ____________________

   See "Risk Factors" beginning on page 11 for a discussion of certain factors that should be considered by prospective purchasers of the Trust Preferred Securities offered hereby.

                              ____________________

THE SECURITIES OFFERED BY THIS PROSPECTUS ARE NOT SAVINGS OR DEPOSIT ACCOUNTS, ARE NOT OBLIGATIONS OF OR GUARANTEED BY ANY BANKING OR NON BANKING AFFILIATE OF THE COMPANY (EXCEPT TO THE EXTENT THAT TRUST PREFERRED SECURITIES ARE GUARANTEED
  BY THE COMPANY AS DESCRIBED HEREIN), ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY AND INVOLVE INVESTMENT
                 RISKS, INCLUDING POSSIBLE LOSS OF PRINCIPAL.
                              ____________________

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EX-CHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND
    EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
        ACCURACY OR ADEQUACY OF THIS PROSPECTUS.  ANY REPRESENTATION TO
                      THE CONTRARY IS A CRIMINAL OFFENSE.

=====================================================================================
                                 Price to      Underwriting          Proceeds to
                                  Public     Commissions/(1)/   Capital Trust/(2)(3)/
-------------------------------------------------------------------------------------
Per Trust Preferred Security      $25.00           (2)                 $25.00
-------------------------------------------------------------------------------------
Total/(4)/                      $27,500,000        (2)               $27,500,000
=====================================================================================

(1) Capital Trust and the Company have agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended. See "Underwriting."

(2) In view of the fact that all of the proceeds from the sale of the Trust Preferred Securities will be used to purchase the Subordinated Debentures, the Company has agreed to pay the Underwriters as compensation for arranging
    the investment therein of such proceeds, $        per Trust Preferred
    Security, or $                in the aggregate ($             if the
    Underwriters' over-allotment option is exercised in full).  See
    "Underwriting."

(3) Before deducting offering expenses payable by the Company, estimated at $275,000.00. See "Use of Proceeds."

(4) Capital Trust and the Company have granted to the Underwriters an option, exercisable within 30 days from the date of this Prospectus, to purchase up to an aggregate of 142,000 additional Trust Preferred Securities on the same terms and conditions set forth above to cover over-allotments, if any. If the Underwriters exercise such option in full, the total price to public and proceeds to Capital Trust will be $31,050,000 and $31,050,000, respectively. See "Underwriting."

                              ____________________

     The Trust Preferred Securities are offered by the Underwriters named herein, subject to prior sale, when, as and if issued by Capital Trust and delivered to and accepted by the Underwriters and subject to certain prior conditions including the right of the Underwriters to reject any order in whole or in part. It is expected that delivery of the Trust Preferred Securities will be through the facilities of The Depository Trust Company, New York, New York, on or about __________, 1998.


EVEREN Securities, Inc.
                               ABN AMRO Incorporated
                                                              Piper Jaffray Inc.

                         Wintrust Financial Corporation

--------------------------------------------------------------------------------

               [Map of greater Chicago metropolitan area depicting locations of Company's banking facilities]

--------------------------------------------------------------------------------

(continued from previous page)

in each case if certain conditions are met (including, in the case of shortening the Stated Maturity (as defined herein), the Company having received prior approval of the Board of Governors of the Federal Reserve System ("Federal Reserve") to do so if then required under applicable capital guidelines, policies or regulations of the Federal Reserve). The Trust Preferred Securities will have a preference under certain circumstances with respect to cash distributions and amounts payable on liquidation, redemption or otherwise over the Common Securities. See "Description of the Trust Preferred Securities-- Subordination of Common Securities" and "Risk Factors--Risk Factors Relating to the Trust Preferred Securities--Shortening or Extension of Stated Maturity of Subordinated Debentures."

     Holders of Trust Preferred Securities are entitled to receive preferential
cumulative cash distributions, at the annual rate of      % of the liquidation
amount of $25 per Trust Preferred Security (the "Liquidation Amount"), accumulating from the date of original issuance and payable quarterly in arrears on the last day of March, June, September and December of each year, commencing December 31, 1998 (the "Distributions"). The Company has the right, so long as no Debenture Event of Default (as defined herein) has occurred and is continuing, to defer payment of interest on the Subordinated Debentures at any time or from time to time for a period not to exceed 20 consecutive quarters with respect to each deferral period (each, an "Extended Interest Payment Period"); provided that no Extended Interest Payment Period may extend beyond the Stated Maturity of the Subordinated Debentures or end on a date other than an Interest Payment Date (as defined herein). Upon the termination of any such Extended Interest Payment Period and the payment of all amounts then due, the Company may elect to begin a new Extended Interest Payment Period subject to the requirements set forth herein. If interest payments on the Subordinated Debentures are so deferred, Distributions on the Trust Preferred Securities will also be deferred, and the Company will not be permitted, subject to certain exceptions described herein, to declare or pay any cash distributions with respect to its capital stock or debt securities that rank pari passu with or junior to the Subordinated Debentures. During an Extended Interest Payment Period, interest on the Subordinated Debentures will continue to accrue (and the amount of Distributions to which holders of the Trust Preferred Securities are
entitled will continue to accumulate) at the rate of      % per annum,
compounded quarterly, and holders of the Trust Preferred Securities will be required to include accrued interest income in their gross income for United States federal income tax purposes in advance of receipt of the cash distributions with respect to such deferred interest payments. A holder of Trust Preferred Securities that disposes of its Trust Preferred Securities between record dates for payments of Distributions (and consequently does not receive a Distribution from Capital Trust for the period prior to such disposition) will nevertheless be required to include accrued but unpaid interest on the Subordinated Debentures through the date of disposition in income as ordinary income and to add such amount to its adjusted tax basis in its pro rata share of the underlying Subordinated Debentures deemed disposed of. See "Description of the Subordinated Debentures--Option to Extend Interest Payment Period," "Certain Federal Income Tax Consequences--Potential Extension of Interest Payment Period and Original Issue Discount," "Certain Federal Income Tax Consequences-- Disposition of Trust Preferred Securities" and "Risk Factors--Risk Factors Relating to the Trust Preferred Securities--Option to Extend Interest Payment Period; Tax Consequences of a Deferral of Interest Payments; Market Price Consequences."

     The Company and Capital Trust believe that, taken together, the obligations of the Company under the Guarantee, the Trust Agreement, the Subordinated Debentures, the Indenture and the Expense Agreement (each as defined herein), provide, in the aggregate, a full, irrevocable and unconditional guarantee, on a subordinated basis, of all of the obligations of Capital Trust under the Trust Preferred Securities. See "Relationship Among the Trust Preferred Securities, the Subordinated Debentures and the Guarantee--Full and Unconditional Guarantee." Under the Guarantee, the Company guarantees the payment of Distributions and payments upon liquidation or redemption of the Trust Preferred Securities, but only in each case to the extent of funds held by Capital Trust, as described herein. See "Description of the Guarantee--General," "Risk Factors --Risk Factors Relating to the Trust Preferred Securities--Rights Under the Guarantee" and "--Subordination of Obligations under the Guarantee and the Subordinated Debentures." If the Company does not make interest payments on the Subordinated Debentures held by Capital Trust, Capital Trust will have insufficient funds to pay Distributions on the Trust Preferred Securities. The Guarantee does not cover payments of Distributions when Capital Trust does not have sufficient funds to pay such Distributions. In such event, a holder of Trust Preferred Securities may institute a legal proceeding directly against the Company pursuant to the terms of the Indenture to enforce payments of amounts equal to such Distributions to such holder. See "Description of the Subordinated Debentures--Enforcement of Certain Rights by Holders of the Trust Preferred Securities." The obligations of the Company under the Guarantee and the Trust Preferred Securities are subordinate and junior in right

(continued from previous page)

of payment to all Senior Debt, Subordinated Debt and Additional Senior Obligations (each as defined herein) of the Company. The Subordinated Debentures are unsecured obligations of the Company and are subordinated to all Senior Debt, Subordinated Debt and Additional Senior Obligations of the Company. The obligations of the Company under the Guarantee, the Subordinated Debentures and other documents described herein will rank pari passu with the Company's future obligations under debt securities (and guarantees in respect of those debt securities) initially issued to any trust, or a trustee of a trust, partnership or other entity affiliated with the Company that is, directly or indirectly, a financing vehicle of the Company in connection with the issuance by that entity of preferred securities or other securities which are intended to qualify for Tier 1 capital treatment.

     The Trust Preferred Securities are subject to mandatory redemption, in whole or in part, upon repayment of the Subordinated Debentures at maturity or their earlier redemption. Subject to Federal Reserve approval, if then required under applicable capital guidelines, policies or regulations of the Federal Reserve, the Subordinated Debentures are redeemable prior to maturity at the option of the Company (i) on or after September 30, 2003, in whole at any time or in part from time to time, or (ii) at any time, in whole (but not in part), within 180 days following the occurrence of a Tax Event, an Investment Company Event or a Capital Treatment Event (each as defined herein), in each case at a redemption price equal to the accrued and unpaid interest on the Subordinated Debentures so redeemed to the date fixed for redemption, plus 100% of the principal amount thereof. See "Description of the Trust Preferred Securities-- Redemption or Exchange" and "Risk Factors--Risk Factors Relating to the Trust Preferred Securities--Tax Event, Investment Company Event or Capital Treatment Event; Redemption."

     The Company has the right at any time to dissolve, wind-up or terminate Capital Trust subject to the Company having received prior approval of the Federal Reserve to do so if then required under applicable capital guidelines, policies or regulations of the Federal Reserve. In the event of the voluntary or involuntary dissolution, winding up or termination of Capital Trust, after satisfaction of liabilities to creditors of Capital Trust as required by applicable law, the holders of Trust Preferred Securities will be entitled to receive a Liquidation Amount of $25 per Trust Preferred Security, plus accumulated and unpaid Distributions thereon to the date of payment, which may be in the form of a distribution of such amount of Subordinated Debentures having an aggregate principal amount equal to the Liquidation Amount of such Trust Preferred Securities (and carrying with it accumulated interest in an amount equal to the accumulated and unpaid Distributions then due on such Trust Preferred Securities), subject to certain exceptions. See "Description of the Trust Preferred Securities--Redemption or Exchange," and "--Liquidation Distribution Upon Termination" and "Risk Factors--Risk Factors Relating to the Trust Preferred Securities--Redemption; Exchange of Trust Preferred Securities for Subordinated Debentures."

     The Trust Preferred Securities will be represented by one or more global certificates ("Global Trust Preferred Securities") registered in the name of The Depository Trust Company ("DTC") or its nominee. Beneficial interests in the Trust Preferred Securities will be shown on, and transfers thereof will be effected only through, records maintained by participants in DTC. Except as described herein, Trust Preferred Securities in definitive form will not be issued in exchange for Global Trust Preferred Securities. See "Book-Entry Issuance."

                                 ----------

     The Company will make available to the holders of the Trust Preferred Securities quarterly reports containing unaudited financial information and annual reports containing financial statements audited by the Company's independent auditors to the same extent provided to holders of the Company's common stock. The Company will also furnish annual reports on Form 10-K and quarterly reports on Form 10-Q free of charge to holders of the Trust Preferred Securities who so request in writing addressed to the Secretary of the Company.

                                 ----------

          CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE PRICE OF THE TRUST PREFERRED SECURITIES OFFERED HEREBY. SUCH TRANSACTIONS MAY INCLUDE OVER-ALLOTMENT, STABILIZING AND THE PURCHASE OF TRUST PREFERRED SECURITIES TO COVER SHORT POSITIONS. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "UNDERWRITING."

                              PROSPECTUS SUMMARY

     The following summary is qualified in its entirety by the more detailed information incorporated herein by reference or appearing elsewhere in this Prospectus. This Prospectus contains forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those addressed in the forward-looking statements as a result of certain factors, including those described under "Risk Factors" and elsewhere in this Prospectus.

                                  The Company

     Wintrust Financial Corporation, an Illinois corporation (the "Company"), is a financial services holding company headquartered in Lake Forest, Illinois, with total assets of approximately $1.2 billion at June 30, 1998. The Company engages in the community banking and the specialty finance businesses through its operating subsidiaries: Lake Forest Bank and Trust Company ("Lake Forest Bank"); Hinsdale Bank and Trust Company ("Hinsdale Bank"); North Shore Community Bank and Trust Company ("North Shore Bank"); Libertyville Bank and Trust Company ("Libertyville Bank"); Barrington Bank and Trust Company, N.A. ("Barrington Bank"); Crystal Lake Bank and Trust Company, N.A. ("Crystal Lake Bank"); First Insurance Funding Corporation (formerly First Premium Services, Inc.) ("FIFC"), a commercial insurance premium finance company; and Wintrust Asset Management Company ("WAMC"), a trust company subsidiary in organization and pending regulatory approval. In September 1996, each of the banking subsidiaries then existing and FIFC, which were previously affiliated but separately owned, became subsidiaries of the Company as a result of a transaction which joined their respective holding companies under one parent company.

     Each of the Company's banking subsidiaries (collectively, the "Banks") was founded as a de novo banking organization (i.e., started new) within the last seven years. The organizational efforts began in 1991, when a group of experienced bankers and local business people identified an unfilled niche in the Chicago metropolitan area community banking market. As large banks acquired smaller ones and personal service was subjected to consolidation strategies, opportunities arose in affluent suburbs for locally owned and operated banks emphasizing personal service. In pursuit of this strategic opportunity, the group founded Lake Forest Bank in December 1991 to service the Lake Forest and Lake Bluff communities. Thereafter, as desirable locations were procured in other attractive communities where management successfully recruited locally known, experienced bank officers, the other Banks were organized with the participation of local residents and business leaders of those communities. Today, the Company provides community-oriented, personal and commercial banking services primarily to individuals and small to mid-size businesses through 19 banking facilities. The table below provides information regarding each of the Banks and their respective markets.

                                         Total Assets         Chicago-Area                    Average
                                       at June 30, 1998       Communities       Number of    Household
        Bank            Date Opened     (in thousands)           Served         Facilities  Income/(1)/
        ----            -----------    ----------------       ------------      ----------  -----------
  Lake Forest Bank     December 1991           $390,154   Lake Forest                4         $142,688
                                                          Lake Bluff                 1          105,999

  Hinsdale Bank        October 1993             245,131   Hinsdale                   2          106,288
                                                          Clarendon Hills/(2)/       1           63,927
                                                          Western Springs/(3)/       1           78,364
                                                          Burr Ridge                            120,071

  North Shore Bank     September 1994           289,558   Wilmette                   3          105,095
                                                          Kenilworth                            215,611
                                                          Glencoe                    2          164,254
                                                          Winnetka                   1          174,957

  Libertyville Bank    October 1995             147,108   Libertyville               2           72,815
                                                          Mundelein                              50,466
                                                          Vernon Hills                           53,722

  Barrington Bank      December 1996             98,956   Barrington                 1           81,125
                                                          Barrington Hills                      178,096
                                                          Lake Barrington                       114,979
                                                          North Barrington                      151,677
                                                          South Barrington                      170,271
                                                          Inverness                             147,962

  Crystal Lake Bank    December 1997             27,805   Crystal Lake               1           50,977
                                                          Cary                                   54,395

----------------------
(1) Provided by Northeastern Illinois Planning Commission derived from 1989 information reported in 1990 U.S. Census Data.
(2)  Operates in this community as Clarendon Hills Bank, a branch of Hinsdale
     Bank.
(3) Operates in this community as Community Bank of Western Springs, a branch of Hinsdale Bank.

     Through FIFC, the Company originates commercial insurance premium finance loans on a national basis. Currently, all of these loans are being purchased by the Banks in order to increase their loan-to-deposit ratios. The loans originated by FIFC provide the Banks with attractive yielding assets as a supplement to their lending activities. FIFC, which commenced operations approximately eight years ago, is headquartered in Deerfield, Illinois. Based on limited industry data available and FIFC management's experience in the industry, management estimates that FIFC is one of the largest premium finance companies operating in the United States. FIFC's loan volume exceeded $425 million for the 12 months ended June 30, 1998. Loans are originated by FIFC's own sales force, working with medium and large insurance agents and brokers throughout the United States. Insurance premiums are financed primarily for commercial customers' purchases of liability, property and casualty and other commercial insurance.

     Currently, the Company conducts trust operations at Lake Forest Bank. In 1998, the Company commenced the organization of WAMC as a separate subsidiary to expand the Company's trust services in the communities served by the Banks.
WAMC has applied for a trust company charter with the Office of the Comptroller of the Currency and expects receipt of all requisite regulatory approvals within the next few weeks. The Company has recently added experienced trust personnel and expects to begin to offer trust services at other Banks, first at North Shore Bank, followed quickly at Hinsdale Bank, beginning in the fourth quarter of 1998. The Company plans to offer on-site trust services through WAMC at each of the remaining Banks within the next few years.

     The historical financial performance of the Company has been affected by the high costs associated with growing market share in deposits and loans, opening new banking facilities and building an experienced management team. The Company's financial performance over the past five years reflects the improving financial performance of the Banks as they mature, adjusted for the significant costs of opening new banks and branch offices. The Company's experience has been that it generally takes from 13 to 24 months for new banking facilities to first achieve operational profitability. Similarly, management currently expects a start-up phase for WAMC of approximately two years before the trust operations become profitable.

     In order to minimize the time lags typically experienced by de novo banks in redeploying deposits into assets that provide attractive yields, since its formation the Company has focused on the development of specialized earning asset niches. Because management believes that the Banks, like many community banks, are not likely over time to generate loans to local customers for more than about half of their respective lending capacities, it is anticipated that the Company will continue to pursue specialized asset niches to allow the Company to generate large volumes of homogenous assets that can be retained for investment, or sold into the secondary market or securitized to generate fee income or for liquidity management purposes. To date, the Company has identified and finances loans in several such asset niches to enhance its loan-to-deposit ratio, including premium finance loans originated by FIFC, indirect auto loans, mortgage warehouse lending and, more recently, medical and municipal equipment leasing.

     While committed to a continuing growth strategy, management's current focus is to balance further asset growth with earnings growth. To this end, the Company is seeking to more fully leverage the existing capacity of its operating subsidiaries to support internal growth. Additionally, the Company is continuing to pursue specialized earning-asset niches to shift the mix of earning assets to higher-yielding loans. The Company is also focusing on controlling costs of funds as the maturing Banks achieve more established customer bases.

Operational Strategy

     Since the first Bank was opened in 1991, the Company has been committed to the same fundamental operational strategy, the key elements of which are:

     . Maintaining decision-making authority locally within each of the Banks and providing a high level of personal and professional service. The Company's community banking philosophy is driven by its emphasis on local independence intended to maintain decision-making authority within each of the Banks. While senior management of the Company provides expertise to each of the subsidiaries in the areas of capital planning, long-term strategic planning, marketing and advertising, financial management, investment and asset/liability management, and technology, the separate management teams of each of the Banks, FIFC and WAMC have full managerial responsibilities with respect to customer service and the ongoing day-to-day operations of their respective organizations. Management believes that local authority and management allow the Banks to emphasize highly responsive and personalized attention to customer service as a top priority. The Banks enjoy the competitive advantages of being able to tailor products and services to meet the differing needs of the customers that they serve, to make decisions affecting customers quickly, and to participate actively in their communities. To ensure a high level of personal and professional service to commercial and retail customers of the Banks, the Company emphasizes the recruitment and training of competent and highly motivated employees at all levels of the organization, seeking to minimize employee turnover.

     . Employing fewer, but more highly qualified and productive individuals at relatively high compensation rates and focusing on low net overhead ratios. Key to the Company's growth and profitability is management's extensive experience in providing community banking services. The Banks' presidents and chief executive officers were selected not only for their years of banking experience but also for their business development skills and their strong ties to the communities they serve. The Company's practices of employing fewer, but more highly qualified and productive individuals at all levels of the organization is key to the maintenance of its decentralized management structure, and are designed to promote and support local autonomy at the Company's operating subsidiaries while at the same time enhancing overall Company performance. Management believes its organizational structure and a strong commitment to cost control throughout the organization will allow the Company to continue to improve and maintain favorable net overhead ratios as the Banks, FIFC and WAMC mature.

     . Marketing innovative deposit and loan products. Each of the Banks has developed a niche within the communities that it serves through the utilization of innovative community-oriented marketing programs. The Company expects to continue to exploit this community banking approach as it pursues expansion into new communities, whether through branching, additional de novo bank formations or selective acquisitions. The Banks have offered local residents highly competitive retail products designed to attract customers and to provide the Banks the opportunity to introduce their full range of personalized banking services. To be more responsive to the needs of consumers in their specific markets, the Banks have introduced a variety of innovative deposit and loan products to appeal to the unique needs of different types of Bank customers, such as different age groups and other special segments of the target markets. The Banks market their products aggressively through creative newspaper and other advertising, special promotions and frequently sponsored community events. In addition, each of the Banks has a large board of directors comprised of influential business persons and prominent individuals within the respective communities who assist the banking officers with business development for the Banks.

Growth Strategy

     Key elements of the Company's growth strategy are:

     . Internal growth. Due to the relative start-up nature of its operations, the Company believes it has not yet realized the full deposit and asset generation potential in the communities now served by its existing banking facilities and believes the Banks' existing infrastructures can support significant additional business while maintaining a high level of personalized customer service and responsiveness. As the rapid pace of consolidation in the financial services industry persists, management expects that more individuals and small businesses will become disenchanted with the perceived lower level of service offered by the larger institutions, providing continuing market share opportunity for the Company.

     . Expanding into attractive markets with limited local banking competition. The Company may seek to expand operations of the existing Banks by opening branch facilities in nearby communities where management believes targeted customers would be attracted to a community banking alternative. The Company also plans to continue its geographic expansion, possibly through the formation of additional de novo banks in and around the Chicago area, where the Company believes it can leverage its experience. Management has identified several attractive markets as possibilities for new banks, although future bank locations have yet to be determined. In addition, the Company intends to explore and will consider potential acquisitions of other community-oriented financial institutions that are already operating in desirable markets. In this regard, management believes there are a number of recently organized banks in and around the Chicago area in need of capital or managerial resources to continue their growth which may be attracted to the Company's commitment to local operational autonomy and may desire to provide their investors the liquidity that could be offered by the Company's publicly traded stock.

     . Augmenting the loan portfolio with specialized asset niches which allow the Banks to more fully utilize their lending capacity. Currently, the Banks invest in premium finance loans generated by FIFC, indirect auto loans, mortgage warehouse loans, and, since completion of the Company's recent acquisition of a small business engaged in medical and municipal equipment leasing, equipment leases. In order to expand the Company's opportunities to invest in specialized earning asset niches, the Company may pursue acquisitions or development of specialty finance businesses engaged in asset generation suitable for bank investment and/or secondary market sales. While the Company is not currently negotiating the terms of any pending acquisitions of specialty finance businesses, management has evaluated several potential acquisition candidates and will continue to explore various commercial and consumer finance activities.

     . Growth of trust services provided to small and mid-size businesses and affluent individuals. The Company has for several years been providing investment management and trust services to small businesses and individuals residing in Lake Forest Bank's target market area through the trust department of that Bank. With the formation of WAMC, the Company plans to market its trust services more aggressively to customers in all the Banks' communities in an effort to expand its market share and increase the Company's fee income. The Company intends to introduce on-site trust services in the other Bank locations over the next few years as the Company identifies qualified, experienced trust personnel who have the potential to attract new trust accounts and asset management business to WAMC. Management believes WAMC can successfully compete for trust business by targeting newly affluent customers and customers whose trust needs command the personalized attention offered by the Company's service-oriented Banks.

     The Company's principal executive offices are located at 727 North Bank Lane, Lake Forest, Illinois, 60045, and its telephone number is (847) 615-4096.

                                 Capital Trust

     Capital Trust is a statutory business trust formed under Delaware law pursuant to (i) a trust agreement, dated as of August 14, 1998, executed by the Company, as depositor, and the trustees of Capital Trust (together with the Property Trustee, the "Trustees"), and (ii) a certificate of trust filed with the Secretary of State of the State of Delaware on August 14, 1998. The initial trust agreement will be amended and restated in its entirety (as so amended and restated, the "Trust Agreement") substantially in the form filed as an exhibit to the Registration Statement of which this Prospectus forms a part. The Trust Agreement will be qualified as an indenture under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). Upon issuance of the Trust Preferred Securities, the purchasers thereof will own all of the Trust Preferred Securities. The Company will acquire all of the Common Securities which will represent an aggregate liquidation amount equal to at least 3.0% of the total capital of Capital Trust. The Common Securities will rank pari passu, and payments will be made thereon pro rata, with the Trust Preferred Securities, except that upon the occurrence and during the continuance of an Event of Default (as defined herein) under the Trust Agreement resulting from a Debenture Event of Default, the rights of the Company as holder of the Common Securities to payment in respect of Distributions and payments upon liquidation, redemption or otherwise will be subordinated to the rights of the holders of the Trust Preferred Securities. See "Description of the Trust Preferred Securities-- Subordination of Common Securities." Capital Trust exists for the exclusive purposes of (i) issuing the Trust Securities representing undivided beneficial interests in the assets of Capital Trust, (ii) investing the gross proceeds of the Trust Securities in the Subordinated Debentures issued by the Company, and
(iii) engaging in only those other activities necessary, advisable, or incidental thereto. The Subordinated Debentures will be the only assets of Capital Trust and payments under the Subordinated Debentures will be the only revenue of Capital Trust. Capital Trust has a term of 55 years, but may terminate earlier as provided in the Trust Agreement. The principal executive office of Capital Trust is 727 North Bank Lane, Lake Forest, Illinois 60045 and its telephone number is (847) 615-4096.

     The number of the Trustees will, pursuant to the Trust Agreement, initially be five. Three of the Trustees (the "Administrative Trustees") will be persons who are employees or officers of, or who are affiliated with, the Company. The fourth trustee will be a financial institution that is unaffiliated with the Company, which trustee will serve as institutional trustee under the Trust Agreement and as indenture trustee for the purposes of compliance with the provisions of the Trust Indenture Act (the "Property Trustee"). Wilmington Trust Company, a Delaware banking corporation, will be the Property Trustee until removed or replaced by the Company, as holder of the Common Securities. For purposes of compliance with the provisions of the Trust Indenture Act, Wilmington Trust Company will also act as trustee (the "Guarantee Trustee") under the Guarantee and as Debenture Trustee (as defined herein) under the Indenture. The fifth trustee will be an entity that maintains its principal place of business in the State of Delaware (the "Delaware Trustee"). Wilmington Trust Company, a Delaware banking corporation, will act as Delaware Trustee.

     The Property Trustee will hold title to the Subordinated Debentures for the benefit of the holders of the Trust Securities and in such capacity will have the power to exercise all rights, powers and privileges under the Indenture.

The Property Trustee will also maintain exclusive control of a segregated non-interest-bearing bank account (the "Property Account") to hold all payments made in respect of the Subordinated Debentures for the benefit of the holders of the Trust Securities. The Property Trustee will make payments of Distributions and payments upon liquidation, redemption and otherwise to the holders of the Trust Securities out of funds from the Property Account. The Guarantee Trustee will hold the Guarantee for the benefit of the holders of the Trust Preferred Securities. The Company, as the holder of all the Common Securities, will have the right to appoint, remove or replace any Trustee and to increase or decrease the number of the Trustees. The Company will pay all fees and expenses related to Capital Trust and the offering of the Trust Preferred Securities.

     The rights of the holders of the Trust Preferred Securities, including economic rights, rights to information and voting rights, are set forth in the Trust Agreement, the Delaware Business Trust Act (the "Trust Act") and the Trust Indenture Act. See "Description of the Trust Preferred Securities."

                                 The Offering

Trust Preferred Securities Issuer....   Wintrust Capital Trust I

Securities Offered...................   1,100,000 Trust Preferred Securities
                                        having a Liquidation Amount of $25
                                        per Trust Preferred Security.  The
                                        Trust Preferred Securities represent
                                        preferred undivided beneficial
                                        interests in the assets of Capital
                                        Trust, which will consist solely of
                                        the Subordinated Debentures and
                                        rights to payments thereunder.
                                        Capital Trust and the Company have
                                        granted the Underwriters an option,
                                        exercisable within 30 days after the
                                        date of this Prospectus, to purchase
                                        up to an additional 142,000 Trust
                                        Preferred Securities at the initial
                                        offering price, solely to cover
                                        over-allotments, if any.  See
                                        "Underwriting."

Offering Price......................    $25 per Trust Preferred Security

Book-Entry Only Registration........    The Trust Preferred Securities will
                                        be represented by one or more fully
                                        registered global certificates.  The
                                        global certificate will be deposited
                                        with, or on behalf of, DTC and
                                        registered in its name or in the name
                                        of Cede & Co., its nominee.  No
                                        person acquiring a beneficial
                                        ownership interest in the Trust
                                        Preferred Securities will be entitled
                                        to receive a Trust Preferred Security
                                        in definitive form representing such
                                        person's interest in Capital Trust,
                                        except in the limited circumstances
                                        described in "Book-Entry Issuance."

Payment of Distributions............    The Distributions payable on each
                                        Trust Preferred Security will be
                                        fixed at a rate per annum of       %
                                        of the Liquidation Amount of $25 per
                                        Trust Preferred Security, will be
                                        cumulative, will accumulate from
                                        September __, 1998, the date of
                                        issuance of the Trust Preferred
                                        Securities, and will be payable
                                        quarterly in arrears, on March 31, June
                                        30, September 30 and December 31 of each year, commencing December 31, 1998. See
                                        "Description of the Trust Preferred
                                        Securities--Distributions--Payment of
                                        Distributions."

Extension of Interest Payment Period.   The Company has the right, at any
                                        time, so long as no Debenture Event
                                        of Default has occurred and is
                                        continuing, to defer payments of
                                        interest on the Subordinated
                                        Debentures for a period not exceeding
                                        20 consecutive quarters; provided,
                                        that no Extended Interest Payment
                                        Period may extend beyond the Stated
                                        Maturity of the Subordinated
                                        Debentures or end on a date other
                                        than an Interest Payment Date (as
                                        defined herein).  As a consequence
                                        of the extension by the Company of
                                        the interest payment period,
                                        quarterly Distributions on the Trust
                                        Preferred Securities will be
                                        deferred (though such Distributions
                                        will continue to accumulate interest
                                        thereon compounded quarterly, since
                                        interest will continue to accrue and
                                        compound on the Subordinated
                                        Debentures).  During any such
                                        Extended Interest Payment Period,
                                        the Company will be prohibited,
                                        subject to certain exceptions
                                        described herein, from declaring or
                                        paying any cash distributions with
                                        respect to its capital stock or debt
                                        securities that rank pari passu with
                                        or junior to the Subordinated
                                        Debentures.  Upon the termination of
                                        any Extended Interest Payment Period
                                        and the payment of all amounts then
                                        due, the Company may commence a new
                                        Extended Interest Payment Period,
                                        subject to the foregoing
                                        requirements.  See "Description of
                                        the Trust Preferred
                                        Securities--Distributions--Extended
                                        Interest Payment Period" and
                                        "Description of the Subordinated
                                        Debentures--Option to Extend
                                        Interest Payment Period."

                                        Should an Extended Interest Payment
                                        Period occur, holders of Trust
                                        Preferred Securities will be
                                        required to include accrued interest
                                        income in their gross income for
                                        United States federal income tax
                                        purposes in advance of receipt of
                                        the cash distributions with respect
                                        to such deferred interest payments.
                                        See "Certain Federal Income Tax
                                        Consequences--Potential Extension of
                                        Interest Payment Period and Original
                                        Issue Discount," and "Risk
                                        Factors--Risks Factors Relating to
                                        the Trust Preferred
                                        Securities--Option to Extend
                                        Interest Payment Period; Tax
                                        Consequences of a Deferral of
                                        Interest Payments; Market Price
                                        Consequences."

Maturity............................    The Subordinated Debentures will
                                        mature on September ___, 2028, which
                                        date may be (i) shortened to a date
                                        not earlier than September 30, 2003,
                                        or (ii) extended to a date not later
                                        than September ___, 2047, in each
                                        case if certain conditions are met
                                        (including in the case of shortening
                                        the Stated Maturity (as defined
                                        herein), the Company having received
                                        prior approval of the Federal
                                        Reserve to do so if then required
                                        under applicable capital guidelines,
                                        policies or regulations of the
                                        Federal Reserve).

Redemption...........................   The Trust Preferred Securities are
                                        subject to mandatory redemption, in
                                        whole or in part, upon repayment of
                                        the Subordinated Debentures at
                                        maturity or their earlier
                                        redemption. Subject to Federal
                                        Reserve approval, if then required
                                        under applicable capital guidelines,
                                        policies or regulations of the
                                        Federal Reserve, the Subordinated
                                        Debentures are redeemable prior to
                                        maturity at the option of the
                                        Company (i) on or after September
                                        30, 2003, in whole at any time or in
                                        part from time to time, or (ii) at
                                        any time, in whole (but not in
                                        part), within 180 days following the
                                        occurrence of a Tax Event, an
                                        Investment Company Event or a
                                        Capital Treatment Event, in each
                                        case at the redemption price equal
                                        to 100% of the principal amount of
                                        the Subordinated Debentures,
                                        together with any accrued but unpaid
                                        interest to the date fixed for
                                        redemption.  See "Description of the
                                        Subordinated Debentures--Redemption
                                        or Exchange."

Distribution of Subordinated
Debentures...........................   The Company has the right at any time
                                        to terminate Capital Trust and cause
                                        the Subordinated Debentures to be
                                        distributed to holders of Trust
                                        Preferred Securities in liquidation
                                        of Capital Trust, subject to the
                                        Company having received prior
                                        approval of the Federal Reserve to
                                        do so if then required under
                                        applicable capital guidelines,
                                        policies or regulations of the
                                        Federal Reserve. See "Description of
                                        the Trust Preferred
                                        Securities--Redemption or Exchange"
                                        and "--Liquidation Distribution Upon
                                        Termination."

Guarantee............................   The Company has guaranteed the
                                        payment of Distributions and
                                        payments upon liquidation or
                                        redemption of the Trust Preferred
                                        Securities, but only in each case to
                                        the extent of funds held by Capital
                                        Trust, as described herein.  The
                                        Company and Capital Trust believe
                                        that, taken together, the
                                        obligations of the Company under the
                                        Guarantee, the Trust Agreement, the
                                        Subordinated Debentures, the
                                        Indenture and the Expense Agreement
                                        provide, in the aggregate, a full,
                                        irrevocable and unconditional
                                        guarantee, on a subordinated basis,
                                        of all of the obligations of Capital
                                        Trust under the Trust Preferred
                                        Securities. If the Company does not
                                        make principal or interest payments
                                        on the Subordinated Debentures,
                                        Capital Trust will not have
                                        sufficient funds to make
                                        Distributions on the Trust Preferred
                                        Securities; in which event, the
                                        Guarantee will not apply to such
                                        Distributions until Capital Trust
                                        has sufficient funds available
                                        therefor.  See "Description of the
                                        Guarantee."

Ranking..............................   The Trust Preferred Securities will
                                        rank pari passu, and payments
                                        thereon will be made pro rata, with
                                        the Common Securities of Capital
                                        Trust held by the Company, except as
                                        described under "Description of the
                                        Trust Preferred
                                        Securities--Subordination of Common
                                        Securities."  The obligations of the
                                        Company under the Guarantee and the
                                        Subordinated Debentures are
                                        unsecured and rank subordinate and
                                        junior in right of payment to all
                                        current and future Senior Debt,
                                        Subordinated Debt and Additional
                                        Senior Obligations of the Company,
                                        if any, and will rank pari passu
                                        with any trust preferred securities
                                        issued in future which are intended
                                        to qualify for Tier 1 capital
                                        treatment.  At June 30, 1998, Senior
                                        Debt, Subordinated Debt and
                                        Additional Senior Obligations of the
                                        Company were approximately $26.6
                                        million.  The Company may cause
                                        additional trust preferred
                                        securities to be issued in the
                                        future, and there is no limit on the
                                        amount of Senior Debt, Subordinated
                                        Debt, Additional Senior Obligations
                                        or trust preferred securities that
                                        may be issued in the future.  In
                                        addition, because the Company is a
                                        holding company, all obligations of
                                        the Company relating to the
                                        securities described herein will be
                                        effectively subordinated to all
                                        existing and future liabilities of
                                        the Company's subsidiaries,
                                        including the Banks.


Voting Rights........................   The holders of the Trust Preferred
                                        Securities will have no voting
                                        rights except in limited
                                        circumstances.  See "Description of
                                        the Trust Preferred
                                        Securities--Voting Rights; Amendment
                                        of Trust Agreement."

Use of Proceeds......................   The proceeds from the sale of the
                                        Trust Preferred Securities offered
                                        hereby will be used by Capital Trust
                                        to purchase Subordinated Debentures
                                        issued by the Company.  The Company
                                        intends to apply the net proceeds
                                        from the sale of the Subordinated
                                        Debentures to repay borrowings
                                        outstanding under the Company's
                                        revolving line of credit.  Following
                                        such repayment, subject to the terms
                                        and maturity thereof, additional
                                        funds (which amounts may be used by
                                        the Company from time to time for
                                        general corporate purposes) will be
                                        available to the Company for
                                        borrowing under such facility.  See
                                        "Use of Proceeds."

Proposed Nasdaq National Market/(SM)/
Symbol...............................   The Company has made application
                                        seeking approval of the Trust
                                        Preferred Securities for quotation
                                        on the Nasdaq National Market/(SM)/
                                        under the symbol "WTFCP."

ERISA Considerations.................   Prospective purchasers should
                                        carefully consider the restrictions
                                        on purchase set forth in "ERISA
                                        Considerations."

Absence of Prior Market for Trust
Preferred Securities.................   The Trust Preferred Securities will
                                        be a new issue of securities for
                                        which no market currently exists.
                                        Although each Underwriter has
                                        informed the Company and Capital
                                        Trust that it currently intends to
                                        act as a market maker for the Trust
                                        Preferred Securities, none is
                                        obligated to do so, and any such
                                        market-making may be discontinued at
                                        any time without notice.
                                        Accordingly, there can be no
                                        assurance as to the development or
                                        liquidity of any market for the
                                        Trust Preferred Securities.  See
                                        "Underwriting."

Rating...............................   The Trust Preferred Securities will
                                        not be rated by a nationally
                                        recognized statistical rating
                                        organization and are not anticipated
                                        to be rated in the future.  See
                                        "Risk Factors--Risks Factors
                                        Relating to the Trust Preferred
                                        Securities--Absence of Rating for
                                        Trust Preferred Securities."

Risk Factors.........................   An investment in the Trust Preferred
                                        Securities involves substantial
                                        risks that should be considered by
                                        prospective purchasers.  In
                                        addition, because holders of the
                                        Trust Preferred Securities may
                                        receive Subordinated Debentures on
                                        dissolution of Capital Trust, and
                                        because payments on the Subordinated
                                        Debentures are the sole source of
                                        Distributions on, and redemptions
                                        of, the Trust Preferred Securities,
                                        prospective purchasers of the Trust
                                        Preferred Securities are also making
                                        an investment decision with regard
                                        to the Subordinated Debentures and
                                        should carefully review all of the
                                        information relating to the
                                        Subordinated Debentures contained in
                                        this Prospectus.  See "Risk Factors"
                                        and "Description of the Subordinated
                                        Debentures."

                      SUMMARY CONSOLIDATED FINANCIAL DATA

     The summary consolidated financial and other data presented herein have been derived from the audited consolidated financial statements of the Company (or its predecessors) as of and for each of the years in the five-year period ended December 31, 1997, and the unaudited consolidated financial statements of the Company as of and for the six-month periods ended June 30, 1998 and June 30, 1997, and should be read in conjunction with the consolidated financial statements and the notes thereto incorporated herein by reference. Results for the six-month periods are unaudited, but in the opinion of management reflect all necessary adjustments for a fair presentation of results as of the dates and for the periods covered. Results for interim periods are not necessarily indicative of results to be expected during the remainder of the year or for any future period. Results shown for periods prior to September 1, 1996, the date of the Company's reorganization transaction which was accounted for using the pooling-of-interests method of accounting, reflect the consolidated historical results of the Company and its predecessors.

                                                    Six Months
                                                  Ended June 30,                        Years ended December 31,
                                               ---------------------   ----------------------------------------------------------
                                                  1998        1997        1997        1996     1995/(1)/    1994/(1)/    1993/(1)/
                                               ----------   --------   ----------   --------   ----------   ----------   --------
                                                    (unaudited)
                                                                  (dollars in thousands except per share data)
Statement of Operations Data:
Interest income..............................  $   41,347   $ 28,459   $   65,111   $ 39,037   $   25,472   $   17,744   $  8,239
Interest expense.............................      24,433     16,418       38,339     24,155       15,772        9,871      3,884
                                               ----------   --------   ----------   --------   ----------   ----------   --------
 Net interest income.........................      16,914     12,041       26,772     14,882        9,700        7,873      4,355
Provision for possible
 loan losses.................................       2,340      1,554        3,404      1,935        1,430          607      1,127
                                               ----------   --------   ----------   --------   ----------   ----------   --------
 Net interest income after
 provision for possible
 loan losses.................................      14,574     10,487       23,368     12,947        8,270        7,266      3,228
                                               ----------   --------   ----------   --------   ----------   ----------   --------

Non-interest income:
Gain on sale of premium
 finance loans...............................          --         --           --      3,078        4,421           --         --
Loan servicing fees..........................          71        186          248      1,442        1,101           --         --
Fees on mortgage loans sold..................       2,579        985        2,341      1,393          850          399        551
Trust fees...................................         368        309          626        522          399          202         92
Service charges on deposit
 accounts....................................         454        326          724        468          196          112         92
Securities gains, net........................          --         --          111         18           --           21         23
Other........................................         200        714          894        611        1,577          752        386
                                               ----------   --------   ----------   --------   ----------   ----------   --------
Total non-interest income....................       3,672      2,520        4,944      7,532        8,544        1,486      1,144
                                               ----------   --------   ----------   --------   ----------   ----------   --------

Non-interest expense:
Salaries and employee
 benefits/(2)/...............................       9,788      6,869       14,204     11,551        8,011        5,319      3,536
Occupancy expense, net.......................       1,176        937        1,896      1,649          951        1,165        790
Data processing..............................         794        643        1,337      1,014          624          335        177
Advertising and marketing....................         756        572        1,309      1,102          682          288        150
Nonrecurring merger
 related expenses............................          --         --           --        891           --           --         --
Amortization of deferred
 financing fee...............................          --         25          248        542          768          641        511
Other non-interest
 expenses/(2)/...............................       4,885      3,732        8,260      6,013        4,776        3,004      2,354
                                               ----------   --------   ----------   --------   ----------   ----------   --------
Total non-interest
 expense/(2)/................................      17,399     12,778       27,254     22,762       15,812       10,752      7,518
                                               ----------   --------   ----------   --------   ----------   ----------   --------

Income (loss) from
 continuing operations
 before income taxes.........................         847        229        1,058     (2,283)       1,002       (2,000)    (3,146)
 Income tax benefit..........................      (1,158)    (1,626)      (3,788)    (1,310)        (512)          --        --
                                               ----------   --------   ----------   --------   ----------   ----------   --------
Income (loss) from
 continuing operations.......................       2,005      1,855        4,846       (973)       1,514       (2,000)    (3,146)
Income (loss) from
 operations and sale of
 discontinued operations.....................          --         --           --         --          (17)        (236)      (193)
                                               ----------   --------   ----------   --------   ----------   ----------   --------
 Net income (loss)/(2)/......................  $    2,005   $  1,855   $    4,846   $   (973)  $    1,497   $   (2,236)  $ (3,339)
                                               ==========   ========   ==========   ========   ==========   ==========   ========

Common Share Data:
Net income (loss) per
 common share
 Basic /(2)/.................................  $     0.25   $   0.25   $     0.62   $  (0.16)  $     0.27   $    (0.56)  $  (1.14)
                                               ==========   ========   ==========   ========   ==========   ==========   ========
Diluted /(2)/................................  $     0.24   $   0.24   $     0.60   $  (0.16)  $     0.24   $    (0.56)  $  (1.14)
                                               ==========   ========   ==========   ========   ==========   ==========   ========
Cash dividends per common share..............  $       --   $     --   $       --   $     --   $       --   $       --   $     --
                                               ==========   ========   ==========   ========   ==========   ==========   ========

Selected Financial
 Condition Data
 (at end of period):
Total assets.................................  $1,176,546   $856,945   $1,053,400   $706,037   $  470,890   $  354,158   $188,590
Total deposits...............................   1,063,590    772,174      917,701    618,029      405,658      221,985     98,264
Total loans..................................     852,241    650,085      712,631    492,548      258,231      193,982    109,276
Notes payable and
 subordinated debt...........................      26,603     11,253       20,402     22,057       10,758        6,905      4,837
Total shareholders' equity...................      70,983     64,964       68,790     42,620       40,487       25,366     17,227

                                                   (footnotes on following page)

                                Six Months
                               Ended June 30,                     Years Ended December 31,
                             ----------------    -------------------------------------------------------
                              1998      1997      1997      1996     1995/(1)/    1994/(1)/    1993/(1)/
                             ------    ------    ------    ------    ---------    ---------    ---------
                                 (unaudited)
Selected Financial Ratios
 and Other Data:
Performance Ratios:
 Net interest
  margin/(3)(4)(5)/..........  3.38%     3.49%     3.41%     2.91%       2.96%        3.35%        3.83%
 Net interest
  spread/(3)(5)(6)/..........  2.94      3.01      2.92      2.40        2.41         3.07         3.30
 Non-interest income to
  average assets/(3)/........  0.67      0.66      0.58      1.34        2.36         0.57         0.89
 Non-interest expense to
  average assets/(2)(3)(7)/..  3.15      3.35      3.18      4.05        4.37         4.14         5.84
 Net overhead
  ratio/(2)(3)(8)/...........  2.49      2.69      2.60      2.71        2.01         3.57         4.95
 Return on average
  assets/(2)(3)(7)(9)/.......  0.36      0.49      0.56     (0.17)       0.40        (0.88)       (2.60)
 Return on average
  equity/(2)(3)(7)(10)/......  5.70      6.62      7.88     (2.33)       4.66       (12.20)      (25.40)
 Average loan-to-average
  deposit ratio.............. 77.57     82.17     80.06     69.83       61.31       100.00       124.70
 Average interest-earning
  assets to average
  interest-bearing
  liabilities................109.06    110.22    109.93    110.73      111.37       106.61       115.42

Asset Quality Ratios:
 Non-performing loans
  to total loans.............  0.90%     0.28%     0.59%     0.36%       0.74%        0.01%        0.00%
 Allowance for possible
  loan losses to:
   Total loans...............  0.69      0.68      0.72      0.74        1.07         0.88         1.24
   Non-performing loans...... 76.53    243.78    121.64    204.15      143.91          N/M          N/M
 Net charge-offs to
  average loans/(3)/.........  0.42      0.27      0.31      0.31        0.20         0.18         0.92
 Non-performing assets
  to total assets............  0.65      0.21      0.40      0.25        0.41         0.01         0.00

Ratio of earnings to fixed
 charges:
 Including deposit interest..  1.03x     1.01x     1.03x       (a)       1.06x          (a)          (a)
 Excluding deposit interest..  2.02x     1.49x     2.10x       (a)       1.60x          (a)          (a)

Other Data at end of period:
 Number of:
  Bank subsidiaries..........     6         5         6         5           4            3            2
  Banking facilities.........    19        15        17        14          11            5            3

----------------
(a) Earnings were inadequate to cover fixed charges in the years ended December 31, 1996, 1994 and 1993 by $2.3 million, $2.0 million and $3.1 million, respectively.

(1) Reflects results of those Banks then in operation or in organization, results of finance and leasing subsidiary operations (some of which have since been curtailed) and results of discontinued operations.

(2) In 1998 the Company recorded a nonrecurring $1.0 million pretax charge related to severance amounts due to the Company's former chairman and chief executive officer under the terms of his employment contract and related legal expenses. Excluding this charge, net income for six months ended June 30, 1998, would have been $2.6 million, or $0.32 per basic common share and $0.31 per diluted common share. The return on average assets and return on average equity would have been 0.47% and 7.45%, respectively, and the non-interest expense to average assets and net overhead ratios would have been 2.97% and 2.30%, respectively.

(3)  Certain financial ratios for interim periods have been annualized.

(4)  Net interest income divided by average interest-earning assets.

(5)  Calculated on a tax-equivalent basis.

(6) Yield on average interest-earning assets less rate on average interest-bearing liabilities.

(7) For the year ended December 31, 1996, the Company recorded nonrecurring merger-related expenses of $891,000.

(8) Non-interest expense less non-interest income divided by average total assets.

(9)  Net income less preferred dividends divided by average total assets.

(10) Net income less preferred dividends divided by average common equity.

                                 RISK FACTORS

     Prospective investors should carefully consider, together with the other information contained and incorporated by reference in this Prospectus, the following risk factors before purchasing the Trust Preferred Securities offered hereby. These risk factors are not intended to represent a complete list of the general or specific risks that may affect the Trust Preferred Securities, the Subordinated Debentures or the Company and Capital Trust. It should be recognized that other risks including general economic factors and expansion strategies may be significant, presently or in the future, and the risks set forth below may affect the Company and Capital Trust to a greater extent than indicated.

Risk Factors Relating to the Trust Preferred Securities

Subordination of Obligations Under the Guarantee and the Subordinated Debentures

     The obligations of the Company under the Guarantee issued for the benefit of the holders of Trust Preferred Securities and under the Subordinated Debentures are unsecured and rank subordinate and junior in right of payment to all Senior Debt, Subordinated Debt and Additional Senior Obligations of the Company. At June 30, 1998, the consolidated outstanding Senior Debt, Subordinated Debt and Additional Senior Obligations of the Company was approximately $26.6 million. The right of the Company to participate in any distribution of assets of any of its subsidiaries upon such subsidiary's liquidation or reorganization or otherwise (and thus the ability of holders of the Trust Preferred Securities to benefit indirectly from such distribution) is subject to the prior claims of creditors of that subsidiary, except to the extent that the Company may itself be recognized as a creditor of that subsidiary. The Subordinated Debentures, therefore, will be effectively subordinated to all existing and future liabilities of the subsidiaries, and holders of Subordinated Debentures and Trust Preferred Securities should look only to the assets of the Company for payments on the Subordinated Debentures. Neither the Indenture, the Guarantee nor the Trust Agreement places any limitation on the amount of secured or unsecured debt, including Senior Debt, Subordinated Debt and Additional Senior Obligations, that may be incurred by the Company. See "Description of the Guarantee--Status of the Guarantee" and "Description of the Subordinated Debentures--Subordination."

Sources of Funds for Payment of Distributions; Holding Company Structure


     The ability of Capital Trust to pay amounts due on the Trust Preferred Securities is solely dependent upon the Company making payments on the Subordinated Debentures as and when required. The Company presently anticipates that the Company's principal source of funds for payments of interest on the Subordinated Debentures (which is the sole source of funds for the payment of Distributions) will be other borrowings, including future borrowings from time to time under a revolving credit facility, and dividends, if and when received, from its subsidiaries. Prospective investors should be aware that the Company's existing revolving credit facility is short-term in nature, currently subject to annual renewals, and there can be no assurance that the line will be renewed or that amounts will be available under the credit facility for the payment of interest on the Subordinated Debentures. As a holding company without significant assets other than its equity interest in its subsidiaries, absent the availability of funds under the revolving credit facility, the Company's ability to pay interest on the Subordinated Debentures to Capital Trust (and consequently Capital Trust's ability to pay Distributions on the Trust Preferred Securities) and its ability to satisfy obligations under the Guarantee will depend primarily upon receipt of cash dividends from subsidiaries. While the Company has in the past received dividends from FIFC, and while the older Banks are no longer subject to the three-year regulatory prohibition on payment of dividends by de novo banks, to date none of the Banks has paid a dividend to the Company, and each of the Banks is and will continue to be subject to applicable regulatory restrictions which limit the amount of dividends that can be paid by banking institutions. See "--Risk Factors Relating to the Company--Regulatory Restrictions on Bank Dividends."


Option to Extend Interest Payment Period; Tax Consequences of a
  Deferral of Interest Payments; Market Price Consequences


     The Company has the right under the Indenture, so long as no Debenture Event of Default has occurred and is continuing, to defer the payment of interest on the Subordinated Debentures at any time or from time to time for a period not exceeding 20 consecutive quarters with respect to each Extended Interest Payment Period; provided that no Extended Interest Payment Period may extend beyond the Stated Maturity of the Subordinated Debentures or end on
a
date other than an Interest Payment Date. As a consequence of any such deferral, quarterly Distributions on the Trust Preferred Securities by Capital Trust will be deferred (and the amount of Distributions to which holders of the Trust Preferred Securities are entitled will accumulate additional Distributions
thereon at the rate of     % per annum, compounded quarterly from the relevant
Distribution Date (as defined herein)) during any such Extended Interest Payment Period. During any such Extended Interest Payment Period, the Company may not
(i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Company's capital stock (other than the reclassification of any class of the Company's capital stock into another class of capital stock), (ii) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Company that rank pari passu with or junior in interest to the Subordinated Debentures or make any guarantee payments with respect to any guarantee by the Company of the debt securities of any subsidiary of the Company if such guarantee ranks pari passu with or junior in interest to the Subordinated Debentures (other than payments under the Guarantee), or (iii) redeem, purchase or acquire less than all of the outstanding Subordinated Debentures or any of the Trust Preferred Securities. Prior to the termination of any such Extended Interest Payment Period, provided no Debenture Event of Default shall have occurred and be continuing, the Company may further defer the payment of interest; provided that no Extended Interest Payment Period may exceed 20 consecutive quarters, extend beyond the Stated Maturity of the Subordinated Debentures or end on a date other than an Interest Payment Date. Upon the termination of any Extended Interest Payment Period and the payment of all interest then accrued and unpaid (together with interest thereon at the
annual rate of     % compounded quarterly, to the extent permitted by applicable law, and Additional Interest (as defined herein), if any is so required), the Company may elect to begin a new Extended Interest Payment Period, subject to the above requirements. Subject to the foregoing, there is no limitation on the number of times that the Company may elect to begin an Extended Interest Payment Period. See "Description of the Trust Preferred Securities--Distributions-- Extended Interest Payment Period" and "Description of the Subordinated Debentures--Option to Extend Interest Payment Period."

     Each holder of Trust Preferred Securities will be required to accrue and recognize income (in the form of original issue discount) in respect of its pro rata share of the interest accruing on the Subordinated Debentures held by Capital Trust for United States federal income tax purposes. Should an Extended Interest Payment Period occur, a holder of Trust Preferred Securities must, as a result, include such income in gross income for United States federal income tax purposes in advance of the receipt of cash, and will not receive the cash related to such income from Capital Trust if the holder disposes of the Trust Preferred Securities prior to the record date for the payment of the related Distributions. See "Certain Federal Income Tax Consequences--Potential Extension of Interest Payment Period and Original Issue Discount."

     The Company has no current intention of exercising its right to defer payments of interest by extending the interest payment period on the Subordinated Debentures. However, the Company has not previously paid regular quarterly dividends on its shares of common stock. While it is anticipated that the Company may in the future commence payment of dividends out of funds legally available therefor (provided the payment of dividends is not then restricted under certain financial covenants in the Company's revolving line of credit), until such time as the Company commences the payment of regular common stock dividends, investors cannot rely on dividend payment history to be an effective deterrent to the possible deferral of payments of interest on the Subordinated Debentures.


     Should the Company elect to exercise such deferral right in the future, the market price of the Trust Preferred Securities is likely to be adversely affected. A holder that disposes of its Trust Preferred Securities during an Extended Interest Payment Period, therefore, might not receive the same return on its investment as a holder that continues to hold its Trust Preferred Securities. As a result of the existence of the Company's right to defer interest payments, the market price of the Trust Preferred Securities may be more volatile than the market prices of other securities on which original issue discount accrues that are not subject to such optional deferrals.

Tax Event, Investment Company Event or Capital Treatment Event; Redemption


     The Company has the right to redeem the Subordinated Debentures in whole (but not in part) within 180 days following the occurrence of a Tax Event, an Investment Company Event or a Capital Treatment Event (whether occurring before or after September 30, 2003), for 100% of the principal amount together with accrued but unpaid interest to the date fixed for redemption and, therefore, to cause a mandatory redemption of the Trust Preferred Securities. The exercise of such right is subject to the Company having received prior approval of the Federal Reserve to do so if then required under applicable capital guidelines, policies or regulations of the Federal Reserve.


     "Tax Event" means the receipt by the Company and Capital Trust of an opinion of counsel experienced in such matters to the effect that, as a result of any amendment to, or change (including any announced prospective change) in the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, or as a result of any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or such pronouncement or decision is announced on or after the date of issuance of the Trust Preferred Securities under the Trust Agreement, there is more than an insubstantial risk that (i) Capital Trust is, or will be within 90 days of the date of such opinion, subject to United States federal income tax with respect to income received or accrued on the Subordinated Debentures, (ii) interest payable by the Company on the Subordinated Debentures is not, or, within 90 days of such opinion, will not be, deductible by the Company, in whole or in part, for United States federal income tax purposes, or (iii) Capital Trust is, or will be within 90 days of the date of the opinion, subject to more than a de minimis amount of other taxes, duties, assessments or other governmental charges. The Company or Capital Trust must request and receive an opinion with regard to such matters within a reasonable period of time after the Company or Capital Trust becomes aware of the possible occurrence of any of the events described in clauses (i) through (iii) above.


     "Investment Company Event" means the receipt by the Company and Capital Trust of an opinion of counsel experienced in such matters to the effect that, as a result of the occurrence of a change in law or regulation or a change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority, Capital Trust is or will be considered an "investment company" that is required to be registered under the Investment Company Act of 1940, as amended (the "Investment Company Act"), which change becomes effective on or after the date of original issuance of the Trust Preferred Securities. The Company or Capital Trust must request and receive an opinion of counsel with regard to such matters within a reasonable period of time after the Company or Capital Trust becomes aware of the possible occurrence of any such event.


     "Capital Treatment Event" means the receipt by the Company and Capital Trust of an opinion of counsel experienced in such matters to the effect that, as a result of any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision thereof or therein, or as a result of any official or administrative pronouncement or action or judicial decision interpreting or applying such laws or regulations, in each case occurring on or after the date of issuance of the Trust Preferred Securities, there is more than an insubstantial risk of impairment of the Company's ability to treat the Trust Preferred Securities (or any substantial portion thereof) as Tier 1 capital (or the then equivalent thereof) for purposes of the capital adequacy guidelines of the Federal Reserve, as then in effect and applicable to the Company. The Company or Capital Trust must request and receive an opinion of counsel with regard to such matters within a reasonable period of time after the Company or Capital Trust becomes aware of the possible occurrence of any such event.

Shortening or Extension of Stated Maturity of Subordinated Debentures


     The Company has the right, at any time, to shorten the maturity of the Subordinated Debentures to a date not earlier than September 30, 2003. The exercise of such right is subject to the Company having received prior approval of the Federal Reserve if then required under applicable capital guidelines, policies or regulations of the Federal Reserve. The Company also has the right to extend the maturity of the Subordinated Debentures (whether or not Capital Trust is terminated and the Subordinated Debentures are distributed to holders of the Trust Preferred Securities) to a date no later than September ___, 2047. Such right may only be exercised, however, if at the time such election is made and at the time of such extension (i) the Company is not in bankruptcy, otherwise insolvent or in liquidation, (ii) the Company is not in default in the payment of any interest or principal on the Subordinated Debentures, and (iii) Capital Trust is not in arrears on payments of Distributions on the Trust Preferred Securities and no deferred Distributions are accumulated. See "Description of the Subordinated Debentures--General."

Rights Under the Guarantee

     Under the Guarantee, the Company guarantees to the holders of the Trust Preferred Securities, to the extent not paid by Capital Trust, (i) any accrued and unpaid Distributions required to be paid on the Trust Preferred Securities, to the extent that Capital Trust has funds available therefor at such time, (ii) the Redemption Price (as defined herein) with respect to any Trust Preferred Securities called for redemption, to the extent that Capital Trust has funds available therefor at such time, and (iii) upon a voluntary or involuntary dissolution, winding-up or termination of Capital Trust (other than in connection with the distribution of Subordinated Debentures to the holders of Trust Preferred Securities or a redemption of all of the Trust Preferred Securities), the lesser of (a) the amount of the Liquidation Distribution (as defined herein), to the extent Capital Trust has funds available therefor at such time, and (b) the amount of assets of Capital Trust remaining available for distribution to holders of the Trust Preferred Securities in liquidation of Capital Trust. The holders of not less than a majority in Liquidation Amount of the Trust Preferred Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of the Guarantee or to direct the exercise of any trust power conferred upon the Guarantee Trustee under the Guarantee. Any holder of the Trust Preferred Securities may institute and prosecute a legal proceeding directly against the Company to enforce its rights under the Guarantee without first instituting a legal proceeding against Capital Trust, the Guarantee Trustee or any other Person (as defined in the Guarantee). If the Company were to default on its obligation to pay amounts payable under the Subordinated Debentures, Capital Trust would lack funds for the payment of Distributions or amounts payable on redemption of the Trust Preferred Securities or otherwise, and, in such event, holders of Trust Preferred Securities would not be able to rely upon the Guarantee for such amounts. In the event, however, that a Debenture Event of Default has occurred and is continuing and such event is attributable to the failure of the Company to pay interest on or principal of the Subordinated Debentures on the payment date on which such payment is due and payable, then a holder of Trust Preferred Securities may institute a legal proceeding directly against the Company for enforcement of payment to such holder of the principal of or interest on such Subordinated Debentures having a principal amount equal to the aggregate Liquidation Amount of the Trust Preferred Securities of such holder (a "Direct Action"). In connection with such Direct Action, the Company will have a right of set-off under the Indenture to the extent of any payment made by the Company to such holder of Trust Preferred Securities in the Direct Action. Except as described herein, holders of Trust Preferred Securities will not be able to exercise directly any other remedy available to the holders of the Subordinated Debentures or assert directly any other rights in respect of the Subordinated Debentures. See "Description of the Subordinated Debentures--Enforcement of Certain Rights by Holders of Trust Preferred Securities," "--Debenture Events of Default" and "Description of the Guarantee." The Trust Agreement provides that each holder of Trust Preferred Securities by acceptance thereof agrees to the provisions of the Guarantee and the Indenture.

No Voting Rights Except in Limited Circumstances

     Holders of Trust Preferred Securities will have no voting rights except in limited circumstances relating only to the modification of the Trust Preferred Securities and the exercise of the rights of Capital Trust as holder of the Subordinated Debentures and the Guarantee. Holders of Trust Preferred Securities will not be entitled to vote to appoint, remove or replace the Property Trustee or the Delaware Trustee, as such voting rights are vested exclusively in the holder of the Common Securities (except upon the occurrence of certain events described herein), and the holders of Trust Preferred Securities will in no event be entitled to appoint, remove or replace the Administrative Trustees. The Property Trustee, the Administrative Trustees and the Company may amend the Trust Agreement without the consent of holders of Trust Preferred Securities to ensure that Capital Trust will be classified for United States federal income tax purposes as a grantor trust or to ensure that Capital Trust will not be required to register as an investment company, even if such action adversely affects the interests of such holders. See "Description of the Trust Preferred Securities--Voting Rights; Amendment of Trust Agreement" and "--Removal of Capital Trust Trustees."

Possible Tax Legislation

     Congress and the Clinton Administration have in the past considered certain proposed tax law changes that would, among other things, generally deny corporate issuers a federal income tax deduction for payment of interest on instruments with characteristics similar to the Subordinated Debentures. Although such proposed tax law changes have not been enacted into law, there can be no assurance that such tax law changes will not be reintroduced into future legislation which, if enacted after the date hereof, may adversely affect the federal income tax deductibility of interest payable on the Subordinated Debentures, potentially on a retroactive basis. Accordingly, there can be no assurance that a Tax Event will not occur. A Tax Event would permit the Company, upon approval of the Federal Reserve if then required under applicable capital guidelines, policies or regulations of the Federal Reserve, to cause a redemption of the Trust Preferred Securities by electing to prepay the Subordinated Debentures. See "Description of the Trust Preferred Securities--Redemption or Exchange--Tax Event Redemption, Investment Company Event Redemption or Capital Treatment Event Redemption."

Redemption; Exchange of Trust Preferred Securities for Subordinated Debentures


     The Company has the right at any time to dissolve, wind-up or terminate Capital Trust and cause the Subordinated Debentures to be distributed to the holders of the Trust Preferred Securities in exchange therefor in liquidation of Capital Trust. The exercise of such right is subject to the Company having received prior approval of the Federal Reserve if then required under applicable capital guidelines, policies or regulations of the Federal Reserve. The Company will have the right, in certain circumstances, to redeem the Subordinated Debentures in whole or in part, in lieu of a distribution of the Subordinated Debentures by Capital Trust, in which event Capital Trust will redeem the Trust Preferred Securities on a pro rata basis to the same extent as the Subordinated Debentures are redeemed by the Company. Any such distribution or redemption prior to the Stated Maturity will be subject to prior approval of the Federal Reserve if then required under applicable capital guidelines, policies or regulations of the Federal Reserve. See "Description of the Subordinated Debentures--Redemption or Exchange" and "Description of the Trust Preferred Securities--Redemption or Exchange--Tax Event Redemption, Investment Company Event Redemptions or Capital Treatment Redemption."

     Under current United States federal income tax law, a distribution of Subordinated Debentures upon the liquidation of Capital Trust would not be a taxable event to holders of the Trust Preferred Securities. If, however, Capital Trust is characterized as an association taxable as a corporation at the time of the dissolution of Capital Trust, the distribution of the Subordinated Debentures may constitute a taxable event to holders of Trust Preferred Securities. Moreover, upon the occurrence of a Tax Event, a dissolution of Capital Trust in which holders of the Trust Preferred Securities receive cash may be a taxable event to such holders. See "Certain Federal Income Tax Consequences--Receipt of Subordinated Debentures or Cash Upon Liquidation of Capital Trust."

     If the Subordinated Debentures are distributed to the holders of Trust Preferred Securities upon the liquidation of Capital Trust, the Company will use its reasonable efforts to list the Subordinated Debentures on the Nasdaq National Market/SM/ ("Nasdaq") or such stock exchanges, if any, on which the Trust Preferred Securities are then listed.

Trading Price

     The Trust Preferred Securities may trade at prices that do not fully reflect the value of accrued but unpaid interest with respect to the underlying Subordinated Debentures. A holder of Trust Preferred Securities that disposes of its Trust Preferred Securities between record dates for payments of Distributions (and consequently does not receive a Distribution from Capital Trust for the period prior to such disposition) will nevertheless be required to include in income accrued but unpaid interest on the Subordinated Debentures through the date of disposition as ordinary income and to add such amount to its adjusted tax basis in its pro rata share of the underlying Subordinated Debentures deemed disposed of. Such holder will recognize a capital loss to the extent the selling price (which may not fully reflect the value of accrued but unpaid interest) is less than its adjusted tax basis (which will include all accrued but unpaid interest). Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for United States federal income tax purposes. See "Certain Federal Income Tax Consequences--Disposition of Trust Preferred Securities."

Absence of Prior Public Market for the Trust Preferred Securities


     The Trust Preferred Securities will be a new issue, and thus no public market for the Trust Preferred Securities currently exists. While the Company has applied to have the Trust Preferred Securities approved for listing on Nasdaq, there can be no assurance that an active and liquid trading market will develop or that a continued listing of the Trust Preferred Securities will be available on Nasdaq. Although each Underwriter has informed Capital Trust and the Company that it intends to act as a market maker for the Trust Preferred Securities, the Underwriters are not obligated to do so and any such market-making activity may be terminated at any time without notice to the holders of the Trust

Preferred Securities. In the event that an active trading market for the Trust Preferred Securities does not develop, the market price and liquidity of the Trust Preferred Securities will be adversely affected.

     Future trading prices of the Trust Preferred Securities may be subject to significant fluctuations in response to prevailing interest rates, the operating results and financial condition of the Company, the market for similar securities and general market and economic conditions. The offering price and rate of Distributions of the Trust Preferred Securities have been determined by negotiations among representatives of the Company and the Underwriters, and the offering price of the Trust Preferred Securities may not be indicative of the market price following the offering. As a result of the existence of the Company's right to (i) defer interest payments on or, subject to prior approval of the Federal Reserve if then required under applicable capital guidelines, policies or regulations of the Federal Reserve, shorten the Stated Maturity of the Subordinated Debentures, and (ii) dissolve Capital Trust and distribute Subordinated Debentures to the holders of Trust Preferred Securities, the market price of the Trust Preferred Securities may be more volatile than the market prices of debt securities that are not subject to such provisions. There can be no assurance as to the market prices for the Trust Preferred Securities or the Subordinated Debentures that a holder of the Trust Preferred Securities may receive in liquidation of Capital Trust. Accordingly, such securities may trade at a discount from the price that the investor paid to purchase the Trust Preferred Securities. See "Description of the Trust Preferred Securities-- Liquidation Distribution Upon Termination."

Trust Preferred Securities Are Not Insured

     The Trust Preferred Securities are not insured by the Bank Insurance Fund or the Savings Association Insurance Fund of the Federal Deposit Insurance Corporation or by any other governmental agency.

Limited Covenants

     The covenants in the Indenture are limited, and there are no covenants relating to the Company in the Trust Agreement. As a result, neither the Indenture nor the Trust Agreement protects holders of Subordinated Debentures or Trust Preferred Securities, respectively, in the event of a material adverse change in the Company's financial condition or results of operations nor limits the ability of the Company or any subsidiary to incur additional indebtedness.

     The Indenture does not contain provisions that afford holders of the Subordinated Debentures protection in the event of a highly leveraged transaction or similar transaction involving the Company that may adversely affect such holders.

Absence of Rating for Trust Preferred Securities

     The Trust Preferred Securities are not rated by any rating agency and are not anticipated to be rated in the future. The Company believes, however, that if the Trust Preferred Securities were to be rated at this time, the rating determined would be that of speculative grade.

Risk Factors Relating to the Company

Impact of De Novo Operations and Branch Openings on Profitability;
  Enhancement of Recent Earnings from Recognition of Prior NOL's

     The Company's historical results have been impacted by its strategy of de novo bank formations and branch openings through which the Company has built an infrastructure that management believes can support additional internal growth in the Banks' respective markets. To expand into additional communities in and around Chicago, the Company may undertake additional de novo bank formations or branch openings. Based on the Company's experience, management believes that it generally takes from 13 to 24 months for new banking facilities to first achieve operational profitability, due to the impact of organizational and overhead expenses, the start-up phase of generating deposits and the time lag typically involved in redeploying deposits into attractively priced loans and other higher yielding earning assets. For example, while the Company achieved first months of profitable operations at Lake Forest Bank and Hinsdale Bank within 15 to 17 months, openings of additional full-service branches in Glencoe in 1995 and in Winnetka in 1996 have extended the time for North Shore Bank to achieve profitability. North Shore Bank, which commenced operations in September 1994, recorded net losses for 1994, 1995 and 1996. Barrington Bank, which was opened in December 1996, and Crystal Lake Bank which opened in December 1997, are still in initial phases of operations and are not yet profitable. In addition, the Company has recently organized WAMC, a newly formed subsidiary which is in the process of obtaining necessary regulatory approvals to operate as a trust company providing trust services to customers of all of the Banks. Due to significant investment in the necessary staffing and other overhead, these start-up trust operations are not anticipated to become profitable for at least two years while WAMC continues to add qualified personnel in order to attract new trust accounts and develop increased investment management business.

  The level of reported net income, return on average equity and return on average assets for the Company will in the near term continue to be impacted by start-up costs associated with these de novo bank and branching operations and the start-up of WAMC. To the extent the Company undertakes additional branching and de novo bank and business formations, the Company is likely to continue to experience the effects of higher operating expenses relative to operating income from the new operations, which may limit increases in profitability, although management currently intends to focus on balancing future growth with earnings improvements and anticipates that future results of operations will reflect greater leveraging of the investments the Company has made to date in the infrastructures of the existing Banks.

  In addition, since 1995 the Company's ability to recognize net operating loss carryforwards ("NOL's") has had a positive impact on reported net income of the Company. It is anticipated that at the end of 1998, the Company will have fully recognized the value of prior NOL's for financial statement reporting purposes and, accordingly, will not continue to benefit from this contribution to earnings in future periods.

Acquisition Strategy

  Although the Company has historically grown through de novo bank formations and the establishment of new branch offices, the Company's strategic plan also includes potential acquisition of other financial institutions in attractive markets and potential acquisitions of specialty finance or commercial finance businesses that offer unique earning asset niches. Growth through acquisition may offer the Company the opportunity to increase market share in existing and new markets without incurring the full earnings impact of start-up operations. However, there can be no assurance that potential acquisitions will be available on terms acceptable or favorable to the Company or that the required regulatory approvals for any proposed acquisitions will be obtained. There also can be no assurance that the Company will be able to successfully integrate, operate and manage any business that it acquires so as to maintain or increase profitability.

Dependence on Management; Recent Management Changes

  The Company's success to date has been influenced strongly by its ability to attract and to retain senior management experienced in banking and financial services. The Company's ability to retain the current management teams of each of the Banks, FIFC and WAMC, and, as the Company grows, to attract and retain qualified additional senior and middle management will continue to be important to successful implementation of the Company's strategies. The Company does not currently maintain key-man life insurance policies. The unexpected loss of services of any key management personnel, or the inability to recruit and retain qualified personnel in the future, could have an adverse effect on the Company's business and financial results. The Company recently implemented certain management changes as a result of which its president and former chief operating officer, Edward J. Wehmer, assumed the position of chief executive officer and the former chairman and chief executive officer, Howard D. Adams, is no longer an employee of the Company. No assurance can be given as to the possible effect of these management changes. Mr. Adams continues to serve as a director of the Company with a term expiring at the annual shareholders meeting in 2000.

  The Company has entered into employment agreements with Edward J. Wehmer, who has served as the Company's president since inception and, since May 1998, as chief executive officer, and with its other senior management and senior officers of subsidiaries. The agreements provide for, among other things, certain non-competition agreements, severance arrangements and benefits.

Allowance for Possible Loan Losses; Credit Risk

  The Company's allowance for possible loan losses is established in consultation with management of its operating subsidiaries and is maintained at a level considered adequate by management to absorb anticipated loan losses. The amount of future losses is susceptible to changes in economic, operating and other conditions, including changes in interest rates, that may be beyond the Company's control, and such losses may exceed current estimates. Rapidly growing and de novo bank loan portfolios are by their nature unseasoned. As a result, estimating loan loss allowances for the Banks is more difficult, and therefore the Banks may be more susceptible to changes in estimates, and to losses exceeding estimates, than banks with more seasoned loan portfolios. Although management believes that the allowance for possible loan losses is adequate to absorb losses on any existing loans that may become uncollectible, there can be no assurance that the allowance for possible loan losses will prove sufficient to cover actual loan losses in the future.

  A portion of the Company's assets are concentrated in insurance premium finance loans that the Company generates through FIFC. These loans, intended to enhance the average yield of earning assets of the Banks, may involve a higher level of risk of collection than generally associated with loan portfolios of more traditional community banks.

Impact of Interest Rate Changes

  The Company's results of operations are derived from the operations of its subsidiaries and are principally dependent on net interest income, calculated as the difference between interest earned on loans and investments and the interest expense paid on deposits and other borrowings. Like other banks and financial institutions, the Company's interest income and interest expense are affected by general economic conditions and by the policies of regulatory authorities, including the monetary policies of the Federal Reserve. While management has taken measures intended to manage the risks of operating in a changing interest rate environment, there can be no assurance that such measures will be effective in avoiding undue interest rate risk.

Competition

  The financial services business is highly competitive, and the Company encounters strong direct competition for deposits, loans and other financial services in all of its market areas. The Company's principal competitors include other commercial banks, savings banks, savings and loan associations, mutual funds, money market funds, finance companies, trust companies, insurers, leasing companies, credit unions, mortgage companies, private issuers of debt obligations and suppliers of other investment alternatives, such as securities firms. Many of the Company's non-bank competitors are not subject to the same degree of regulation as that imposed on bank holding companies, federally insured banks and national or Illinois chartered banks. As a result, such non-bank competitors have advantages over the Company in providing certain services. In addition, in recent years, several major multi-bank holding companies have entered or expanded in the Chicago metropolitan market. Generally, these financial institutions are significantly larger than the Company and have greater access to capital and other resources.

Regulatory Restrictions on Bank Dividends

  The Company's sources of funds for payment of interest on the Subordinated Debentures (which payments will be the sole source of funds available for payment of Distributions on the Trust Preferred Securities) will consist primarily of other borrowings (including amounts drawn down under its revolving line of credit) and dividends, if and when received, from its direct and indirect subsidiaries. None of the Company's banking subsidiaries has paid any dividends to date. Under the provisions of the Illinois Banking Act, dividends may not be declared by Lake Forest Bank, Hinsdale Bank, North Shore Bank, nor Libertyville Bank except out of each Bank's net profits (as defined therein), and unless each Bank has transferred to surplus at least one-tenth of its net profits since the date of the declaration of the last preceding dividend, until the amount of its surplus is at least equal to its capital. However, as Federal Reserve member banks, dividends declared in any calendar year by any of the Banks may not exceed its net profit for the year plus its retained net profits for the preceding two years. In addition, each of Libertyville Bank, Barrington Bank and Crystal Lake Bank is currently subject to additional restrictions prohibiting the payment of dividends by a de novo bank in its first three years of operations. The de novo period will end for Libertyville Bank in October 1998, for Barrington Bank in December 1999, and for Crystal Lake Bank in December 2000. Subsequent to these dates, the Banks would be allowed to pay dividends subject to the regulatory limitations that are applicable to all state-chartered, Federal Reserve member banks, or in the case of Barrington Bank and Crystal Lake Bank, national banks. As of June 30, 1998, based upon applicable regulatory limitations, Lake Forest Bank and Hinsdale Bank had approximately $5.6 million and $1.9 million, respectively, available to pay as dividends to the Company, subject to regulatory capital maintenance requirements.

Financial Institution Regulation

  The Company, the Banks and WAMC are subject to extensive federal and state legislation, regulation and supervision. Recently enacted, proposed and future legislation and regulations have had, will continue to have or may have significant impact on the financial services industry. Some of the legislative and regulatory changes may benefit the Company, the Banks and WAMC; others, however, may increase their costs of doing business and thereby assist competitors.

Year 2000 Compliance

  A critical issue has emerged in the banking industry, and generally for all industries that are heavily reliant upon computers, regarding how existing software application programs and operating systems can accommodate the date value for the Year 2000. The Year 2000 issue is the result of computer programs being written using two digits (rather than four) to define the applicable year. As such, certain programs that have time-sensitive software may recognize a date using "00" as the Year 1900 rather than the Year 2000. As a result, the year 1999 (i.e. "99") could be the maximum date value these systems will be able to accurately process. During 1997, management began the process of working with its outside data processor and other software vendors to ensure that the Company is prepared for the Year 2000. That process has continued during 1998 and current expectations are that testing will be completed in early 1999. Regardless of the Year 2000 compliance of the Company's systems, there can be no assurance that the Company will not be adversely affected by the failure of others to become Year 2000 compliant. Such risks may include potential losses related to loans made to third parties whose businesses are adversely affected by the Year 2000 issue, the disruption or inaccuracy of data provided by non-Year 2000 compliant third parties and business disruption caused by the failure of service providers, such as security and data processing companies, to become Year 2000 compliant. Because of these uncertainties, there can be no assurance that the Year 2000 issue will not have a material financial impact in any future period, although management does not anticipate a material adverse effect.

Forward-looking Statements

  This Prospectus (including documents incorporated herein by reference) contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Such forward-looking statements may be deemed to include, among other things, statements relating to anticipated improvements in financial performance and management's long-term performance goals, as well as statements relating to the Company's operational and growth strategies, including anticipated internal growth and plans to pursue additional specialized earning asset niches, to seek potential acquisitions of community banking institutions in desirable markets or possible formation of additional de novo banks and new branch offices, and to pursue potential development or acquisition of specialty finance businesses. Actual results could differ materially from those addressed in the forward-looking statements as a result of the factors discussed above in this "Risk Factors" section and elsewhere in this Prospectus.

                                USE OF PROCEEDS

  Capital Trust will use the gross proceeds received from the sale of the Trust Preferred Securities to purchase Subordinated Debentures from the Company. The Company anticipates that, based on applicable Federal Reserve limitations, approximately $24 million of the proceeds from the sale of the Trust Preferred Securities will constitute Tier 1 capital of the Company upon consummation of this offering.

  The net proceeds to the Company from the sale of the Subordinated Debentures
are estimated to be $        million (assuming no exercise of the over-allotment
option and after deduction of underwriting commissions relating to this offering and estimated offering expenses of approximately $275,000). The Company will use such net proceeds to repay all or a portion of the amounts outstanding under the Company's $40 million revolving line of credit with LaSalle National Bank, an affiliate of ABN AMRO Incorporated. At September 1, 1998, approximately $27.9 million of indebtedness was outstanding under the line. Borrowings under the line bear interest at a floating rate equal to, at the Company's option, either the lender's prime rate or the London Inter-Bank Offered Rate ("LIBOR") plus 125 basis points. The weighted average rate at September 1, 1998, was 6.875%, and loans drawn on the line mature on or before September 1, 1999. The revolving line of credit is secured by a pledge of the stock of each of the Banks, other than Crystal Lake Bank.

  Following such repayment, the unused portion of the entire line will remain available until its maturity and the Company may use the line for future borrowings from time to time for general corporate purposes, including, without limitation, payment of interest on the Subordinated Debentures and for continued growth of the Company's banking and finance subsidiaries, for future branch office openings and possible additional de novo bank formations, and for potential future acquisitions of community banking organizations or specialty finance companies or investments in businesses engaged in niche consumer lending or selected commercial finance activities. While the Company is currently exploring several possible acquisitions, the Company has not negotiated the terms of any specific acquisition.

                              ACCOUNTING TREATMENT

  Capital Trust will be treated, for financial reporting purposes, as a subsidiary of the Company and, accordingly, the accounts of Capital Trust will be included in the consolidated financial statements of the Company. The Trust Preferred Securities will be presented as a separate line item in the consolidated balance sheet of the Company under the caption "Company Obligated Mandatory Redeemable Preferred Securities of Subsidiary Trust Holding Solely Subordinated Debentures," and appropriate disclosures about the Trust Preferred Securities, the Guarantee and the Subordinated Debentures will be included in the notes to consolidated financial statements. For financial reporting purposes, the Company will record Distributions payable on the Trust Preferred Securities as interest expense in the Consolidated Statement of Operations.

  All future reports of the Company filed under the Exchange Act will (i) present the Trust Preferred Securities issued by Capital Trust on the balance sheet as a separate line-item entitled "Company Obligated Mandatory Redeemable Preferred Securities of Subsidiary Trust Holding Solely Subordinated Debentures," (ii) include in a footnote to the annual financial statements disclosure that the sole assets of Capital Trust are the Subordinated Debentures (including the outstanding principal amount, interest rate and maturity date of such Subordinated Debentures), and (iii) include in a footnote to the annual financial statements disclosure that the Company owns all of the Common Securities of Capital Trust, and the Guarantee, the Trust Agreement, the Subordinated Debentures, the Indenture and the Expense Agreement in the aggregate constitute a full, irrevocable and unconditional guarantee, on a subordinated basis, by the Company of the obligations of Capital Trust under the Trust Preferred Securities.

                                CAPITALIZATION

          The following table sets forth the total deposits, total indebtedness and capitalization of the Company as of June 30, 1998 (i) on an historical basis and (ii) as adjusted, giving effect to the issuance of the Trust Preferred Securities by Capital Trust (assuming no exercise of the Underwriters' over-allotment option) and the application of the estimated net proceeds from the sale thereof to purchase the Subordinated Debentures from the Company. See "Use of Proceeds." This data should be read in conjunction with the summary consolidated financial data of the Company included elsewhere in this Prospectus and the consolidated financial statements, including the notes thereto, incorporated herein by reference.

                                                                                        June 30, 1998
                                                                                  -------------------------
                                                                                    Actual      As Adjusted
                                                                                  ----------    -----------
                                                                                       (in thousands)
Total deposits..................................................................  $1,063,590     $1,063,590
                                                                                  ==========     ==========

Indebtedness:
Notes payable...................................................................  $   26,603     $       --

Company Obligated Mandatory Redeemable Preferred Securities of Subsidiary
  Trust Holding Solely Subordinated Debentures..................................          --         27,500

Shareholders' equity:
Preferred Stock, 20,000,000 shares authorized; no shares issued or outstanding..          --             --
Common Stock, without par value, $1.00 stated value; 30,000,000 shares
  authorized; 8,148,772 shares issued and outstanding...........................       8,149          8,149
Common stock warrants; 155,430 warrants issued and outstanding..................         100            100
Surplus.........................................................................      72,868         72,868
Retained deficit................................................................     (10,112)       (10,112)
Accumulated other comprehensive income..........................................         (22)           (22)
                                                                                  ----------     ----------
    Total shareholders' equity..................................................      70,983         70,983
                                                                                  ----------     ----------
    Total capitalization........................................................  $   97,586     $   98,483
                                                                                  ==========     ==========

          The following table sets forth the Company's actual consolidated regulatory capital ratios at June 30, 1998, and as adjusted at June 30, 1998, to give effect to the application of the estimated net proceeds from this offering (assuming no exercise of the Underwriters' over-allotment option). See "Use of Proceeds."

                                                                  June 30, 1998
                                   ----------------------------------------------------------------------------
                                                 Actual                               As Adjusted
                                   -----------------------------------   --------------------------------------
                                                "Well-        Excess/                      "Well-
                                             capitalized"    (Deficit)                  capitalized"    Excess
                                   Capital   Standard/(1)/    Capital    Capital/(2)/   Standard/(1)/   Capital
                                   -------   -------------   ---------   ------------   -------------   -------
                                                              (dollars in thousands)
Dollar basis:
Tier 1 leverage capital..........  $69,359        $ 56,773    $ 12,586       $ 92,479        $ 56,773   $35,706
Tier 1 risk-based capital........   69,359          60,266       9,093         92,479          60,266    32,213
Total risk-based capital.........   75,215         100,443     (25,228)       102,715         100,443     2,272

Percentage basis:
Leverage ratio...................     6.11%           5.00%                      8.14%           5.00%
Tier 1 risk-based capital ratio..     6.91%           6.00%                      9.21%           6.00%
Total risk-based capital ratio...     7.49%          10.00%                     10.23%          10.00%

---------------

(1) Reflects the minimum amount of capital necessary to meet the "well-capitalized" regulatory standard. As of June 30, 1998, the Company exceeded the minimum "well capitalized" standard for both Tier 1 leverage and Tier 1 risk-based capital, but the level of total risk-based capital was below the "adequately capitalized" standard. Upon completion of the offering, however, the Company will meet the "adequately capitalized" standard for total risk-based capital. Due to growth in assets subsequent to June 30, 1998, the Company does not expect its total risk-based capital to exceed the "well-capitalized" standard upon completion of the offering.

(2) Federal Reserve guidelines for calculation of Tier 1 capital limit the aggregate amount of cumulative preferred stock, including securities similar to the Trust Preferred Securities, which can be included in Tier 1 capital to 25% of total Tier 1 capital. As of June 30, 1998, approximately $23.1 million of the aggregate amount of Trust Preferred Securities would have been included as Tier 1 capital for the Company. The total aggregate amount will, however, be included in total risk-based capital.

                 DESCRIPTION OF THE TRUST PREFERRED SECURITIES

          The Trust Preferred Securities will be issued pursuant to the terms of the Trust Agreement. The Trust Agreement will be qualified as an indenture under the Trust Indenture Act. The Property Trustee, Wilmington Trust, will act as indenture trustee for the Trust Preferred Securities under the Trust Agreement for purposes of complying with the provisions of the Trust Indenture Act. The terms of the Trust Preferred Securities will include those stated in the Trust Agreement and those made part of the Trust Agreement by the Trust Indenture Act. The following summary of the material terms and provisions of the Trust Preferred Securities and the Trust Agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the Trust Agreement, the Trust Act, and the Trust Indenture Act. Wherever particular defined terms of the Trust Agreement are referred to, but not defined herein, such defined terms are incorporated herein by reference. The form of the Trust Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part.

General

          Pursuant to the terms of the Trust Agreement, an Administrative Trustee, on behalf of Capital Trust, will issue the Trust Securities. All of the Common Securities will be owned by the Company. The Trust Preferred Securities will represent preferred undivided beneficial interests in the assets of Capital Trust, and the holders thereof will be entitled to a preference in certain circumstances with respect to Distributions and amounts payable on redemption or liquidation over the Common Securities, as well as other benefits as described in the Trust Agreement. The Trust Agreement does not permit the issuance by Capital Trust of any securities other than the Trust Securities or the incurrence of any indebtedness by Capital Trust.

          The Trust Preferred Securities will rank pari passu, and payments will be made thereon pro rata, with the Common Securities, except as described under "--Subordination of Common Securities." Legal title to the Subordinated Debentures will be held by the Property Trustee in trust for the benefit of the holders of the Trust Securities. The Guarantee executed by the Company for the benefit of the holders of the Trust Preferred Securities will be a guarantee on a subordinated basis with respect to the Trust Preferred Securities, but will not guarantee payment of Distributions or amounts payable on redemption or liquidation of such Trust Preferred Securities when Capital Trust does not have funds on hand available to make such payments. Wilmington Trust Company, as Guarantee Trustee, will hold the Guarantee for the benefit of the holders of the Trust Preferred Securities. See "Description of the Guarantee" and "Relationship Among the Trust Preferred Securities, the Subordinated Debentures and the Guarantee."

Distributions

          Payment of Distributions. Distributions on each Trust Preferred Security will be payable at the annual rate of % of the stated Liquidation Amount of $25, payable quarterly in arrears on March 31, June 30, September 30 and December 31 of each year, to the holders of the Trust Preferred Securities on the relevant record dates (each date on which Distributions are payable in accordance with the foregoing, a "Distribution Date"). The record date will be the 15th day of the month in which the relevant Distribution Date occurs. Distributions will accumulate from the date of original issuance. The first Distribution Date for the Trust Preferred Securities will be December 31, 1998. The amount of Distributions payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. In the event that any date on which Distributions are payable on the Trust Preferred Securities is not a Business Day, then payment of the Distributions payable on such date will be made on the next succeeding day that is a Business Day (and without any additional Distributions, interest or other payment in respect of any such delay) except that, if such Business Day is in the next succeeding calendar year, payment of such Distribution will be made on the immediately preceding Business Day, in each case with the same force and effect as if made on the date such payment was originally due and payable. "Business Day" means any day other than a Saturday, a Sunday, a day on which banking institutions in The City of New York are authorized or required by law or executive order to remain closed or a day on which the corporate trust office of the Property Trustee or the Debenture Trustee is closed for business.

          Extended Interest Payment Period. The Company has the right under the Indenture, so long as no Debenture Event of Default has occurred and is continuing, to defer the payment of interest on the Subordinated Debentures at any time, or from time to time (each, an "Extended Interest Payment Period"), which right, if exercised, would defer quarterly Distributions on the Trust Preferred Securities during any such Extended Interest Payment Period. Distributions to which holders of the Trust Preferred Securities are entitled will accumulate
additional Distributions thereon at the rate per annum of      % thereof,
compounded quarterly from the relevant Distribution Date. "Distributions," as used herein, includes any such additional Distributions. The right to defer the payment of interest on the Subordinated Debentures is limited, however, to a period not exceeding 20 consecutive quarters and no Extended Interest Payment Period may extend beyond the Stated Maturity of the Subordinated Debentures or end on a date other than an Interest Payment Date. During any such Extended Interest Payment Period, the Company may not (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of the Company's capital stock (other than the reclassification of any class of the Company's capital stock into another class of capital stock), (ii) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Company that rank pari passu with or junior in interest to the Subordinated Debentures or make any guarantee payments with respect to any guarantee by the Company of the debt securities of any subsidiary of the Company if such guarantee ranks pari passu with or junior in interest to the Subordinated Debentures (other than payments under the Guarantee), or (iii) redeem, purchase or acquire less than all of the Subordinated Debentures or any of the Trust Preferred Securities. Prior to the termination of any such Extended Interest Payment Period, so long as no Debenture Event of Default shall have occurred and be continuing, the Company may further defer the payment of interest; provided that such Extended Interest Payment Period may not exceed 20 consecutive quarters or extend beyond the Stated Maturity of the Subordinated Debentures or end on a date other than an Interest Payment Date. Upon the termination of any such Extended Interest Payment Period and the payment of all amounts then due, the Company may elect to begin a new Extended Interest Payment Period, subject to the above requirements. Subject to the foregoing, there is no limitation on the number of times that the Company may elect to begin an Extended Interest Payment Period.

          The Company has no current intention of exercising its right to defer payments of interest by extending the interest payment period on the Subordinated Debentures.

          Source of Distributions. The funds of Capital Trust available for distribution to holders of the Trust Preferred Securities will be limited to payments under the Subordinated Debentures in which Capital Trust will invest the proceeds from the issuance and sale of the Trust Securities. See "Description of the Subordinated Debentures." Distributions will be paid through the Property Trustee, who will hold amounts received in respect of the Subordinated Debentures in the Property Account for the benefit of the holders of the Trust Securities. If the Company does not make interest payments on the Subordinated Debentures, the Property Trustee will not have funds available to pay Distributions on the Trust Securities. The payment of Distributions (if and to the extent Capital Trust has funds available for the payment of such Distributions) is guaranteed by the Company. See "Description of the Guarantee."

          Distributions on the Trust Preferred Securities will be payable to the holders thereof as they appear on the register of holders of the Trust Preferred Securities on the relevant record dates, which date will be the 15th day of the month in which the relevant Distribution Date occurs. Subject to any applicable laws and regulations and the provisions of the Trust Agreement, each such payment will be made as described above under "--Distributions--Payment of Distributions."

Redemption or Exchange

          General. The Subordinated Debentures will mature on September __, 2028. The Company will have the right to redeem the Subordinated Debentures (i) on or after September 30, 2003 in whole at any time or in part from time to time, or (ii) at any time, in whole (but not in part), within 180 days following the occurrence of a Tax Event, an Investment Company Event or a Capital Treatment Event, in each case subject to receipt of prior approval by the Federal Reserve if then required under applicable capital guidelines, policies or regulations of the Federal Reserve. The Company will not have the right to purchase the Subordinated Debentures, in whole or in part, from Capital Trust until after September 30, 2003, except if a Tax Event, an Investment Company Event or a Capital Treatment Event has occurred. See "Description of the Subordinated Debentures--General."

          Mandatory Redemption. Upon the repayment or redemption, in whole or in part, of any Subordinated Debentures, whether at Stated Maturity or upon earlier redemption as provided in the Indenture, the proceeds from such repayment or redemption will be applied by the Property Trustee to redeem a Like Amount (as defined herein) of the Trust Securities, upon not less than 30 days nor more than 60 days notice, at a redemption price (the "Redemption Price") equal to 100% of the aggregate Liquidation Amount of such Trust Securities plus accumulated but unpaid Distributions and Additional Interest (as defined below) thereon (if any is required) to the date of redemption (the "Redemption Date"). See "Description of the Subordinated Debentures--Redemption or Exchange." If less than all of the Subordinated Debentures are to be repaid or redeemed on a Redemption Date, then the proceeds from such repayment or redemption will be allocated to redemption of the Trust Preferred Securities and redemption of the Common Securities pro rata.

          Distribution of Subordinated Debentures. Subject to the Company having received prior approval of the Federal Reserve if so required under applicable capital guidelines, policies or regulations of the Federal Reserve, the Company will have the right at any time to dissolve, wind-up or terminate Capital Trust and, after satisfaction of the liabilities of creditors of Capital Trust as provided by applicable law, cause the Subordinated Debentures to be distributed to the holders of Trust Securities in liquidation of Capital Trust. See "--Liquidation Distribution Upon Termination."

          Tax Event Redemption, Investment Company Event Redemption or Capital Treatment Event Redemption. If a Tax Event, an Investment Company Event or Capital Treatment Event in respect of the Trust Securities occurs, the Company has the right to redeem the Subordinated Debentures in whole (but not in part) and thereby cause a mandatory redemption of such Trust Securities in whole (but not in part) at the Redemption Price within 180 days following the occurrence of such Tax Event, Investment Company Event or Capital Treatment Event. In the event a Tax Event, an Investment Company Event or Capital Treatment Event in respect of the Trust Securities has occurred and the Company does not elect to redeem the Subordinated Debentures and thereby cause a mandatory redemption of such Trust Securities or to dissolve Capital Trust and cause the Subordinated Debentures to be distributed to holders of such Trust Securities in liquidation of Capital Trust as described below under "--Liquidation Distribution Upon Termination," such Trust Preferred Securities will remain outstanding and Additional Interest may be payable on the Subordinated Debentures.

          "Additional Interest" means the additional amounts as may be necessary to be paid by the Company in order that the amount of Distributions then due and payable by Capital Trust on the outstanding Trust Securities will not be reduced as a result of any additional taxes, duties and other governmental charges to which Capital Trust has become subject.

          "Like Amount" means (i) with respect to a redemption of Trust Securities, Trust Securities having a Liquidation Amount equal to that portion of the principal amount of Subordinated Debentures to be contemporaneously redeemed in accordance with the Indenture, which will be used to pay the Redemption Price of such Trust Securities, and (ii) with respect to a distribution of Subordinated Debentures to holders of Trust Securities in connection with a termination or liquidation of Capital Trust, Subordinated Debentures having a principal amount equal to the Liquidation Amount of the Trust Securities of the holder to whom such Subordinated Debentures are distributed. Each Subordinated Debenture distributed pursuant to clause (ii) above will carry with it accrued interest in an amount equal to the accrued and unpaid interest then due on such Subordinated Debenture.

          "Redemption Price" means, with respect to any Trust Security, the Liquidation Amount of such Trust Security, plus accumulated and unpaid Distributions to the Redemption Date, plus the related amount of the premium, if any, paid by the Depositor upon the concurrent redemption of a Like Amount of Debentures, allocated on a pro rata basis (based on Liquidation Amounts) among the Trust Securities.

          After the liquidation date fixed for any distribution of Subordinated Debentures for Trust Preferred Securities (i) such Trust Preferred Securities will no longer be deemed to be outstanding, and (ii) any certificates representing Trust Preferred Securities will be deemed to represent the Subordinated Debentures having a principal amount equal to the Liquidation Amount of such Trust Preferred Securities, and bearing accrued and unpaid interest in an amount equal to the accumulated and unpaid Distributions on the Trust Preferred Securities until such certificates are presented to the Administrative Trustees or their agent for transfer or reissuance.

          There can be no assurance as to the market prices for the Trust Preferred Securities or the Subordinated Debentures that may be distributed in exchange for Trust Preferred Securities if a dissolution and liquidation of Capital Trust were to occur. The Trust Preferred Securities that an investor may purchase, or the Subordinated Debentures that an investor may receive on dissolution and liquidation of Capital Trust, may, therefore, trade at a discount to the price that the investor paid to purchase the Trust Preferred Securities offered hereby.

Redemption Procedures

          Trust Preferred Securities redeemed on each Redemption Date will be redeemed at the Redemption Price with the applicable proceeds from the contemporaneous redemption of the Subordinated Debentures. Redemptions of the Trust Preferred Securities will be made and the Redemption Price will be payable on each Redemption Date only to the extent that Capital Trust has funds on hand available for the payment of such Redemption Price. See "--Subordination of Common Securities."

          If Capital Trust gives a notice of redemption in respect of its Trust Securities, then the Property Trustee, to the extent funds are available, will irrevocably deposit with the depositary for the Trust Securities funds sufficient to pay the aggregate Redemption Price and will give the depositary for the Trust Securities irrevocable instructions and authority to pay the Redemption Price to the holders thereof upon surrender of their certificates evidencing such Trust Securities. See "Book-Entry Issuance." If the Trust Preferred Securities are no longer in book-entry form, the Property Trustee, to the extent funds are available, will deposit with the paying agent for such Trust Preferred Securities funds sufficient to pay the aggregate Redemption Price and will give such paying agent irrevocable instructions and authority to pay the Redemption Price to the holders thereof upon surrender of their certificates evidencing such Trust Preferred Securities. Notwithstanding the foregoing, Distributions payable on or prior to the Redemption Date for any Trust Securities called for redemption will be payable to the holders of such Trust Securities on the relevant record dates for the related Distribution Dates. If notice of redemption has been given and funds deposited as required, then upon the date of such deposit, all rights of the holders of such Trust Securities so called for redemption will cease, except the right of the holders of such Trust Securities to receive the Redemption Price, but without interest on such Redemption Price, and such Trust Securities will cease to be outstanding. In the event that any date fixed for redemption of Trust Securities is not a Business Day, then payment of the Redemption Price payable on such date will be made on the next succeeding day which is a Business Day (and without any additional Distribution, interest or other payment in respect of any such delay) except that, if such Business Day is in the next succeeding calendar year, payment of such interest will be made on the immediately preceding Business Day, in each case, with the same force and effect as if made on such date. In the event that payment of the Redemption Price in respect of Trust Securities called for redemption is improperly withheld or refused and not paid either by Capital Trust, or by the Company pursuant to the Guarantee, Distributions on such Trust Securities will continue to accumulate at the then applicable rate, from the Redemption Date originally established by Capital Trust for such Trust Securities to the date such Redemption Price is actually paid, in which case the actual payment date will be considered the date fixed for redemption for purposes of calculating the Redemption Price. See "Description of the Guarantee."

          Subject to applicable law (including, without limitation, United States federal securities law), and further provided, that the Company has not and is not continuing to exercise its right to defer interest payments, the Company or its subsidiaries may at any time and from time to time purchase outstanding Trust Preferred Securities by tender, in the open market or by private agreement.

          Payment of the Redemption Price on the Trust Preferred Securities and any distribution of Subordinated Debentures to holders of Trust Preferred Securities will be made to the applicable recordholders thereof as they appear on the register for the Trust Preferred Securities on the relevant record date, which date will be the date 15 days prior to the Redemption Date or liquidation date, as applicable.

          If less than all of the Trust Securities are to be redeemed on a Redemption Date, then the aggregate Liquidation Amount of such Trust Securities to be redeemed will be allocated pro rata to the Trust Securities based upon the relative Liquidation Amounts. The particular Trust Preferred Securities to be redeemed will be selected by the Property Trustee from the outstanding Trust Preferred Securities not previously called for redemption, by such method as the Property Trustee deems fair and appropriate and which may provide for the selection for redemption of portions (equal to $25 or integral multiples of $25 in excess thereof) of the Liquidation Amount of Trust Preferred Securities of a denomination larger than $25. The Property Trustee will promptly notify the registrar for the Trust Preferred Securities in writing of the Trust Preferred Securities selected for redemption and, in the case of any Trust Preferred Securities selected for partial redemption, the Liquidation Amount thereof to be redeemed. For all purposes of the Trust Agreement, unless the context otherwise requires, all provisions relating to the redemption of Trust Preferred Securities will relate to the portion of the aggregate Liquidation Amount of Trust Preferred Securities which has been or is to be redeemed.

          Notice of any redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each holder of Trust Securities to be redeemed at its registered address. Unless the Company defaults in payment of the redemption price on the Subordinated Debentures, on and after the Redemption Date interest will cease to accumulate on such Subordinated Debentures or portions thereof (and Distributions will cease to accrue on the related Trust Securities or portions thereof) called for redemption.

Subordination of Common Securities

          Payment of Distributions (including Additional Interest, if any is required) on, and the Redemption Price of, the Trust Preferred Securities and Common Securities, as applicable, will be made pro rata based on the Liquidation Amount of the Trust Preferred Securities and Common Securities; provided, however, that if on any Distribution Date or Redemption Date a Debenture Event of Default has occurred and is continuing, no payment of any Distribution on, or Redemption Price of, any of the Common Securities, and no other payment on account of the redemption, liquidation or other acquisition of such Common Securities, will be made unless payment in full in cash of all accumulated and unpaid Distributions (including Additional Interest, if any is required) on all of the outstanding Trust Preferred Securities for all Distribution periods terminating on or prior thereto, or in the case of payment of the Redemption Price the full amount of such Redemption Price on all of the outstanding Trust Preferred Securities then called for redemption, will have been made or provided for, and all funds available to the Property Trustee will first be applied to the payment in full in cash of all Distributions (including Additional Interest, if any is required) on, or Redemption Price of, the Trust Preferred Securities then due and payable.

          In the case of the occurrence and continuance of any Event of Default resulting from a Debenture Event of Default, the Company, as holder of the Common Securities, will be deemed to have waived any right to act with respect to any such Event of Default under the Trust Agreement until the effect of any such Event of Default with respect to the Trust Preferred Securities has been cured, waived or otherwise eliminated. Until any such Event of Default under the Trust Agreement with respect to the Trust Preferred Securities has been so cured, waived or otherwise eliminated, the Property Trustee will act solely on behalf of the holders of the Trust Preferred Securities and not on behalf of the Company, as holder of the Common Securities, and only the holders of the Trust Preferred Securities will have the right to direct the Property Trustee to act on their behalf.

Liquidation Distribution Upon Termination

          The Company will have the right at any time to dissolve, wind-up or terminate Capital Trust and cause the Subordinated Debentures to be distributed to the holders of the Trust Preferred Securities. Such right is subject, however, to the Company having received prior approval of the Federal Reserve if then required under applicable capital guidelines, policies or regulations of the Federal Reserve.

          Pursuant to the Trust Agreement, Capital Trust will automatically terminate upon expiration of its term and will terminate earlier on the first to occur of (i) certain events of bankruptcy, dissolution or liquidation of the Company, (ii) the distribution of a Like Amount of the Subordinated Debentures to the holders of its Trust Securities, if the Company, as depositor, has given written direction to the Property Trustee to terminate Capital Trust (which direction is optional and wholly within the discretion of the Company, as depositor, subject to the Company's having received prior approval of the Federal Reserve if so required under applicable guidelines, policies or regulations thereof), (iii) redemption of all of the Trust Preferred Securities as described under "--Redemption or Exchange--Mandatory Redemption" or (iv) the entry of an order for the dissolution of Capital Trust by a court of competent jurisdiction.

          If an early termination occurs as described in clause (i), (ii) or
(iv) of the preceding paragraph, Capital Trust will be liquidated by the Trustees as expeditiously as the Trustees determine to be possible by distributing, after satisfaction of liabilities to creditors of Capital Trust as provided by applicable law, to the holders of Trust Securities a Like Amount of the Subordinated Debentures, unless such distribution is determined by the Property Trustee not to be practical, in which event such holders will be entitled to receive out of the assets of Capital Trust available for distribution to holders, after satisfaction of liabilities to creditors of Capital Trust as provided by applicable law, an amount equal to, in the case of holders of Trust Securities, the aggregate of the Liquidation Amount plus accumulated and unpaid Distributions thereon to the date of payment (such amount being the "Liquidation Distribution"). If such Liquidation Distribution can be paid only in part because Capital Trust has insufficient assets available to pay in full the aggregate Liquidation Distribution, then the amounts payable directly by Capital Trust on the Trust Securities will be paid to the Company, as the holder of the Common Securities, and the holders of the Trust Preferred Securities on a pro rata basis based on Liquidation Amounts, except that, if a Debenture Event of Default has occurred and is continuing, the Trust Preferred Securities will have a priority over the Common Securities. See "--Subordination of Common Securities."

          Under current United States federal income tax law and interpretations and assuming, as expected, that Capital Trust is treated as a grantor trust, a distribution of the Subordinated Debentures should not be a taxable event to holders of the Trust Preferred Securities. Should there be a change in law, a change in legal interpretation, a Tax Event or other circumstances, however, the distribution could be a taxable event to holders of the Trust Preferred Securities. See "Certain Federal Income Tax Consequences--Receipt of Subordinated Debentures or Cash Upon Liquidation of Capital Trust." If the Company elects neither to redeem the Subordinated Debentures prior to maturity nor to liquidate Capital Trust and distribute the Subordinated Debentures to holders of the Trust Preferred Securities, the Trust Preferred Securities will remain outstanding until the repayment of the Subordinated Debentures.

          If the Company elects to dissolve Capital Trust and thereby causes the Subordinated Debentures to be distributed to holders of the Trust Preferred Securities in liquidation of Capital Trust, the Company will continue to have the right to shorten or extend the maturity of such Subordinated Debentures, subject to certain conditions. See "Description of the Subordinated Debentures-- General."

Liquidation Value

          The amount of the Liquidation Distribution payable on the Trust Preferred Securities in the event of any liquidation of Capital Trust is $25 per Trust Preferred Security plus accumulated and unpaid Distributions thereon to the date of payment, which may be in the form of a distribution of such amount in Subordinated Debentures, subject to certain exceptions. See "--Liquidation Distribution Upon Termination."

Events of Default; Notice

          Any one of the following events constitutes an event of default under the Trust Agreement (an "Event of Default") with respect to the Trust Preferred Securities (whatever the reason for such Event of Default and whether voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

          (i) the occurrence of a Debenture Event of Default (see "Description of the Subordinated Debentures--Debenture Events of Default"); or

          (ii) default by Capital Trust in the payment of any Distribution when it becomes due and payable, and continuation of such default for a period of 30 days; or

          (iii) default by Capital Trust in the payment of any Redemption Price of any Trust Security when it becomes due and payable; or

          (iv) default in the performance, or breach, in any material respect, of any covenant or warranty of the Trustees in the Trust Agreement (other than a covenant or warranty a default in the performance of which or the breach of which is dealt with in clauses (ii) or (iii) above), and continuation of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to the Trustee(s) by the holders of at least 25% in aggregate Liquidation Amount of the outstanding Trust Preferred Securities, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" under the Trust Agreement; or

          (v) the occurrence of certain events of bankruptcy or insolvency with respect to the Property Trustee and the failure by the Company to appoint a successor Property Trustee within 60 days thereof.

     Within five Business Days after the occurrence of any Event of Default actually known to the Property Trustee, the Property Trustee will transmit notice of such Event of Default to the holders of the Trust Preferred Securities, the Administrative Trustees and the Company, as depositor, unless such Event of Default has been cured or waived. The Company, as depositor, and the Administrative Trustees are required to file annually with the Property Trustee a certificate as to whether or not they are in compliance with all the conditions and covenants applicable to them under the Trust Agreement.

     If a Debenture Event of Default has occurred and is continuing, the Trust Preferred Securities will have a preference over the Common Securities upon termination of Capital Trust. See "--Subordination of Common Securities" and "--Liquidation Distribution Upon Termination." The existence of an Event of Default does not entitle the holders of Trust Preferred Securities to accelerate the maturity thereof, unless such Event of Default is caused by the occurrence of a Debenture Event of Default and both the Debenture Trustee and holders of at least 25% in principal amount of the Subordinated Debentures fail to accelerate the maturity thereof.

Removal of Capital Trust Trustees

     Unless a Debenture Event of Default has occurred and is continuing, any Trustee may be removed at any time by the holder of the Common Securities. If a Debenture Event of Default has occurred and is continuing, the Property Trustee or the Delaware Trustee may be removed at such time by the holders of a majority in Liquidation Amount of the outstanding Trust Preferred Securities. In no event, however, will the holders of the Trust Preferred Securities have the right to vote to appoint, remove or replace the Administrative Trustees, which voting rights are vested exclusively in the Company as the holder of the Common Securities. No resignation or removal of a Trustee and no appointment of a successor trustee will be effective until the acceptance of appointment by the successor trustee in accordance with the provisions of the Trust Agreement.

Co-Trustees and Separate Property Trustee

     Unless an Event of Default has occurred and is continuing, for the purpose of meeting the legal requirements of the Trust Indenture Act or of any jurisdiction in which any part of the Trust Property (as defined in the Trust Agreement) may at the time be located, the Company, as the holder of the Common Securities, will have power to appoint at any time or times, and upon written request of the Property Trustee will appoint, one or more Persons (as defined in the Trust Agreement) either to act as a co-trustee, jointly with the Property Trustee, of all or any part of such Trust Property, or to act as separate trustee of any such Trust Property, in either case with such powers as may be provided in the instrument of appointment, and to vest in such Person or Persons in such capacity any property, title, right or power deemed necessary or desirable, subject to the provisions of the Trust Agreement. In case a Debenture Event of Default has occurred and is continuing, the Property Trustee alone will have power to make such appointment.

Merger or Consolidation of Trustees

     Any Person into which the Property Trustee, the Delaware Trustee or any Administrative Trustee that is not a natural Person may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which such Trustee is a party, or any Person succeeding to all or substantially all the corporate trust business of such Trustee, will be the successor of such Trustee under the Trust Agreement, provided such Person is otherwise qualified and eligible.

Mergers, Consolidations, Amalgamations or Replacements of Capital Trust

     Capital Trust may not merge with or into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to any corporation or other Person, except as described below. Capital Trust may, at the request of the Company, with the consent of the Administrative Trustees and without the consent of the holders of the Trust Preferred Securities, the Property Trustee or the Delaware Trustee, merge with or into, consolidate, amalgamate, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to a trust organized as such under the laws of any State; provided, that (i) such successor entity either (a) expressly assumes all of the obligations of Capital Trust with respect to the Trust Preferred Securities, or (b) substitutes for the Trust Preferred Securities other securities having substantially the same terms as the Trust

Preferred Securities (the "Successor Securities") so long as the Successor Securities rank the same as the Trust Preferred Securities rank in priority with respect to distributions and payments upon liquidation, redemption and otherwise, (ii) the Company expressly appoints a trustee of such successor entity possessing substantially the same powers and duties as the Property Trustee in its capacity as the holder of the Subordinated Debentures, (iii) the Successor Securities are listed, or any Successor Securities will be listed upon notification of issuance, on any national securities exchange or other organization on which the Trust Preferred Securities are then listed (including, if applicable, Nasdaq), if any, (iv) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the Trust Preferred Securities (including any Successor Securities) in any material respect, (v) such successor entity has a purpose substantially identical to that of Capital Trust, (vi) prior to such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, the Company has received an opinion from independent counsel to the effect that (a) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the Trust Preferred Securities (including any Successor Securities) in any material respect, and (b) following such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, neither Capital Trust nor such successor entity will be required to register as an "investment company" under the Investment Company Act, and (vii) the Company owns all of the common securities of such successor entity and guarantees the obligations of such successor entity under the Successor Securities at least to the extent provided by the Guarantee. Notwithstanding the foregoing, Capital Trust will not, except with the consent of holders of 100% in Liquidation Amount of the Trust Preferred Securities, consolidate, amalgamate, merge with or into, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to any other Person or permit any other Person to consolidate, amalgamate, merge with or into, or replace it if such consolidation, amalgamation, merger, replacement, conveyance, transfer or lease would cause Capital Trust or the successor entity to be classified as other than a grantor trust for United States federal income tax purposes.

Voting Rights; Amendment of Trust Agreement

     Except as provided below and under "Description of the Guarantee-- Amendments and Assignment" and as otherwise required by the Trust Act and the Trust Agreement, the holders of the Trust Preferred Securities will have no voting rights.

     The Trust Agreement may be amended from time to time by the Company and the Trustees, without the consent of the holders of the Trust Preferred Securities
(i) with respect to acceptance of appointment by a successor trustee, (ii) to cure any ambiguity, correct or supplement any provisions in such Trust Agreement that may be inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under the Trust Agreement (provided such amendment is not inconsistent with the other provisions of the Trust Agreement), or (iii) to modify, eliminate or add to any provisions of the Trust Agreement to such extent as is necessary to ensure that Capital Trust will be classified for United States federal income tax purposes as a grantor trust at all times that any Trust Securities are outstanding or to ensure that Capital Trust will not be required to register as an "investment company" under the Investment Company Act; provided, however, that in the case of clause (ii), such action may not adversely affect in any material respect the interests of any holder of Trust Securities, and any amendments of such Trust Agreement will become effective when notice thereof is given to the holders of Trust Securities. The Trust Agreement may be amended by the Trustees and the Company (i) with the consent of holders representing not less than a majority in aggregate Liquidation Amount of the outstanding Trust Securities, and (ii) upon receipt by the Trustees of an opinion of counsel to the effect that such amendment or the exercise of any power granted to the Trustees in accordance with such amendment will not affect Capital Trust's status as a grantor trust for United States federal income tax purposes or Capital Trust's exemption from status as an "investment company" under the Investment Company Act. Notwithstanding anything in this paragraph to the contrary, without the consent of each holder of Trust Securities, the Trust Agreement may not be amended to
(a) change the amount or timing of any Distribution on the Trust Securities or otherwise adversely affect the amount of any Distribution required to be made in respect of the Trust Securities as of a specified date, or (b) restrict the right of a holder of Trust Securities to institute suit for the enforcement of any such payment on or after such date.

     The Trustees will not, so long as any Subordinated Debentures are held by the Property Trustee, (i) direct the time, method and place of conducting any proceeding for any remedy available to the Debenture Trustee, or executing any trust or power conferred on the Property Trustee with respect to the Subordinated Debentures, (ii) waive any past default that is waivable under the Indenture, (iii) exercise any right to rescind or annul a declaration that the principal of all the Subordinated Debentures will be due and payable, or (iv) consent to any amendment, modification or termination of the Indenture or the Subordinated Debentures, where such consent is required, without, in each case, obtaining the prior approval of the holders of a majority in aggregate Liquidation Amount of all outstanding Trust Securities; provided, however, that where a consent under the Indenture requires the consent of each holder of Subordinated Debentures affected thereby, no such consent will be given by the Property Trustee without the prior consent of each holder of the Trust Securities. The Trustees may not revoke any action previously authorized or approved by a vote of the holders of the Trust Securities except by subsequent vote of the holders of the Trust Securities. The Property Trustee will notify each holder of Trust Securities of any notice of default with respect to the Subordinated Debentures. In addition to obtaining the foregoing approvals of the holders of the Trust Securities, prior to taking any of the foregoing actions, the Trustees must obtain an opinion of counsel experienced in such matters to the effect that Capital Trust will not be classified as an association taxable as a corporation for United States federal income tax purposes on account of such action.

     Any required approval of holders of Trust Securities may be given at a meeting of holders of Trust Securities convened for such purpose or pursuant to written consent. The Property Trustee will cause a notice of any meeting at which holders of Trust Securities are entitled to vote, or of any matter upon which action by written consent of such holders is to be taken, to be given to each holder of record of Trust Securities in the manner set forth in the Trust Agreement.

     No vote or consent of the holders of Trust Preferred Securities will be required for Capital Trust to redeem and cancel its Trust Preferred Securities in accordance with the Trust Agreement.

     Notwithstanding the fact that holders of Trust Preferred Securities are entitled to vote or consent under any of the circumstances described above, any of the Trust Preferred Securities that are owned by the Company, the Trustees or any affiliate of the Company or any Trustee, will, for purposes of such vote or consent, be treated as if they were not outstanding.

Global Trust Preferred Securities

     The Trust Preferred Securities will be represented by one or more Global Trust Preferred Securities registered in the name of DTC or its nominee. Beneficial interests in the Global Trust Preferred Securities will be shown on, and transfers thereof will be effected only through, records maintained by participants in DTC. Except as described below, Trust Preferred Securities in definitive form will not be issued in exchange for the Global Trust Preferred Securities. See "Book-Entry Issuance."

     No Global Trust Preferred Security may be exchanged for Trust Preferred Securities registered in the names of persons other than DTC or its nominee unless (i) DTC notifies the Indenture Trustee that it is unwilling or unable to continue as a depositary for such Global Trust Preferred Security and the Company is unable to locate a qualified successor depositary, (ii) the Company executes and delivers to the Indenture Trustee a written order stating that it elects to terminate the book-entry system through DTC, or (iii) there shall have occurred and be continuing a Debenture Event of Default under the Indenture. Any Global Trust Preferred Security that is exchangeable pursuant to the preceding sentence shall be exchangeable for definitive certificates registered in such names as DTC shall direct. It is expected that such instructions will be based upon directions received by DTC with respect to ownership of beneficial interests in such Global Trust Preferred Security. In the event that Trust Preferred Securities are issued in definitive form, such Trust Preferred Securities will be in denominations of $25 and integral multiples thereof and may be transferred or exchanged at the offices described below.

     Unless and until it is exchanged in whole or in part for the individual Trust Preferred Securities represented thereby, a Global Trust Preferred Security may not be transferred except as a whole by DTC to a nominee of DTC, by a nominee of DTC to DTC or another nominee of DTC or by DTC or any nominee to a successor depositary or any nominee of such successor.

     Payments on Global Trust Preferred Securities will be made to DTC, as the depositary for the Global Trust Preferred Securities. In the event the Trust Preferred Securities are issued in definitive form, Distributions will be payable, the transfer of the Trust Preferred Securities will be registrable, and Trust Preferred Securities will be exchangeable, for Trust Preferred Securities of other denominations of a like aggregate Liquidation Amount, at the corporate office of the Property Trustee, or at the offices of any paying agent or transfer agent appointed by the Administrative Trustees, provided that payment of any Distribution may be made at the option of the Administrative Trustees by check mailed to the address of the persons entitled thereto or by wire transfer. In addition, if the Trust Preferred Securities are issued in definitive form, the record dates for payment of Distributions will be the 15th day of the month in which the relevant Distribution Date occurs. For a description of the terms of DTC arrangements relating to payments, transfers, voting rights, redemptions and other notices and other matters, see "Book-Entry Issuance."

     Upon the issuance of one or more Global Trust Preferred Securities, and the deposit of such Global Trust Preferred Security with or on behalf of DTC or its nominee, DTC or its nominee will credit, on its book-entry registration and transfer system, the respective aggregate Liquidation Amounts of the individual Trust Preferred Securities represented by such Global Trust Preferred Security to the accounts of persons that have accounts with DTC ("Participants"). Such accounts shall be designated by the dealers, underwriters or agents with respect to such Trust Preferred Securities. Ownership of beneficial interests in a Global Trust Preferred Security will be limited to Participants or persons that may hold interests through Participants. Ownership of beneficial interests in such Global Trust Preferred Security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the applicable depositary or its nominee (with respect to interests of Participants) and the records of Participants (with respect to interests of persons who hold through Participants). The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to transfer beneficial interests in a Global Trust Preferred Security.

     So long as DTC or such other depositary, or its nominee, is the registered owner of such Global Trust Preferred Security, such depositary or such nominee, as the case may be, will be considered the sole owner or holder of the Trust Preferred Securities represented by such Global Trust Preferred Security for all purposes under the Trust Agreement. Except as described herein, owners of beneficial interests in a Global Trust Preferred Security will not be entitled to have any of the individual Trust Preferred Securities represented by such Global Trust Preferred Security registered in their names, will not receive or be entitled to receive physical delivery of any such Trust Preferred Securities in definitive form and will not be considered the owners or holders thereof under the Trust Agreement.

     None of the Company, the Property Trustee, any paying agent or the securities registrar for such Trust Preferred Securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Global Trust Preferred Security representing such Trust Preferred Securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     The Company expects that DTC or its nominee, upon receipt of any payment of the Liquidation Amount or Distributions in respect of a Global Trust Preferred Security immediately will credit Participants' accounts with payments in amounts proportionate to their respective beneficial interest in the aggregate Liquidation Amount of such Global Trust Preferred Security as shown on the records of DTC or its nominee. The Company also expects that payments by Participants to owners of beneficial interests in such Global Trust Preferred Security held through such Participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name." Such payments will be the responsibility of such Participants. See "Book-Entry Issuance."

Payment and Paying Agency

     Payments in respect of the Trust Preferred Securities shall be made to DTC, which shall credit the relevant accounts of Participants on the applicable Distribution Dates, or, if any of the Trust Preferred Securities are not held by DTC, such payments shall be made by check mailed to the address of the holder entitled thereto as such address will appear on the register of holders of the Trust Preferred Securities. The paying agent for the Trust Preferred Securities will initially be the Property Trustee and any co-paying agent chosen by the Property Trustee and acceptable to the Administrative Trustees and the Company. The paying agent for the Trust Preferred Securities may resign as paying agent upon 30 days' written notice to the Administrative Trustees, the Property Trustee and the Company. In the event that the Property Trustee no longer is the paying agent for the Trust Preferred Securities, the Administrative Trustees will appoint a successor (which must be a bank or trust company acceptable to the Property Trustee and the Company) to act as paying agent.

Registrar and Transfer Agent

     The Property Trustee will act as the registrar and the transfer agent for the Trust Preferred Securities. Registration of transfers of Trust Preferred Securities will be effected without charge by or on behalf of Capital Trust, but upon payment of any tax or other governmental charges that may be imposed in connection with any transfer or exchange. Capital Trust and its registrar and transfer agent will not be required to register or cause to be registered the transfer of Trust Preferred Securities after such Trust Preferred Securities have been called for redemption.

Information Concerning the Property Trustee

     The Property Trustee, until the occurrence and continuance of an Event of Default, undertakes to perform only such duties as are specifically set forth in the Trust Agreement and, after such Event of Default, must exercise the same degree of care and skill as a prudent Person, exercises or uses in the conduct of its own affairs. Subject to this provision, the Property Trustee is under no obligation to exercise any of the powers vested in it by the Trust Agreement at the request of any holder of Trust Preferred Securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby. If no Event of Default has occurred and is continuing and the Property Trustee is required to decide between alternative causes of action, construe ambiguous provisions in the Trust Agreement or is unsure of the application of any provision of the Trust Agreement, and the matter is not one on which holders of Trust Preferred Securities are entitled under the Trust Agreement to vote, then the Property Trustee will take such action as is directed by the Company and if not so directed, will take such action as it deems advisable and in the best interests of the holders of the Trust Securities and will have no liability except for its own bad faith, negligence or willful misconduct.

Miscellaneous

     The Administrative Trustees are authorized and directed to conduct the affairs of and to operate Capital Trust in such a way that Capital Trust will not be deemed to be an "investment company" required to be registered under the Investment Company Act or classified as an association taxable as a corporation for United States federal income tax purposes and so that the Subordinated Debentures will be treated as indebtedness of the Company for United States federal income tax purposes. The Company and the Administrative Trustees are authorized, in this connection, to take any action, not inconsistent with applicable law, the certificate of trust of Capital Trust or the Trust Agreement, that the Company and the Administrative Trustees determine in their discretion to be necessary or desirable for such purposes.

     Holders of the Trust Preferred Securities have no preemptive or similar rights.

     The Trust Agreement and the Trust Preferred Securities will be governed by, and construed in accordance with, the internal laws of the State of Delaware.

                  DESCRIPTION OF THE SUBORDINATED DEBENTURES

     Concurrently with the issuance of the Trust Preferred Securities, Capital Trust will invest the proceeds thereof, together with the consideration paid by the Company for the Common Securities, in the Subordinated Debentures issued by the Company. The Subordinated Debentures will be issued as unsecured debt under the Indenture, to be dated as of September __, 1998 ("Indenture"), between the Company and Wilmington Trust Company, as trustee (the "Debenture Trustee"). The Indenture will be qualified as an indenture under the Trust Indenture Act. The following summary of the material terms and provisions of the Subordinated Debentures and the Indenture does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the Indenture and to the Trust Indenture Act. Wherever particular defined terms of the Indenture are referred to, but not defined herein, such defined terms are incorporated herein by reference. The form of the Indenture has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part.

General

     The Subordinated Debentures will be limited in aggregate principal amount to approximately $28 million (or approximately $32 million if the overallotment option described under the heading "Underwriting" is exercised in full by the Underwriters), such amount being the sum of the aggregate stated Liquidation Amounts of the Trust Securities. The Subordinated Debentures will bear interest
at the annual rate of       % of the principal amount thereof, payable quarterly
in arrears on the last calendar day of each of March, June, September and December of each year (each, an "Interest Payment Date") beginning December 31, 1998, to the Person (as defined in the Indenture) in whose name each Subordinated Debenture is registered, subject to certain exceptions, at the close of business on the 15th day of the month in which such Interest Payment Date occurs. It is anticipated that, until the liquidation, if any, of Capital Trust, the Subordinated Debentures will be held in the name of the Property Trustee in trust for the benefit of the holders of the Trust Securities. The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. In the event that any date on which interest is payable on the Subordinated Debentures is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay) except that, if such Business Day is in the next succeeding calendar year, payment of such interest will be made on the immediately preceding Business Day, in each case, with the same force and effect as if made on the date such payment was originally due and payable. Accrued interest that is not paid on the applicable Interest Payment Date will bear additional interest on the amount thereof (to the extent permitted by law) at the rate per
annum of   % thereof, compounded quarterly. The term "interest," as used herein, includes quarterly interest payments, interest on quarterly interest payments not paid on the applicable Interest Payment Date and Additional Interest, as applicable.

     The Subordinated Debentures will mature on September ___, 2028 (such date, as it may be shortened or extended as hereinafter described, the "Stated Maturity"). Such date may be shortened once at any time by the Company to any date not earlier than September 30, 2003, subject to the Company having received prior approval of the Federal Reserve if then required under applicable capital guidelines, policies or regulations of the Federal Reserve. Such date may also be extended once at any time at the election of the Company but in no event to a date later than September ___, 2047, provided that at the time such election is made and at the time of extension (i) the Company is not in bankruptcy, otherwise insolvent or in liquidation, (ii) the Company is not in default in the payment of any interest or principal on the Subordinated Debentures, and (ii) Capital Trust is not in arrears on payments of Distributions on the Trust Preferred Securities and no deferred Distributions are accumulated. In the event that the Company elects to shorten or extend the Stated Maturity of the Subordinated Debentures, it will give notice to the Debenture Trustee and Capital Trust (unless Capital Trust is not the holder of the Subordinated Debentures, in which case the Debenture Trustee will give notice to the holders of the Subordinated Debentures), no more than 180 days and no less than 90 days prior to the effectiveness thereof. The Company will not have the right to redeem the Subordinated Debentures from Capital Trust until after September 30, 2003, except if a Tax Event, an Investment Company Event or a Capital Treatment Event has occurred (in which case such redemption may be effected in whole, but not in part).

     The Subordinated Debentures will be unsecured and will rank junior and be subordinate in right of payment to all Senior Debt, Subordinated Debt and Additional Senior Obligations of the Company. Because the Company is a holding company, the right of the Company to participate in any distribution of assets of any of the Company's subsidiaries, upon any such subsidiary's liquidation or reorganization or otherwise (and thus the ability of holders of the Subordinated Debentures to benefit indirectly from such distribution), is subject to the prior claim of creditors of such subsidiary, except to the extent that the Company may itself be recognized as a creditor of such subsidiary. The Subordinated Debentures will, therefore, be effectively subordinated to all existing and future liabilities of the subsidiaries, and holders of Subordinated Debentures should look only to the assets of the Company for payments on the Subordinated Debentures. The Indenture does not limit the incurrence or issuance of other secured or unsecured debt of the Company, including Senior Debt, Subordinated Debt and Additional Senior Obligations, whether under the Indenture or any existing indenture or other indenture that the Company may enter into in the future or otherwise. See "--Subordination."

     The Indenture does not contain provisions that afford holders of the Subordinated Debentures protection in the event of a highly leveraged transaction or other similar transaction involving the Company that may adversely affect such holders.

Option to Extend Interest Payment Period

     The Company has the right under the Indenture at any time during the term of the Subordinated Debentures, so long as no Debenture Event of Default has occurred and is continuing, to defer the payment of interest at any time, or from time to time (each, an "Extended Interest Payment Period"). The right to defer the payment of interest on the Subordinated Debentures is limited, however, to a period, in each instance, not exceeding 20 consecutive quarters and no Extended Interest Payment Period may extend beyond the Stated Maturity of the Subordinated Debentures or end on a date other than an Interest Payment Date. At the end of each Extended Interest Payment Period, the Company must pay all interest then accrued and unpaid (together with interest thereon at the
annual rate of    % compounded quarterly, to the extent permitted by applicable law, and Additional Interest (if any is required)). During an Extended Interest Payment Period, interest will continue to accrue and holders of Subordinated Debentures (or the holders of Trust Preferred Securities if such securities are then outstanding) will be required to accrue and recognize income for United States federal income tax purposes. See "Certain Federal Income Tax Consequences--Potential Extension of Interest Payment Period and Original Issue Discount."

     During any such Extended Interest Payment Period, the Company may not (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of the Company's capital stock (other than the reclassification of any class of the Company's capital stock into another class of capital stock), (ii) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Company that rank pari passu with or junior in interest to the Subordinated Debentures or make any guarantee payments with respect to any guarantee by the Company of the debt securities of any subsidiary of the Company if such guarantee ranks pari passu or junior in interest to the Subordinated Debentures (other than payments under the Guarantee), or (iii) redeem, purchase or acquire less than all of the Subordinated Debentures or any of the Trust Preferred Securities. Prior to the termination of any such Extended Interest Payment Period, so long as no Debenture Event of Default shall have occurred and be continuing, the Company may further defer the payment of interest; provided that no Extended Interest Payment Period may exceed 20 consecutive quarters, extend beyond the Stated Maturity of the Subordinated Debentures or end on a date other than an Interest Payment Date. Upon the termination of any such Extended Interest Payment Period and the payment of all amounts then due, the Company may elect to begin a new Extended Interest Payment Period subject to the above requirements. No interest will be due and payable during an Extended Interest Payment Period, except at the end thereof. The Company has no present intention of exercising its right to defer payments of interest on the Subordinated Debentures. The Company must give the Property Trustee, the Administrative Trustees and the Trustee of its selection, notice of its election of such Extended Interest Payment Period at least two Business Days prior to the earlier of (i) the next succeeding date on which Distributions on the Trust Securities would have been payable except for the election to begin such Extended Interest Payment Period, or (ii) the date Capital Trust or the Company is required to give notice of the record date, or the date such Distributions are payable, to Nasdaq (or other applicable self-regulatory organization) or to holders of the Trust Preferred Securities, but in any event at least one Business Day prior to such record date. Subject to the foregoing, there is no limitation on the number of times that the Company may elect to begin an Extended Interest Payment Period.

Additional Interest

     If Capital Trust or the Property Trustee is required to pay any additional taxes, duties or other governmental charges as a result of the occurrence of a Tax Event, the Company will pay Additional Interest on the Subordinated Debentures such additional interest as may be required so that the net amounts received and retained by Capital Trust after paying any such additional taxes, duties or other governmental charges will not be less than the amounts Capital Trust would have received had such additional taxes, duties or other governmental charges not been imposed.

Redemption or Exchange

     The Company will have the right to redeem the Subordinated Debentures prior to maturity (i) on or after September 30, 2003, in whole at any time or in part from time to time, or (ii) at any time in whole (but not in part), within 180 days following the occurrence of a Tax Event, an Investment Company Event or a Capital Treatment Event, in each case at a redemption price equal to the accrued and unpaid interest on the Subordinated Debentures so redeemed to the date fixed for redemption, plus 100% of the principal amount thereof. Any such redemption prior to the Stated Maturity will be subject to prior approval of the Federal Reserve if then required under applicable capital guidelines, policies or regulations of the Federal Reserve.

     "Tax Event" means the receipt by Capital Trust and the Company of an opinion of counsel experienced in such matters to the effect that, as a result of any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, or as a result of any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which pronouncement or decision is announced on or after the date of issuance of the Trust Preferred Securities under the Trust Agreement, there is more than an insubstantial risk that (i) interest payable by the Company on the Subordinated Debentures is not, or within 90 days of the date of such opinion will not be, deductible by the Company, in whole or in part, for United States federal income tax purposes, (ii) Capital Trust is, or will be within 90 days after the date of such opinion of counsel, subject to United States federal income tax with respect to income received or accrued on the Subordinated Debentures, or (iii) Capital Trust is, or will be within 90 days after the date of such opinion of counsel, subject to more than a de minimis amount of other taxes, duties, assessments or other governmental charges. The Company or Capital Trust must request and receive an opinion with regard to such matters within a reasonable period of time after the Company or Capital Trust becomes aware of the possible occurrence of any of the events described in clauses (i) through (iii) above.

     "Investment Company Event" means the receipt by Capital Trust and the Company of an opinion of counsel experienced in such matters to the effect that, as a result of the occurrence of a change in law or regulation or a change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority, Capital Trust is or will be considered an "investment company" that is required to be registered under the Investment Company Act, which change becomes effective on or after the date of original issuance of the Trust Preferred Securities. The Company or Capital Trust must request and receive an opinion with regard to such matters within a reasonable period of time after the Company or Capital Trust becomes aware of the possible occurrence of any such event.

     "Capital Treatment Event" means the receipt by Capital Trust and the Company of an opinion of counsel experienced in such matters to the effect that, as a result of any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision thereof or therein, or as a result of any official or administrative pronouncement or action or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or such prospective change, pronouncement or decision is announced on or after the date of issuance of the Trust Preferred Securities under the Trust Agreement, there is more than an insubstantial risk of impairment of the Company's ability to treat the Trust Preferred Securities (or any substantial portion thereof) as Tier 1 capital (or the then equivalent thereof), for purposes of the capital adequacy guidelines of the Federal Reserve, as then in effect and applicable to the Company. The Company or Capital Trust must request and receive an opinion with regard to such matters within a reasonable period of time after the Company or Capital Trust becomes aware of the possible occurrence of any such event.

     Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of Subordinated Debentures to be redeemed at its registered address. Redemption of less than all outstanding Subordinated Debentures shall be effected pro rata, by lot or in such other manner deemed to be fair by the Debenture Trustee. Unless the Company defaults in payment of the redemption price for the Subordinated Debentures, on and after the redemption date interest ceases to accrue on such Subordinated Debentures or portions thereof called for redemption.

     The Subordinated Debentures will not be subject to any sinking fund.

Distribution Upon Liquidation

     As described under "Description of the Trust Preferred Securities-- Liquidation Distribution Upon Termination," under certain circumstances, the Subordinated Debentures may be distributed to the holders of the Trust Preferred Securities in liquidation of Capital Trust after satisfaction of liabilities to creditors of Capital Trust as provided by applicable law. Any such distribution will be subject to receipt of prior approval by the Federal Reserve if then required under applicable policies, guidelines or regulations of the Federal Reserve. If the Subordinated Debentures are distributed to the holders of Trust Preferred Securities upon the liquidation of Capital Trust, the Company will use its reasonable efforts to list the Subordinated Debentures on Nasdaq or such stock exchanges, if any, on which the Trust Preferred Securities are then listed. There can be no assurance as to the market price of any Subordinated Debentures that may be distributed to the holders of Trust Preferred Securities.

Restrictions on Certain Payments

     If at any time (i) there has occurred a Debenture Event of Default, (ii) the Company is in default with respect to its obligations under the Guarantee, or (iii) the Company has given notice of its election of an Extended Interest Payment Period as provided in the Indenture with respect to the Subordinated Debentures and has not rescinded such notice, or such Extended Interest Payment Period, or any extension thereof, is continuing, the Company will not (1) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Company's capital stock (other than the reclassification of any class of the Company's capital stock into another class of capital stock), (2) make any payment of principal, interest or premium, if any, on or repay or repurchase or redeem any debt securities of the Company that rank pari passu with or junior in interest to the Subordinated Debentures or make any guarantee payments with respect to any guarantee by the Company of the debt securities of any subsidiary of the Company if such guarantee ranks pari passu or junior in interest to the Subordinated Debentures (other than payments under the Guarantee), or (3) redeem, purchase or acquire less than all of the Subordinated Debentures or any of the Trust Preferred Securities.

Subordination

     The Indenture provides that the Subordinated Debentures issued thereunder are subordinated and junior in right of payment to all Senior Debt, Subordinated Debt and Additional Senior Obligations of the Company. Upon any payment or distribution of assets to creditors upon any liquidation, dissolution, winding up, reorganization, assignment for the benefit of creditors, marshaling of assets or any bankruptcy, insolvency, debt restructuring or similar proceedings in connection with any insolvency or bankruptcy proceedings of the Company, the holders of Senior Debt, Subordinated Debt and Additional Senior Obligations of the Company will first be entitled to receive payment in full of principal of (and premium, if any) and interest, if any, on such Senior Debt, Subordinated Debt and Additional Senior Obligations of the Company before the holders of Subordinated Debentures will be entitled to receive or retain any payment in respect of the principal of or interest on the Subordinated Debentures.

     In the event of the acceleration of the maturity of any Subordinated Debentures, the holders of all Senior Debt, Subordinated Debt and Additional Senior Obligations of the Company outstanding at the time of such acceleration will first be entitled to receive payment in full of all amounts due thereon (including any amounts due upon acceleration) before the holders of the Subordinated Debentures will be entitled to receive or retain any payment in respect of the principal of or interest on the Subordinated Debentures.

     No payments on account of principal or interest in respect of the Subordinated Debentures may be made if there has occurred and is continuing a default in any payment with respect to Senior Debt, Subordinated Debt or Additional Senior Obligations of the Company or an event of default with respect to any Senior Debt, Subordinated Debt or Additional Senior Obligations of the Company resulting in the acceleration of the maturity thereof, or if any judicial proceeding is pending with respect to any such default.

     "Debt" means, with respect to any Person, whether recourse is to all or a portion of the assets of such Person and whether or not contingent, (i) every obligation of such Person for money borrowed, (ii) every obligation of such Person evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses, (iii) every reimbursement obligation of such Person with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of such Person, (iv) every obligation of such Person issued or assumed as the deferred purchase price of property or services (but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business), (v) every capital lease obligation of such Person, and (vi) and every obligation of the type referred to in clauses (i) through (v) of another Person and all dividends of another Person the payment of which, in either case, such Person has guaranteed or is responsible or liable, directly or indirectly, as obligor or otherwise.

     "Senior Debt" means, with respect to the Company, the principal of (and premium, if any) and interest, if any (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company whether or not such claim for post-petition interest is allowed in such proceeding), on Debt, whether incurred on or prior to the date of the Indenture or thereafter incurred, unless, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such obligations are not superior in right of payment to the Subordinated Debentures or to other Debt which is pari passu with, or subordinated to, the Subordinated Debentures; provided, however, that Senior Debt will not be deemed to include
(i) any Debt of the Company which when incurred and without respect to any election under section 1111(b) of the United States Bankruptcy Code of 1978, as amended, was without recourse to the Company, (ii) any Debt of the Company to any of its subsidiaries, (iii) any Debt to any employee of the Company, (iv) any Debt which by its terms is subordinated to trade accounts payable or accrued liabilities arising in the ordinary course of business to the extent that payments made to the holders of such Debt by the holders of the Subordinated Debentures as a result of the subordination provisions of the Indenture would be greater than they otherwise would have been as a result of any obligation of such holders to pay amounts over to the obligees on such trade accounts payable or accrued liabilities arising in the ordinary course of business as a result of subordination provisions to which such Debt is subject, and (v) Debt which constitutes Subordinated Debt.

     "Subordinated Debt" means, with respect to the Company, the principal of (and premium, if any) and interest, if any (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company whether or not such claim for post-petition interest is allowed in such proceeding), on Debt, whether incurred on or prior to the date of the Indenture or thereafter incurred, which is by its terms expressly provided to be junior and subordinate to other Debt of the Company (other than the Subordinated Debentures); provided, however, that Subordinated Debt will not be deemed to include (i) any Debt of the Company which when incurred and without respect to any election under section 1111(b) of the United States Bankruptcy Code of 1978, as amended, was without recourse to the Company, (ii) any Debt of the Company to any of its subsidiaries, (iii) any Debt to any employee of the Company, (iv) any Debt which by its terms is subordinated to trade accounts payable or accrued liabilities arising in the ordinary course of business to the extent that payments made to the holders of such Debt by the holders of the Subordinated Debentures as a result of the subordination provisions of the Indenture would be greater than they otherwise would have been as a result of any obligation of such holders to pay amounts over to the obligees on such trade accounts payable or accrued liabilities arising in the ordinary course of business as a result of subordination provisions to which such Debt is subject, (v) Debt which constitutes Senior Debt and (vi) any Debt of the Company under debt securities (and guarantees in respect of these debt securities) initially issued to any trust, or a trustee of a trust, partnership or other entity affiliated with the Company that is, directly or indirectly, a financing vehicle of the Company in connection with the issuance by that entity of preferred securities or other securities which are intended to qualify for Tier 1 capital treatment.

     "Additional Senior Obligations" means, with respect to the Company, all indebtedness, whether incurred on or prior to the date of the Indenture or thereafter incurred, for Claims in respect of derivative products such as interest and foreign exchange rate contracts, commodity contracts and similar arrangements; provided, however, that Additional Senior Obligations do not include claims in respect of Senior Debt or Subordinated Debt or obligations which, by their terms, are expressly stated to be not superior in right of payment to the Subordinated Debentures or to rank pari passu in right of payment with the Subordinated Debentures. "Claim," as used herein, has the meaning assigned thereto in Section 101(4) of the United States Bankruptcy Code of 1978, as amended.

     The Indenture places no limitation on the amount of additional Senior Debt, Subordinated Debt or Additional Senior Obligations that may be incurred by the Company. The Company expects from time to time to incur additional indebtedness constituting Senior Debt, Subordinated Debt and Additional Senior Obligations. At June 30, 1998, the Company had consolidated Senior Debt, Subordinated Debt and Additional Obligations of approximately $26.6 million. Because the Company is a holding company, the Subordinated Debentures are effectively subordinated to all existing and future liabilities of the Company's subsidiaries, including obligations to depositors of the Banks.

Payment and Paying Agents

     Payment of principal of and any interest on the Subordinated Debentures will be made at the office of the Debenture Trustee in New York, New York, except that, at the option of the Company, payment of any interest may be made
(i) by check mailed to the address of the Person entitled thereto as such address appears in the register of holders of the Subordinated Debentures, or
(ii) by transfer to an account maintained by the Person entitled thereto as specified in the register of holders of the Subordinated Debentures, provided that proper transfer instructions have been received by the regular record date. Payment of any interest on Subordinated Debentures will be made to the Person in whose name such Subordinated Debenture is registered at the close of business on the regular record date for such interest, except in the case of defaulted interest. The Company may at any time designate additional paying agents for the Subordinated Debentures or rescind the designation of any paying agent for the Subordinated Debentures; however, the Company will at all times be required to maintain a paying agent in New York, New York, and each place of payment for the Subordinated Debentures.

     Any moneys deposited with the Debenture Trustee or any paying agent for the Subordinated Debentures, or then held by the Company in trust, for the payment of the principal of or interest on the Subordinated Debentures and remaining unclaimed for two years after such principal or interest has become due and payable will be repaid to the Company on May 31 of each year or (if then held in trust by the Company) will be discharged from such trust and the holder of such Subordinated Debenture will thereafter look, as a general unsecured creditor, only to the Company for payment thereof.

Registrar and Transfer Agent

     The Debenture Trustee will act as the registrar and the transfer agent for the Subordinated Debentures. Subordinated Debentures may be presented for registration of transfer (with the form of transfer endorsed thereon, or a satisfactory written instrument of transfer, duly executed), at the office of the registrar. The Company may at any time rescind the designation of any such transfer agent or approve a change in the location through which any such transfer agent acts; provided that the Company maintains a transfer agent in New York, New York. The Company may at any time designate additional transfer agents with respect to the Subordinated Debentures. In the event of any redemption, neither the Company nor the Debenture Trustee will be required to (i) issue, register the transfer of or exchange Subordinated Debentures during a period beginning at the opening of business 15 days before the day of selection for redemption of Subordinated Debentures and ending at the close of business on the day of mailing of the relevant notice of redemption, or (ii) transfer or exchange any Subordinated Debentures so selected for redemption, except, in the case of any Subordinated Debentures being redeemed in part, any portion thereof not to be redeemed.

Modification of Indenture

     The Company and the Debenture Trustee may, from time to time without the consent of the holders of the Subordinated Debentures, amend, waive or supplement the Indenture for specified purposes, including, among other things, curing ambiguities, defects or inconsistencies and qualifying, or maintaining the qualification of, the Indenture under the Trust Indenture Act or for any other purpose that does not materially adversely affect the rights of the holders of the Subordinated Debentures. The Indenture contains provisions permitting the Company and the Debenture Trustee, with the consent of the holders of not less than a majority in principal amount of the outstanding Subordinated Debentures, to modify the Indenture; provided, that no such modification may, without the consent of the holder of each outstanding Subordinated Debenture affected by such proposed modification, (i) extend the fixed maturity of the Subordinated Debentures, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or (ii) reduce the percentage of principal amount of Subordinated Debentures, the holders of which are required to consent to any such modification of the Indenture; provided that so long as any of the Trust Preferred Securities remain outstanding, no such modification may be made that requires the consent of the holders of the Subordinated Debentures, and no termination of the Indenture may occur, and no waiver of any Debenture Event of Default may be effective, without the prior consent of the holders of at least a majority of the aggregate Liquidation Amount of the Trust Preferred Securities.

Debenture Events of Default

     The Indenture provides that any one or more of the following described events with respect to the Subordinated Debentures that has occurred and is continuing constitutes an event of default (each, a "Debenture Event of Default") with respect to the Subordinated Debentures:

          (i) failure for 30 days to pay any interest on the Subordinated Debentures, when due (subject to the deferral of any due date in the case of an Extended Interest Payment Period); or

          (ii) failure to pay any principal on the Subordinated Debentures when due whether at maturity, upon redemption by declaration or otherwise; or

          (iii) failure to observe or perform in any material respect certain other covenants contained in the Indenture for 90 days after written notice to the Company from the Debenture Trustee or the holders of at least 25% in aggregate outstanding principal amount of the Subordinated Debentures; or

          (iv) certain events in bankruptcy, insolvency or reorganization of the Company or dissolution of Capital Trust.

     The holders of a majority in aggregate outstanding principal amount of the Subordinated Debentures have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Debenture Trustee. The Debenture Trustee, or the holders of not less than 25% in aggregate outstanding principal amount of the Subordinated Debentures, may declare the principal due and payable immediately upon a Debenture Event of Default. The holders of a majority in aggregate outstanding principal amount of the Subordinated Debentures may annul such declaration and waive the default if the default (other than the non-payment of the principal of the Subordinated Debentures which has become due solely by such acceleration) has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the Debenture Trustee. Should the holders of the Subordinated Debentures fail to annul such declaration and waive such default, the holders of at least 25% in aggregate Liquidation Amount of the Trust Preferred Securities will have such right.

     The Company is required to file annually with the Debenture Trustee a certificate as to whether or not the Company is in compliance with all the conditions and covenants applicable to it under the Indenture.

     If a Debenture Event of Default has occurred and is continuing, the Property Trustee will have the right to declare the principal of and the interest on such Subordinated Debentures, and any other amounts payable under the Indenture, to be forthwith due and payable and to enforce its other rights as a creditor with respect to such Subordinated Debentures.

Enforcement of Certain Rights by Holders of the Trust Preferred Securities

     If a Debenture Event of Default has occurred and is continuing and such event is attributable to the failure of the Company to pay interest on or principal of the Subordinated Debentures on the payment date on which such payment is due and payable, then a holder of Trust Preferred Securities may institute a Direct Action. In connection with such Direct Action, the Company will have a right of set-off under the Indenture to the extent of any payment made by the Company to such holder of Trust Preferred Securities with respect to such Direct Action. The Company may not amend the Indenture to remove the foregoing right to bring a Direct Action without the prior written consent of the holders of all of the Trust Preferred Securities. If the right to bring a Direct Action is removed, Capital Trust may become subject to the reporting obligations under the Exchange Act.

     The holders of the Trust Preferred Securities will not be able to exercise directly any remedies, other than those set forth in the preceding paragraph, available to the holders of the Subordinated Debentures unless there has been an Event of Default under the Trust Agreement. See "Description of the Trust Preferred Securities--Events of Default; Notice."

Consolidation, Merger, Sale of Assets and Other Transactions

     The Company may not consolidate with or merge into any other Person or convey or transfer its properties and assets substantially as an entirety to any Person, and no Person may consolidate with or merge into the Company or sell, convey, transfer or otherwise dispose of its properties and assets substantially as an entirety to the Company, unless (i) in the event the Company consolidates with or merges into another Person or conveys or transfers its properties and assets substantially as an entirety to any Person, the successor Person is organized under the laws of the United States or any State or the District of Columbia, and such successor Person expressly assumes by supplemental indenture the Company's obligations on the Subordinated Debentures issued under the Indenture (or substitutes substantially similar securities therefor), and (ii) immediately after giving effect thereto, no Debenture Event of Default, and no event which, after notice or lapse of time, or both, would become a Debenture Event of Default, has occurred and is continuing, and (iii) certain other conditions as prescribed in the Indenture are met.

Satisfaction and Discharge

     The Indenture will cease to be of further effect (except as to the Company's obligations to pay certain sums due pursuant to the Indenture and to provide certain officers' certificates and opinions of counsel described therein) and the Company will be deemed to have satisfied and discharged the Indenture when, among other things, all Subordinated Debentures not previously delivered to the Debenture Trustee for cancellation (i) have become due and payable, or (ii) will become due and payable at their Stated Maturity within one year or are to be called for redemption within one year, and the Company deposits or causes to be deposited with the Debenture Trustee funds, in trust, for the purpose and in an amount sufficient to pay and discharge the entire indebtedness on the Subordinated Debentures not previously delivered to the Debenture Trustee for cancellation, for the principal and interest to the date of the deposit or to the Stated Maturity or redemption date, as the case may be.

Governing Law

     The Indenture and the Subordinated Debentures will be governed by and construed in accordance with the laws of the State of Illinois.

Information Concerning the Debenture Trustee

     The Debenture Trustee has and is subject to all the duties and responsibilities specified with respect to an indenture trustee under the Trust Indenture Act. Subject to such provisions, the Debenture Trustee is under no obligation to exercise any of the powers vested in it by the Indenture at the request of any holder of Subordinated Debentures, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities which might be incurred thereby. The Debenture Trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if the Debenture Trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it.

Miscellaneous

     The Company has agreed, pursuant to the Indenture, for so long as Trust Preferred Securities remain outstanding, (i) to maintain directly or indirectly 100% ownership of the Common Securities of Capital Trust (provided that certain successors which are permitted pursuant to the Indenture may succeed to the Company's ownership of the Common Securities), (ii) not to voluntarily terminate, wind up or liquidate Capital Trust, except upon prior approval of the Federal Reserve if then so required under applicable capital guidelines, policies or regulations of the Federal Reserve, and use its reasonable efforts to cause Capital Trust (a) to remain a business trust (and to avoid involuntary termination, winding up or liquidation), except in connection with a distribution of Subordinated Debentures, the redemption of all of the Trust Securities of Capital Trust or certain mergers, consolidations or amalgamations, each as permitted by the Trust Agreement; and (b) to otherwise continue not to be treated as an association taxable as a corporation or partnership for United States federal income tax purposes; and (iii) to use its reasonable efforts to cause each holder of Trust Securities to be treated as owning an individual beneficial interest in the Subordinated Debentures.

                              BOOK-ENTRY ISSUANCE

     DTC will act as securities depositary for all of the Trust Preferred Securities and, in the event of the distribution of the Subordinated Debentures to holders of Trust Preferred Securities, may act as securities depositary for all of the Subordinated Debentures. Except as described herein, the Trust Preferred Securities will be issued only as fully-registered securities registered in the name of Cede & Co. (DTC's nominee). One or more Global Trust Preferred Securities will be issued for the Trust Preferred Securities and will be deposited with DTC.

     DTC is a limited purpose trust company organized under New York banking law, a "banking organization" within the meaning of the New York banking law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its Participants deposit with DTC. DTC also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. "Direct Participants" include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is owned by a number of its Direct Participants and by the New York Stock Exchange Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain custodial relationships with Direct Participants, either directly or indirectly ("Indirect Participants"). The rules applicable to DTC and its Participants are on file with the Commission.

     Purchases of Trust Preferred Securities within the DTC system must be made by or through Direct Participants, which will receive a credit for the Trust Preferred Securities on DTC's records. The ownership interest of each actual purchaser of each Trust Preferred Security ("Beneficial Owner") is in turn to be recorded on the Direct and Indirect Participant's records. Beneficial Owners will not receive written confirmation from the depositary of their purchases, but Beneficial Owners are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the Direct or Indirect Participants through which the Beneficial Owners purchased Trust Preferred Securities. Transfers of ownership interests in the Trust Preferred Securities are to be accomplished by entries made on the books of Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interest in Trust Preferred Securities, except in the event that use of the book-entry system for the Trust Preferred Securities is discontinued.

     DTC has no knowledge of the actual Beneficial Owners of the Trust Preferred Securities; DTC's records reflect only the identity of the Direct Participants to whose accounts such Trust Preferred Securities are credited, which may or may not be the Beneficial Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

     Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners and the voting rights of Direct Participants, Indirect Participants and Beneficial Owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Redemption notices will be sent to Cede & Co. as the registered holder of the Trust Preferred Securities. If less than all of the Trust Preferred Securities are being redeemed, the amount to be redeemed will be determined in accordance with the Trust Agreement.

     Although voting with respect to the Trust Preferred Securities is limited to the holders of record of the Trust Preferred Securities, in those instances in which a vote is required, neither DTC nor Cede & Co. will itself consent or vote with respect to Trust Preferred Securities. Under its usual procedures, DTC would mail an omnibus proxy (the "Omnibus Proxy") to the Property Trustee as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts such Trust Preferred Securities are credited on the record date (identified in a listing attached to the Omnibus Proxy).

     Distribution payments on the Trust Preferred Securities will be made by the Property Trustee to DTC. DTC's practice is to credit Direct Participants' accounts on the relevant payment date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payments on such payment date. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices and will be the responsibility of such Participant and not of DTC, the Property Trustee, Capital Trust or the Company, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of Distributions to DTC is the responsibility of the Property Trustee, disbursement of such payments to Direct Participants is the responsibility of DTC, and disbursements of such payments to the Beneficial Owners is the responsibility of Direct and Indirect Participants.

     DTC may discontinue providing its services as securities depositary with respect to any of the Trust Preferred Securities at any time by giving reasonable notice to the Property Trustee and the Company. In the event that a successor securities depositary is not obtained, definitive Trust Preferred Securities representing such Trust Preferred Securities are required to be printed and delivered. The Company, at its option, may decide to discontinue use of the system of book-entry transfers through DTC (or a successor depositary). After a Debenture Event of Default, the holders of a majority in Liquidation Amount of Trust Preferred Securities may determine to discontinue the system of book-entry transfers through DTC. In any such event, definitive certificates for such Trust Preferred Securities will be printed and delivered.

     The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that Capital Trust and the Company believe to be accurate, but Capital Trust and the Company assume no responsibility for the accuracy thereof. Neither Capital Trust nor the Company has any responsibility for the performance by DTC or its Participants of their respective obligations as described herein or under the rules and procedures governing their respective operations.


                          DESCRIPTION OF THE GUARANTEE

     The Trust Preferred Securities Guarantee Agreement (the "Guarantee") will be executed and delivered by the Company concurrently with the issuance of the Trust Preferred Securities for the benefit of the holders of the Trust Preferred Securities. The Guarantee will be qualified as an indenture under the Trust Indenture Act. The Guarantee Trustee will act as indenture trustee under the Guarantee for purposes of complying with the provisions of the Trust Indenture Act. The Guarantee Trustee, Wilmington Trust Company, will hold the Guarantee for the benefit of the holders of the Trust Preferred Securities. The following summary of the material terms and provisions of the Guarantee does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of the Guarantee and the Trust Indenture Act. Wherever particular defined terms of the Guarantee are referred to, but not defined herein, such defined terms are incorporated herein by reference. The form of the Guarantee has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part.

General

     The Company will, pursuant to the Guarantee, irrevocably agree to pay in full on a subordinated basis, to the extent set forth therein, the Guarantee Payments (as defined below) to the holders of the Trust Preferred Securities, as and when due, regardless of any defense, right of set-off or counterclaim that Capital Trust may have or assert other than the defense of payment. The following payments with respect to the Trust Preferred Securities, to the extent not paid by or on behalf of Capital Trust (the "Guarantee Payments"), will be subject to the Guarantee: (i) any accrued and unpaid Distributions required to be paid on the Trust Preferred Securities, to the extent that Capital Trust has funds available therefor at such time, (ii) the Redemption Price with respect to any Trust Preferred Securities called for redemption to the extent that Capital Trust has funds available therefor at such time, and (iii) upon a voluntary or involuntary dissolution, winding up or liquidation of Capital Trust (other than in connection with the distribution of Subordinated Debentures to the holders of Trust Preferred Securities or a redemption of all of the Trust Preferred Securities), the lesser of (a) the amount of the Liquidation Distribution, to the extent Capital Trust has funds available therefor at such time, and (b) the amount of assets of Capital Trust remaining available for distribution to holders of Trust Preferred Securities in liquidation of Capital Trust. The obligation of the Company to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Company to the holders of the Trust Preferred Securities or by causing Capital Trust to pay such amounts to such holders.

     The Guarantee will not apply to any payment of Distributions except to the extent Capital Trust has funds available therefor. If the Company does not make interest payments on the Subordinated Debentures held by Capital Trust, Capital Trust will not pay Distributions on the Trust Preferred Securities and will not have funds available therefor.

Status of the Guarantee

     The Guarantee will constitute an unsecured obligation of the Company and will rank subordinate and junior in right of payment to all Senior Debt, Subordinated Debt and Additional Senior Obligations of the Company in the same manner as the Subordinated Debentures. The Guarantee does not place a limitation on the amount of additional Senior

Debt, Subordinated Debt or Additional Senior Obligations that may be incurred by the Company. The Company expects from time to time to incur additional indebtedness constituting Senior Debt, Subordinated Debt and Additional Senior Obligations.

     The Guarantee will constitute a guarantee of payment and not of collection (that is, the guaranteed party may institute a legal proceeding directly against the Company to enforce its rights under the Guarantee without first instituting a legal proceeding against any other Person or entity). The Guarantee will not be discharged except by payment of the Guarantee Payments in full to the extent not paid by Capital Trust or upon distribution of the Subordinated Debentures to the holders of the Trust Preferred Securities. Because the Company is a holding company, the right of the Company to participate in any distribution of assets of any subsidiary upon such subsidiary's liquidation or reorganization or otherwise is subject to the prior claims of creditors of that subsidiary, except to the extent the Company may itself be recognized as a creditor of that subsidiary. The Company's obligations under the Guarantee, therefore, will be effectively subordinated to all existing and future liabilities of the Company's subsidiaries, and claimants should look only to the assets of the Company for payments thereunder.

Amendments and Assignment

     Except with respect to any changes which do not materially adversely affect the rights of holders of the Trust Preferred Securities (in which case no vote will be required), the Guarantee may not be amended without the prior approval of the holders of not less than a majority of the aggregate Liquidation Amount of the outstanding Trust Preferred Securities. See "Description of the Trust Preferred Securities--Voting Rights; Amendment of Trust Agreement."

Events of Default; Remedies

     An event of default under the Guarantee will occur upon the failure of the Company to perform any of its payment or other obligations thereunder. The holders of not less than a majority in aggregate Liquidation Amount of the Trust Preferred Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of the Guarantee or to direct the exercise of any trust or power conferred upon the Guarantee Trustee under the Guarantee.

     Any holder of Trust Preferred Securities may institute and prosecute a legal proceeding directly against the Company to enforce its rights under the Guarantee without first instituting a legal proceeding against Capital Trust, the Guarantee Trustee or any other Person.

     The Company, as guarantor, is required to file annually with the Guarantee Trustee a certificate as to whether or not the Company is in compliance with all the conditions and covenants applicable to it under the Guarantee.

Termination of the Guarantee

     The Guarantee will terminate and be of no further force and effect upon (a) full payment of the Redemption Price of the Trust Preferred Securities, (b) full payment of the amounts payable upon liquidation of Capital Trust, or (c) distribution of the Subordinated Debentures to the holders of the Trust Preferred Securities. The Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of the Trust Preferred Securities must restore payment of any sums paid under such Trust Preferred Securities or the Guarantee.

Governing Law

     The Guarantee will be governed by and construed in accordance with the laws of the State of Illinois.

Information Concerning the Guarantee Trustee

     The Guarantee Trustee, other than during the occurrence and continuance of a default by the Company in performance of the Guarantee, undertakes to perform only such duties as are specifically set forth in the Guarantee and, after default with respect to the Guarantee, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to such provisions, the Guarantee Trustee is under no obligation to exercise any of the powers vested in it by the Guarantee at the request of any holder of any Trust Preferred Securities, unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby.

Expense Agreement

     The Company will, pursuant to the Agreement as to Expenses and Liabilities entered into by it under the Trust Agreement (the "Expense Agreement"), irrevocably and unconditionally guarantee to each person or entity to whom Capital Trust becomes indebted or liable, the full payment of any costs, expenses or liabilities of Capital Trust, other than obligations of Capital Trust to pay to the holders of the Trust Preferred Securities or other similar interests in Capital Trust of the amounts due such holders pursuant to the terms of the Trust Preferred Securities or such other similar interests, as the case may be. Third party creditors of Capital Trust may proceed directly against the Company under the Expense Agreement, regardless of whether such creditors had notice of the Expense Agreement.


      RELATIONSHIP AMONG THE TRUST PREFERRED SECURITIES, THE SUBORDINATED
                          DEBENTURES AND THE GUARANTEE

Full and Unconditional Guarantee

     Payments of Distributions and other amounts due on the Trust Preferred Securities (to the extent Capital Trust has funds available for the payment of such Distributions) are irrevocably guaranteed by the Company as and to the extent set forth under "Description of the Guarantee." The Company and Capital Trust believe that, taken together, the obligations of the Company under the Subordinated Debentures, the Indenture, the Trust Agreement, the Expense Agreement and the Guarantee provide, in the aggregate, a full, irrevocable and unconditional guarantee, on a subordinated basis, of payment of Distributions and other amounts due on the Trust Preferred Securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the obligations of Capital Trust under the Trust Preferred Securities. If and to the extent that the Company does not make payments on the Subordinated Debentures, Capital Trust will not pay Distributions or other amounts due on the Trust Preferred Securities. The Guarantee does not cover payment of Distributions when Capital Trust does not have sufficient funds to pay such Distributions. In such event, the remedy of a holder of Trust Preferred Securities is to institute a legal proceeding directly against the Company for enforcement of payment of such Distributions to such holder. The obligations of the Company under the Guarantee are subordinate and junior in right of payment to all Senior Debt, Subordinated Debt and Additional Senior Obligations of the Company.

Sufficiency of Payments

     As long as payments of interest and other payments are made when due on the Subordinated Debentures, such payments will be sufficient to cover Distributions and other payments due on the Trust Preferred Securities, primarily because (i) the aggregate principal amount of the Subordinated Debentures will be equal to the sum of the aggregate stated Liquidation Amount of the Trust Securities, (ii) the interest rate and interest and other payment dates on the Subordinated Debentures will match the Distribution rate and Distribution and other payment dates for the Trust Preferred Securities, (iii) the Company will pay for all and any costs, expenses and liabilities of Capital Trust (except the obligations of Capital Trust to pay to holders of the Trust Preferred Securities the amounts due such holders pursuant to the terms of the Trust Preferred Securities), and
(iv) the Trust Agreement further provides that Capital Trust will not engage in any activity that is not consistent with the limited purposes of Capital Trust.

Enforcement Rights of Holders of Trust Preferred Securities

     A holder of any Preferred Security may institute a legal proceeding directly against the Company to enforce its rights under the Guarantee without first instituting a legal proceeding against the Guarantee Trustee, Capital Trust or any other Person. A default or event of default under any Senior Debt, Subordinated Debt or Additional Senior Obligations of the Company would not constitute a default or Event of Default under the Trust Agreement. In the event, however, of payment defaults under, or acceleration of, Senior Debt, Subordinated Debt or Additional Senior Obligations of the Company, the subordination provisions of the Indenture provide that no payments may be made in respect of the Subordinated Debentures until such Senior Debt, Subordinated Debt or Additional Senior Obligations has been paid in full or any payment default thereunder has been cured or waived. Failure to make required payments on the Subordinated Debentures would constitute an Event of Default under the Trust Agreement.

Limited Purpose of Capital Trust

     The Trust Preferred Securities evidence preferred undivided beneficial interests in the assets of Capital Trust. Capital Trust exists for the exclusive purposes of issuing the Trust Securities, investing the proceeds thereof in Subordinated Debentures and engaging in only those other activities necessary, advisable or incidental thereto. A principal difference between the rights of a holder of a Trust Preferred Security and the rights of a holder of a Subordinated Debenture is that a holder of a Subordinated Debenture is entitled to receive from the Company the principal amount of and interest accrued on Subordinated Debentures held, while a holder of Trust Preferred Securities is entitled to receive Distributions from Capital Trust (or from the Company under the Guarantee) if and to the extent Capital Trust has funds available for the payment of such Distributions.

Rights Upon Termination

     Upon any voluntary or involuntary termination, winding-up or liquidation of Capital Trust involving the liquidation of the Subordinated Debentures, the holders of the Trust Preferred Securities will be entitled to receive, out of assets held by Capital Trust, the Liquidation Distribution in cash. See "Description of the Trust Preferred Securities--Liquidation Distribution Upon Termination." Upon any voluntary or involuntary liquidation or bankruptcy of the Company, the Property Trustee, as holder of the Subordinated Debentures, would be a subordinated creditor of the Company, subordinated in right of payment to all Senior Debt, Subordinated Debt and Additional Senior Obligations of the Company (as set forth in the Indenture), but entitled to receive payment in full of principal and interest before any shareholders of the Company receive payments or distributions. Since the Company is the guarantor under the Guarantee and has agreed to pay for all costs, expenses and liabilities of Capital Trust (other than the obligations of Capital Trust to pay to holders of the Trust Preferred Securities the amounts due such holders pursuant to the terms of the Trust Preferred Securities), the positions of a holder of the Trust Preferred Securities and a holder of the Subordinated Debentures relative to other creditors and to shareholders of the Company in the event of liquidation or bankruptcy of the Company are expected to be substantially the same.


                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

General

     The following summary of the material United States federal income tax considerations that may be relevant to the purchasers of Trust Preferred Securities represents the opinion of Vedder, Price, Kaufman & Kammholz, counsel to the Company and Capital Trust insofar as it relates to matters of law and legal conclusions. The conclusions expressed herein are based upon current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), regulations thereunder and current administrative rulings and court decisions, all of which are subject to change at any time, with possible retroactive effect. Subsequent changes may cause tax consequences to vary substantially from the consequences described below. Furthermore, the authorities on which the following summary is based are subject to various interpretations, and it is therefore possible that the United States federal income tax treatment of the purchase, ownership, and disposition of Trust Preferred Securities may differ from the treatment described below.

     No attempt has been made in the following discussion to comment on all United States federal income tax matters affecting purchasers of Trust Preferred Securities. Moreover, the discussion generally focuses on holders of Trust Preferred Securities who are individual citizens or residents of the United States and who acquire Trust Preferred Securities on their original issue at their offering price and hold Trust Preferred Securities as capital assets. The discussion has only limited application to dealers in securities, corporations, estates, trusts or nonresident aliens and does not address all the tax consequences that may be relevant to holders who may be subject to special tax treatment, such as, for example, banks, thrifts, real estate investment trusts, regulated investment companies, insurance companies, dealers in securities or currencies, tax-exempt investors, or persons that will hold the Trust Preferred Securities as a position in a "straddle," as part of a "synthetic security" or "hedge," as part of a "conversion transaction" or other integrated investment, or as other than a capital asset. The following summary also does not address the tax consequences to persons that have a functional currency other than the U.S. dollar or the tax consequences to shareholders, partners or beneficiaries of a holder of Trust Preferred Securities. Further, it does not include any description of any alternative minimum tax consequences or the tax laws of any state or local government or of any foreign government that may be applicable to the Trust Preferred Securities. Accordingly, each prospective investor should consult, and should rely exclusively on, such investor's own tax advisors in analyzing the federal, state, local and foreign tax consequences of the purchase, ownership or disposition of Trust Preferred Securities.

Classification of the Subordinated Debentures

     The Company intends to take the position that the Subordinated Debentures will be classified for United States federal income tax purposes as indebtedness of the Company under current law, and, by acceptance of a Trust Preferred Security, each holder covenants to treat the Subordinated Debentures as indebtedness and the Trust Preferred Securities as evidence of an indirect beneficial ownership interest in the Subordinated Debentures. No assurance can be given, however, that such position of the Company will not be challenged by the Internal Revenue Service or, if challenged, that such a challenge will not be successful. The remainder of this discussion assumes that the Subordinated Debentures will be classified for United States federal income tax purposes as indebtedness of the Company.

Classification of Capital Trust

     With respect to the Trust Preferred Securities, Vedder, Price, Kaufman & Kammholz, counsel to the Company and Capital Trust, has rendered its opinion generally to the effect that, under then current law and assuming full compliance with the terms of the Trust Agreement and Indenture, Capital Trust will be classified for United States federal income tax purposes as a grantor trust and not as an association taxable as a corporation. Accordingly, for United States federal income tax purposes, each holder of Trust Preferred Securities generally will be treated as owning an undivided beneficial interest in the Subordinated Debentures, and each holder will be required to include in its gross income any original issue discount ("OID") accrued with respect to its allocable share of the Subordinated Debentures whether or not cash is actually distributed to such holder.

Potential Extension of Interest Payment Period and Original Issue Discount

     The Company has the option, under the terms of the Subordinated Debentures, to defer payments (so long as no Debenture Event of Default has occurred and is continuing) of interest by extending interest payment periods for up to 20 consecutive quarters. Under federal income tax regulation, all of the stated interest payments on the Subordinated Debentures will be treated as OID unless the Indenture or the Subordinated Debentures contain terms or conditions that make the exercise of the deferral remote. Because the Company does not have a policy of paying dividends on its common stock and instead reinvests its earnings in its business, the covenant in the Indenture prohibiting the Company from paying dividends during an Extended Interest Payment Period does not provide an effective deterrent to the Company's exercise of the deferral option. As a result, tax counsel to the Company is unable to conclude that the Indenture or the Subordinated Debentures contain terms or conditions that make the exercise of the deferral option remote. Accordingly, all of a holder's taxable interest income with respect to the Subordinated Debentures will be accounted for as OID. Holders of debt instruments issued with OID must include that discount in income on an economic accrual basis before the receipt of cash attributable to the interest, regardless of their method of tax accounting. Actual payments and distributions of stated interest will not, however, be separately reported as taxable income. The amount of OID that accrues in any quarter will approximately equal the amount of the interest that accrues on the Subordinated Debentures in that quarter at the stated interest rate. In the event that the interest payment period is extended, holders will continue to accrue OID approximately equal to the amount of the interest payment due at the end of the extended interest payment period on an economic accrual basis over the length of the extended interest payment period.

     Because income on the Trust Preferred Securities will constitute interest, corporate holders of Trust Preferred Securities will not be entitled to a dividends-received deduction with respect to any income recognized with respect to the Trust Preferred Securities.

Market Discount and Acquisition Premium

     Holders of Trust Preferred Securities other than a holder who purchased the Trust Preferred Securities upon original issuance may be considered to have acquired their undivided interests in the Subordinated Debentures with "market discount" or "acquisition premium" as such phrases are defined for United States federal income tax purposes. Such holders are advised to consult their tax advisors as to the income tax consequences of the acquisition, ownership and disposition of the Trust Preferred Securities.

Receipt of Subordinated Debentures or Cash Upon Liquidation of Capital Trust

     Under certain circumstances, as described under "Description of the Trust Preferred Securities--Redemption or Exchange" and "--Liquidation Distribution Upon Termination," the Subordinated Debentures may be distributed to holders of Trust Preferred Securities upon a liquidation of Capital Trust. Under current United States federal income tax law, such a distribution would be treated as a nontaxable event to each such holder and would result in such holder having an aggregate tax basis in the Subordinated Debentures received in the liquidation equal to such holder's aggregate tax basis in the Trust Preferred Securities immediately before the distribution. A holder's holding period in the Subordinated Debentures so received in liquidation of Capital Trust would include the period for which such holder held the Trust Preferred Securities.

     If, however, a Tax Event occurs which results in Capital Trust being treated as an association taxable as a corporation, the distribution would likely constitute a taxable event to holders of the Trust Preferred Securities. Under certain circumstances described herein, the Subordinated Debentures may be redeemed for cash and the proceeds of such redemption distributed to holders in redemption of their Trust Preferred Securities. Under current law, such a redemption would, for United States federal income tax purposes, constitute a taxable disposition of the redeemed Trust Preferred Securities, and a holder would recognize gain or loss as if the holder sold such Trust Preferred Securities for cash. See "Description of the Trust Preferred Securities-- Redemption or Exchange" and "--Liquidation Upon Termination."

Disposition of Trust Preferred Securities

     A holder that sells Trust Preferred Securities will recognize gain or loss equal to the difference between the amount realized on the sale of the Trust Preferred Securities and the holder's adjusted tax basis in such Trust Preferred Securities. A holder's adjusted tax basis in the Trust Preferred Securities generally will be its initial purchase price increased by OID previously includible in such holder's gross income to the date of disposition and decreased by payments received on the Trust Preferred Securities to the date of disposition. Such gain or loss will generally be a capital gain or loss and will be a long-term capital gain or loss if the Trust Preferred Securities have been held for more than 12 months at the time of sale.

     The Trust Preferred Securities may trade at a price that does not accurately reflect the value of accrued but unpaid interest with respect to the underlying Subordinated Debentures. A holder that disposes of its Trust Preferred Securities between record dates for payments of distributions thereon will be required to include accrued but unpaid interest on the Subordinated Debentures through the date of disposition in income as ordinary income, and to add such amount to its adjusted tax basis in its pro rata share of the underlying Subordinated Debentures deemed disposed of. To the extent the selling price is less than the holder's adjusted tax basis (which basis will include, in the form of OID, all accrued but unpaid interest), a holder will recognize a capital loss. Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for United States federal income tax purposes.

Effect of Possible Changes in Tax Laws

     Congress and the Clinton Administration have considered certain proposed tax law changes in the past that would, among other things, generally deny corporate issuers a deduction for interest in respect of certain debt obligations if such debt obligation have a maximum term in excess of 20 years and are not shown as indebtedness on the issuer's applicable consolidated balance sheet. Although such proposed tax law changes have not been enacted into law, there can be no assurance that such tax law changes will not be reintroduced into future legislation which, if enacted after the date hereof, may adversely affect the federal income tax deductibility of interest payable on the Subordinated Debentures. Accordingly, there can be no assurance that a Tax Event will not occur. A Tax Event would permit the

Company, upon approval of the Federal Reserve if then required under applicable capital guidelines or policies of the Federal Reserve, to cause a redemption of the Preferred Securities before, as well as after, September 30, 2003. See "Description of the Subordinated Debentures--Redemption or Exchange" and "Description of the Trust Preferred Securities--Redemption or Exchange--Tax Event Redemption or Investment Company Event Redemptions."

Backup Withholding and Information Reporting

     The amount of OID accrued on the Trust Preferred Securities held of record by individual citizens or residents of the United States, or certain trusts, estates, and partnerships, will be reported to the Internal Revenue Service on Forms 1099, which forms should be mailed to such holders of Trust Preferred Securities by January 31 following each calendar year. Payments made on, and proceeds from the sale of, the Trust Preferred Securities may be subject to a "backup" withholding tax (currently at 31%) unless the holder complies with certain identification and other requirements. Any amounts withheld under the backup withholding rules will be allowed as a credit against the holder's United States federal income tax liability, provided the required information is provided to the Internal Revenue Service.

     THE UNITED STATES FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON THE PARTICULAR SITUATION OF A HOLDER OF TRUST PREFERRED SECURITIES. HOLDERS OF TRUST PREFERRED SECURITIES SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE TRUST PREFERRED SECURITIES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN UNITED STATES FEDERAL OR OTHER TAX LAWS.


                             ERISA CONSIDERATIONS

     Employee benefit plans that are subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Code ("Plans"), generally may purchase Trust Preferred Securities, subject to the investing fiduciary's determination that the investment in Trust Preferred Securities satisfies ERISA's fiduciary standards and other requirements applicable to investments by the Plan.

     In any case, the Company and/or any of its affiliates may be considered a "party in interest" (within the meaning of ERISA) or a "disqualified person" (within the meaning of Section 4975 of the Code) with respect to certain plans (generally, Plans maintained or sponsored by, or contributed to by, any such persons with respect to which the Company or an affiliate is a fiduciary or Plans for which the Company or an affiliate provides services). The acquisition and ownership of Trust Preferred Securities by a Plan (or by an individual retirement arrangement or other Plans described in Section 4975(e)(1) of the
Code) with respect to which the Company or any of its affiliates is considered a party in interest or a disqualified person may constitute or result in a prohibited transaction under ERISA or Section 4975 of the Code, unless such Trust Preferred Securities are acquired pursuant to and in accordance with an applicable exemption.

     As a result, Plans with respect to which the Company or any of its affiliates is a party in interest or a disqualified person should not acquire Trust Preferred Securities unless such Trust Preferred Securities are acquired pursuant to and in accordance with an applicable exemption. Any other Plans or other entities whose assets include Plan assets subject to ERISA or Section 4975 of the Code proposing to acquire Trust Preferred Securities should consult with their own counsel.

                                 UNDERWRITING

     Subject to the terms and conditions of the Underwriting Agreement (the "Underwriting Agreement"), dated __________, 1998, between the Company, Capital Trust, EVEREN Securities, Inc., ABN AMRO Incorporated and Piper Jaffray Inc. (the "Underwriters"), Capital Trust has agreed to sell to the Underwriters, and the Underwriters have agreed to purchase from Capital Trust, the number of Trust Preferred Securities set forth opposite their respective names below at the public offering price subject to the underwriting commissions set forth on the cover page of this Prospectus.


                                                           Number of Trust
                Underwriter                              Preferred Securities
                -----------                              --------------------
        EVEREN Securities, Inc.......................
        ABN AMRO Incorporated........................
        Piper Jaffray Inc............................
                                                                ---------
           Total                                                1,100,000
                                                                =========

     The Underwriting Agreement provides that the obligations of the Underwriters are subject to certain conditions precedent and that the Underwriters will purchase all of the Trust Preferred Securities offered hereby if any of such Trust Preferred Securities are purchased.

     The Underwriters have advised the Company and Capital Trust that they propose to offer the Trust Preferred Securities directly to the public at the public offering price set forth on the cover page of this Prospectus and to certain dealers at such price less a concession not in excess of $0.50 per Trust Preferred Security. The Underwriters may allow, and such dealers may reallow, a concession not in excess of $0.25 per Trust Preferred Security to certain other dealers. After the public offering, the public offering price, concession and reallowance and other selling terms may be changed by the Underwriters. Because the National Association of Securities Dealers, Inc. ("NASD") may view the Trust Preferred Securities as interests in a direct participation program, the offering of the Trust Preferred Securities is being made in compliance with the applicable provisions of Rule 2810 of the NASD's Conduct Rules.

     The Company and Capital Trust have granted the Underwriters an option, exercisable within 30 days of the date of this Prospectus, to purchase up to an additional 142,000 Trust Preferred Securities to cover over-allotments, if any, at the public offering price plus accrued Distributions. The Underwriters may exercise such option only for the purpose of covering over-allotments, if any, made in connection with the distribution of the Trust Preferred Securities offered hereby.

     In view of the fact that the proceeds from the sale of the Trust Preferred Securities will be used to purchase the Subordinated Debentures issued by the Company, the Company has agreed to pay as compensation for the Underwriters'
arranging the investment therein of such proceeds an amount equal to $       per
Trust Preferred Security (or $         ($        if the over-allotment option is
exercised in full) in the aggregate). The Company has also agreed to reimburse the Underwriters for out-of-pocket expenses relating to the offering of the Trust Preferred Securities, provided that such reimbursement may not exceed $5,000 without the Company's prior consent.

     Each of the Company and Capital Trust has agreed to indemnify the Underwriters and their controlling persons against certain liabilities, including liabilities under the Securities Act or to contribute to payments the Underwriters may be required to make in respect thereof.

     In connection with the offering of Trust Preferred Securities, the Underwriters may engage in transactions that are intended to stabilize, maintain or otherwise affect the market price of the Trust Preferred Securities. Such transactions may include an overallotment, creating a syndicate short position. The Underwriters may also bid for and purchase Trust Preferred Securities.
These activities stabilize or maintain the market price of the Trust Preferred Securities above independent market levels. The Underwriters are not required to engage in these activities and may end these activities at any time.

     EVEREN Securities, Inc. served as the underwriter in the initial public offering of the Company's common stock completed in March 1997, and EVEREN Securities, Inc. and ABN AMRO Incorporated have acted as market makers in the common stock since such time. In addition, the Underwriters may provide in the future investment banking services to the Company and its affiliates for which such Underwriters or their affiliates would expect to receive customary fees and commissions.

     LaSalle National Bank, an affiliate of ABN AMRO Incorporated, will receive more than 10% of the net proceeds of the offering in repayment of amounts outstanding under the Company's $40 million revolving line of credit, although after such repayment the facility will remain available for future borrowings by the Company from time to time. See "Use of Proceeds." Accordingly, the offering is being made in conformity with Rule 2720 of the NASD's Conduct Rules. In accordance with such rule, EVEREN Securities, Inc. has agreed to act as a qualified independent underwriter pursuant to the requirements of 2720(c)(3) of the NASD. In connection with Rule 2720(c)(3), the public offering price of the Trust Preferred Securities will be set at a price which is no higher than that recommended by EVEREN Securities, Inc., as a qualified independent underwriter. Moreover, EVEREN Securities, Inc., as a qualified independent underwriter in connection with the offering, has performed due diligence investigations and has reviewed and participated in the preparation of this Prospectus.

                            VALIDITY OF SECURITIES

     Certain matters of Delaware law relating to the validity of the Trust Preferred Securities, the enforceability of the Trust Agreement and the formation of Capital Trust will be passed upon by Richards, Layton & Finger, special Delaware counsel to the Company and Capital Trust. Certain legal matters for the Company and Capital Trust, including the validity of the Guarantee and the Subordinated Debentures, will be passed upon for the Company and Capital Trust by Vedder, Price, Kaufman & Kammholz, Chicago, Illinois, counsel to the Company and Capital Trust. Certain legal matters will be passed upon for the Underwriters by Barack Ferrazzano Kirschbaum Perlman & Nagelberg. Vedder, Price, Kaufman & Kammholz, and Barack Ferrazzano Kirschbaum Perlman & Nagelberg, will rely on the opinion of Richards, Layton & Finger as to matters of Delaware law. Certain matters relating to United States federal income tax considerations will be passed upon for the Company by Vedder, Price, Kaufman & Kammholz.

                                    EXPERTS

     The consolidated financial statements of the Company and its subsidiaries incorporated herein by reference to the Company's Annual Report on Form 10-K for the year ended December 31, 1997, have been audited by KPMG Peat Marwick LLP, independent certified public accountants, as stated in their report, which report is incorporated herein by reference, and has been so incorporated in reliance upon the authority of said firm as experts in accounting and auditing.


                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents, previously filed by the Company with the Securities and Exchange Commission pursuant to Section 13 of the Exchange Act, are incorporated herein by reference:

          (i) the Company's Annual Report on Form 10-K for the year ended December 31, 1997;

          (ii) the Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1998 and June 30, 1998; and

          (iii)  the Company's Current Report on Form 8-K dated July 28, 1998.

     All reports and any definitive proxy or information statements filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Trust Preferred Securities offered hereby shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Company will provide without charge to each person to whom this Prospectus is delivered, on the written or oral request of any such person, a copy of any or all of the documents incorporated herein by reference (other than exhibits to such documents which are not specifically incorporated by reference in such documents). Written requests for such copies should be directed to David
A. Dykstra, Executive Vice President, Wintrust Financial Corporation, 727 North Bank Lane, Lake Forest, Illinois 60045. Telephone requests may be directed to
(847) 615-4096.


                             AVAILABLE INFORMATION

     This Prospectus constitutes a part of a Registration Statement on Form S-3 (together with all amendments and exhibits thereto, the "Registration Statement") filed by the Company and Capital Trust with the Commission under the Securities Act, with respect to the Trust Preferred Securities and the Subordinated Debentures. This Prospectus does not contain all of the information set forth in such Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission, although it does include a summary of the material terms of the Indenture, the Guarantee and the Trust Agreement. Reference is made to such Registration Statement and to the exhibits relating thereto for further information with respect to the Company, Capital Trust, the Trust Preferred Securities and the Subordinated Debentures. Any statements contained herein concerning the provisions of any document filed as an exhibit to the Registration Statement or otherwise filed with the Commission or incorporated by reference herein are not necessarily complete, and, in each instance, reference is made to the copy of such document so filed for a more complete description of the matter involved. Each such statement is qualified in its entirety by such reference.

     The Company is subject to the informational requirements of the Exchange Act and, and in accordance therewith, files reports, proxy statements and other information with the Commission. Capital Trust is not currently subject to the information reporting requirements of the Exchange Act and although Capital Trust will become subject to such requirements upon the effectiveness of the Registration Statement, it is not expected that Capital Trust will be filing separate reports under the Exchange Act. The Company's reports, proxy statements and other information can be inspected and copied at the following public reference facilities maintained by the Commission: 450 Fifth Street, N.W., Washington, D.C. 20549, 7 World Trade Center, Suite 1300, New York, New York 10048; and the Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such material may also be obtained by mail from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, upon payment of prescribed rates. The Commission maintains an Internet web site that contains reports, proxy and information statements and other information regarding issuers who file electronically with the Commission. The address of that site is http://www.sec.gov. In addition, reports, proxy statements and other information concerning the Company may be inspected at the offices of the National Association of Securities Dealers, Inc., 1735 K Street, N.W., Washington, D.C. 20006.

     No separate financial statements of Capital Trust have been included herein. The Company does not consider that such financial statements would be material to holders of Trust Preferred Securities because (i) all of the voting securities of Capital Trust will be owned by the Company, a reporting company under the Exchange Act, (ii) Capital Trust has no independent operations but exists for the exclusive purposes of issuing securities representing undivided beneficial interests in the assets of Capital Trust, investing the proceeds thereof in Subordinated Debentures issued by the Company and engaging in only those other activities necessary, advisable or incident thereto, and (iii) the obligations of the Company described herein to provide certain indemnities in respect of and be responsible for certain costs, expenses, debts and liabilities of Capital Trust under the Indenture and pursuant to the Trust Agreement, Guarantee, the Subordinated Debentures purchased by Capital Trust and the related Indenture, taken together, constitute, in the belief of the Company and Capital Trust, a full, irrevocable and unconditional guarantee of payments due on the Trust Preferred Securities. See "Prospectus Summary -- Capital Trust," "Description of the Trust Preferred Securities," "Description of the Subordinated Debentures" and "Description of the Guarantee."

----------------------------------------------------

  No dealer, salesperson or other person has been authorized to give any information or to make any representation other than those contained in this Prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by the Company, Capital Trust or any of the Underwriters. This Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, to any person in any jurisdiction in which such offer or solicitation is not authorized, or in which the person making the offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make such offer or solicitation. Neither the delivery of this Prospectus nor any sale made hereunder shall create any implication that the information contained herein is correct as of any date subsequent to the date hereof.

                  -----------------

                  TABLE OF CONTENTS

                                                Page
                                                ----
Prospectus Summary..............................  1
Summary Consolidated Financial Data.............  9
Risk Factors.................................... 11
Use of Proceeds................................. 20
Accounting Treatment............................ 20
Capitalization.................................. 21
Description of the Trust Preferred Securities... 22
Description of the Subordinated Debentures...... 32
Book-Entry Issuance............................. 40
Description of the Guarantee.................... 42
Relationship among the Trust Preferred
  Securities, the Subordinated
  Debentures and the Guarantee.................. 44
Certain Federal Income Tax Consequences......... 45
ERISA Considerations............................ 48
Underwriting.................................... 49
Validity of Securities.......................... 50
Experts......................................... 50
Incorporation of Certain Documents by
  Reference..................................... 50
Available Information........................... 51

----------------------------------------------------


PROSPECTUS                                    , 1998
----------------------------------------------------


1,100,000 Trust Preferred Securities


WINTRUST CAPITAL TRUST I


___% Cumulative Trust Preferred Securities
(Liquidation Amount $25 per Trust Preferred
Security)
Fully and Unconditionally
Guaranteed, as Described Herein, by


WINTRUST FINANCIAL
CORPORATION

                -----------------

EVEREN Securities, Inc.

ABN AMRO Incorporated

Piper Jaffray Inc.

----------------------------------------------------

                                    PART II
                    INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

     The estimated expenses in connection with this offering are as set forth in the following table.

SEC registration fee.................... $  9,159.00
NASD filing fee.........................    3,605.00
Nasdaq listing fee......................   37,404.00
Reimbursable Underwriter expenses.......    5,000.00
Printing expenses.......................   30,000.00
Accounting fees and expenses............   35,000.00
Legal fees and expenses.................  120,000.00
Trustee's fees..........................   15,000.00
Postage and other miscellaneous costs...   19,822.00
                                         -----------
                                         $275,000.00
                                         ===========

Item 15. Indemnification of Directors and Officers.

     In accordance with the Illinois Business Corporation Act (being Chapter 805, Act 5 of the Illinois Compiled Statutes), Articles Eight and Nine of the Registrant's Certificate of Incorporation provide as follows:

     ARTICLE EIGHT: No director of the corporation shall be liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director except for liability (a) for any breach of the director's duty of loyalty to the corporation or its shareholders, (b) for acts or omissions not in good faith or that involve intentional misconduct of a knowing violation of law, (c) under Section 8.65 of the BCA, as the same exists or hereafter may be amended, or (d) for any transaction from which the director derived an improper personal benefit.

     ARTICLE NINE, Paragraph 1: The corporation shall indemnify, to the full extent that it shall have power under applicable law to do so and in a manner permitted by such law, any person made or threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against liabilities and expenses reasonably incurred or paid by such person in connection with such action, suit or proceeding. The corporation may indemnify, to the full extent that it shall have power under applicable law to do so and in a manner permitted by such law, any person made or threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against liabilities and expenses reasonably incurred or paid by such person in connection with such action, suit or proceeding. The words "liabilities" and "expenses" shall include, without limitation: liabilities, losses, damages, judgments, fines, penalties, amounts paid in settlement, expenses, attorneys' fees and costs. Expenses incurred in defending a civil, criminal, administrative, investigative or other action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding in accordance with the provisions of Section
8.75 of the BCA.

     The indemnification and advancement of expenses provided by this Article shall not be deemed exclusive of any other rights to which any person indemnified may be entitled under any statute, by-law, agreement, vote of shareholders, or disinterested directors or otherwise, both as to action in his official capacity and as to action in any other capacity while holding such office, and shall continue as to a person who has ceased to be such director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.

     Paragraph 2: The corporation may purchase and maintain insurance on behalf of any person referred to in the preceding paragraph against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liability under the provisions of this Article or otherwise.

     Paragraph 3: For purposes of this Article, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article with respect to the resulting or surviving corporation as he or she would have with respect to such constituent corporation if its separate existence had continued.

     Paragraph 4: The provisions of this Article shall be deemed to be a contract between the corporation and each director or officer who serves in any such capacity at any time while this Article and the relevant provisions of the BCA, or other applicable law, if any, are in effect, and any repeal or modification of any such law or of this Article shall not affect any rights or obligations then existing with respect to any state of facts then or theretofore existing or any action, suit or proceeding theretofore or thereafter brought or threatened based in whole or in part upon any such state of facts.

     Paragraph 5: For purposes of this Article, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to any employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he or she reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner not opposed to the best interests of the corporation.

     The Illinois Business Corporation Act provides for indemnification of officers, directors, employees and agents as follows:

     5/8.75 INDEMNIFICATION OF OFFICERS, DIRECTORS, EMPLOYEES AND AGENTS; INSURANCE. (a) A corporation may indemnify any person who was or is a party, or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, if such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation or, with respect to any criminal action or proceeding, that the person had reasonable cause to believe that his or her conduct was unlawful.

     (b) A corporation may indemnify any person who was or is a party, or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, if such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, provided that no indemnification shall be made with respect to any claim, issue, or matter as to which such person, has been adjudged to have been liable to the corporation, unless, and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper.

     (c) To the extent that a director, officer, employee or agent of a corporation has been successful, on the merits or otherwise, in the defense of any action, suit or proceeding referred to in subsections (a) and (b), or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

     (d) Any indemnification under subsections (a) and (b) (unless ordered by a court) shall be made by the corporation only as authorized in the specific case, upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he or she has met the applicable standard of conduct set forth in subsections (a) or (b). Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable, if a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the shareholders.

     (e) Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the corporation as authorized in this Section.

     (f) The indemnification and advancement of expenses provided by or granted under the other subsections of this Section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office.

     (g) A corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify such person against such liability under the provisions of this Section.

     (h) If a corporation has paid indemnity or has advanced expenses to a director, officer, employee or agent, the corporation shall report the indemnification or advance in writing to the shareholders with or before the notice of the next shareholders meeting.

     (i) For purposes of this Section, references to "the corporation" shall include, in addition to the surviving corporation, any merging corporation (including any corporation having merged with a merging corporation) absorbed in a merger which, if its separate existence had continued, would have had the power and authority to indemnify its directors, officers, and employees or agents, so that any person who was a director, officer, employee or agent of such merging corporation, or was serving at the request of such merging corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Section with respect to the surviving corporation as such person would have with respect to such merging corporation if its separate existence had continued.

     (j) For purposes of this Section, reference to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries. A person who acted in good faith and in a manner he or she reasonably believed to be in the best interests of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interest of the corporation" as referred to in this Section.

     (k) The indemnification and advancement of expenses provided by or granted under this Section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of that person. (Last amended by P.A. 88-43, L. '93, eff. 1-1-94.)

     The Company has purchased $20 of million insurance policies which insures the Company's directors and officers against liability which they may incur as a result of actions taken in such capacities. In addition, the Company maintains fiduciary liability coverage up to a $2 million limit and trust errors and omissions coverage up to a limit of $5 million.

Item 16.  Exhibits and Financial Statement Schedules

     (a) The exhibits filed as a part of this Registration Statement are as follows:

          1.1  Form of Underwriting Agreement.*

          3.1 Amended and Restated Articles of Incorporation of Wintrust Financial Corporation (incorporated by reference to Exhibit 3.1 of the Company's Form S-1 Registration Statement (No. 333-18699) filed with the Securities and Exchange Commission on December 24,
               1996).

          4.1  Form of Indenture.*

          4.2 Form of Subordinated Debenture (included as an exhibit to Exhibit 4.1).*

          4.3  Certificate of Trust of Capital Trust dated as of August 14,
               1998.*

          4.4  Trust Agreement of Capital Trust dated as of August 14, 1998.*

          4.5  Form of Amended and Restated Trust Agreement of Capital Trust.*

          4.6 Form of Preferred Security Certificate of Capital Trust (included as an exhibit to Exhibit 4.5).*

          4.7  Form of Preferred Securities Guarantee Agreement for Capital
               Trust.*

          4.8 Form of Agreement as to Expenses and Liabilities (included as an exhibit to Exhibit 4.5).*

          5.1 Opinion of Vedder, Price, Kaufman & Kammholz re: legality of Subordinated Debentures.*

          5.2 Opinion of Richards, Layton & Finger re: validity of Trust Preferred Securities.*

          8.1  Opinion of Vedder, Price, Kaufman & Kammholz  re:  Tax Matters.*

          12.1 Statement re:  Computation of Ratios.*

          23.1 Consent of KPMG Peat Marwick LLP.

          23.2 Consent of Vedder, Price, Kaufman & Kammholz (included in
               Exhibit 5.1).*

          23.3 Consent of Richards, Layton & Finger (included in Exhibit 5.2).*

          24.1 Powers of Attorney (included on Signature Page of Registration Statement).*

          25.1 Form T-1 Statement of Eligibility of Wilmington Trust Company to act as trustee under the Indenture.*

          25.2 Form T-1 Statement of Eligibility of Wilmington Trust Company to act as trustee under the Amended and Restated Trust Agreement.*

          25.3 Form T-1 Statement of Eligibility of Wilmington Trust Company to act as trustee under the Preferred Securities Guarantee Agreement.*


-----------------
* Previously filed.

  (b) Financial Statement Schedules -- none required.

Item 17. Undertakings

  (b) The undersigned Registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrants' annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrants pursuant to the foregoing provisions or otherwise, the Registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrants of expenses incurred or paid by a director, officer or controlling person of the Registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

  (i) The undersigned Registrants hereby undertake that:

     (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

     (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (j) The undersigned Registrants hereby undertake to file an application for the purposes of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act ("Act") in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Lake Forest, Illinois on September 21, 1998.

                                       WINTRUST FINANCIAL CORPORATION


                                       By: /s/ EDWARD J. WEHMER
                                           --------------------
                                            Edward J. Wehmer, President and
                                            Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, Wintrust Capital Trust I certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Lake Forest, Illinois on September 21, 1998.

                                       WINTRUST CAPITAL TRUST I


                                       By: /s/ EDWARD J. WEHMER
                                           --------------------
                                           Edward J. Wehmer

                                       By: /s/ DAVID A. DYKSTRA
                                           --------------------
                                           David A. Dykstra

                                       By: /s/ RANDOLPH M. HIBBEN
                                           ----------------------

                                           Randolph M. Hibben


     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to the Registration Statement on Form S-3 has been signed by the following persons in the capacities and on the dates indicated.

         Name                            Title                        Date
         ----                            -----                        ----
/s/ EDWARD J. WEHMER           Chief Executive Officer        September 21, 1998
______________________               and Director
Edward J. Wehmer

/s/ DAVID A. DYKSTRA           Chief Financial Officer        September 21, 1998
______________________    (and principal accounting officer)
David A. Dykstra

/s/ JOHN S. LILLARD*                   Chairman               September 21, 1998
______________________
John S. Lillard

/s/ ALAN W. ADAMS*                     Director               September 21, 1998
______________________
Alan W. Adams

                                       Director
______________________
Howard D. Adams


/s/ JOSEPH ALAIMO*                     Director               September 21, 1998
______________________
Joseph Alaimo

/s/ PETER CRIST*                       Director               September 21, 1998
______________________
Peter Crist


   /s/ BRUCE K. CROWTHER*
--------------------------------         Director           September 21, 1998
       Bruce K. Crowther

/s/ MAURICE F. DUNNE, JR*.               Director           September 21, 1998
--------------------------------
    Maurice F. Dunne, Jr.

/s/ WILLIAM C. GRAFT*                    Director           September 21, 1998
--------------------------------
    William C. Graft

/s/ KATHLEEN R. HORNE*                   Director           September 21, 1998
--------------------------------
    Kathleen R. Horne

/s/ JAMES E. MAHONEY*                    Director           September 21, 1998
--------------------------------
    James E. Mahoney

/s/ JAMES B. MCCARTHY*                   Director           September 21, 1998
--------------------------------
    James B. McCarthy

/s/ MARGUERITE SAVARD MCKENNA*           Director           September 21, 1998
--------------------------------
    Marguerite Savard McKenna

/s/ ALBIN F. MOSCHNER*                   Director           September 21, 1998
--------------------------------
    Albin F. Moschner

/s/ HOLLIS W. RADEMACHER*                Director           September 21, 1998
--------------------------------
    Hollis W. Rademacher

/s/ PETER RUSIN*                         Director           September 21, 1998
--------------------------------
    Peter Rusin

/s/ J. CHRISTOPHER REYES*                Director           September 21, 1998
--------------------------------
    J. Christopher Reyes

/s/ JOHN N. SCHAPER*                     Director           September 21, 1998
--------------------------------
    John N. Schaper

/s/ JOHN J. SCHORNACK*                   Director           September 21, 1998
--------------------------------
    John J. Schornack

/s/ INGRID S. STAFFORD*                  Director           September 21, 1998
--------------------------------
    Ingrid S. Stafford

/s/ JANE R. STEIN*                       Director           September 21, 1998
--------------------------------
    Jane R. Stein

/s/ KATHARINE V. SYLVESTER*              Director           September 21, 1998
--------------------------------
    Katharine V. Sylvester

/s/ LEMUEL H. TATE, JR.*                 Director           September 21, 1998
--------------------------------
    Lemuel H. Tate, Jr.

/s/ LARRY WRIGHT*                        Director           September 21, 1998
--------------------------------
    Larry Wright

* By:   /s/ DAVID A. DYKSTRA
      --------------------------
            David A. Dykstra
            Attorney-in-Fact

                                 EXHIBIT INDEX

Exhibit
-------

  1.1   Form of Underwriting Agreement.*

  3.1 Amended and Restated Articles of Incorporation of Wintrust Financial Corporation (incorporated by reference to Exhibit 3.1 of the Company's Form S-1 Registration Statement (No. 333-18699) filed with the Securities and Exchange Commission on December 24, 1996).

  4.1   Form of Indenture.*

  4.2   Form of Subordinated Debenture (included as an exhibit to Exhibit 4.1).*

  4.3   Certificate of Trust of Capital Trust dated as of August 14, 1998.*

  4.4   Trust Agreement of Capital Trust dated as of August 14, 1998.*

  4.5   Form of Amended and Restated Trust Agreement of Capital Trust.*

  4.6 Form of Preferred Security Certificate of Capital Trust (included as an exhibit to Exhibit 4.5).*

  4.7   Form of Preferred Securities Guarantee Agreement for Capital Trust.*

  4.8 Form of Agreement as to Expenses and Liabilities (included as an exhibit to Exhibit 4.5).*

  5.1 Opinion of Vedder, Price, Kaufman & Kammholz re: legality of Subordinated Debentures.*

  5.2 Opinion of Richards, Layton & Finger re: validity of Trust Preferred Securities.*

  8.1   Opinion of Vedder, Price, Kaufman & Kammholz re:  Tax Matters.*

 12.1   Statement re:  Computation of Ratios.*

 23.1   Consent of KPMG Peat Marwick LLP.

 23.2   Consent of Vedder, Price, Kaufman & Kammholz (included in Exhibit 5.1).*

 23.3   Consent of Richards, Layton & Finger (included in Exhibit 5.2).*

 24.1   Powers of Attorney (included on Signature Page of Registration
        Statement).*

 25.1 Form T-1 Statement of Eligibility of Wilmington Trust Company to act as trustee under the Indenture.*

 25.2 Form T-1 Statement of Eligibility of Wilmington Trust Company to act as trustee under the Amended and Restated Trust Agreement.*

 25.3 Form T-1 Statement of Eligibility of Wilmington Trust Company to act as trustee under the Preferred Securities Guarantee Agreement.*

-----------------
*  Previously filed.